EXHIBIT 10.3

OP UNIT REDEMPTION AGREEMENT

THIS OP UNIT REDEMPTION AGREEMENT (“Agreement”) made this 4th day of March, 2019 by and among MACK-CALI REALTY L.P., a Delaware limited partnership and having an address c/o Mack-Cali Realty Corporation, Harborside 3, 210 Hudson Street, Suite 400, Jersey City, NJ 07311 (“MCRLP”), MACK-CALI CW REALTY ASSOCIATES L.L.C., a New York limited liability company and having an address c/o Mack-Cali Realty Corporation, Harborside 3, 210 Hudson Street, Suite 400, Jersey City, NJ 07311 (“MC 85 Owner”), MACK-CALI SO. WEST REALTY ASSOCIATES L.L.C., a New York limited liability company and having an address c/o Mack-Cali Realty Corporation, Harborside 3, 210 Hudson Street, Suite 400, Jersey City, NJ 07311 (“MC 2 Owner”, and, together with MC 85 Owner, “MC Owner”, and, together with MCRLP, collectively, “Mack-Cali”), BRAD W. BERGER REVOCABLE TRUST, with an address of  c/o Timothy Jones and Greg Berger, c/o Robert Martin Company, LLC, 100 Clearbrook Road, Elmsford, NY 10523 (“Berger Trust”), GREG BERGER, an individual and having an address c/o Robert Martin Company, LLC, 100 Clearbrook Road, Elmsford, NY 10523 (“Berger”), ROBERT F. WEINBERG 2013 TRUST, having an address c/o Timothy Jones, c/o Robert Martin Company, LLC, 100 Clearbrook Road, Elmsford, NY 10523 (“Weinberg Trust”) and RFW MANAGEMENT INC., a New York corporation and having an address c/o Timothy Jones, c/o Robert Martin Company, LLC, 100 Clearbrook Road, Elmsford, NY 10523 (“RFW”; and Berger Trust, Berger, Weinberg Trust and RFW, each a “ROFO (RM) Party”, and, collectively, the “ROFO (RM) Parties”).

W I T N E S E T H:

WHEREAS, Mack-Cali Realty Corporation (“MCRC”), a Maryland Corporation which is qualified as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), is the sole general partner of MCRLP, the operating partnership of MCRC; and

WHEREAS, each ROFO (RM) Party is a limited partner in MCRLP, which limited partnership interests are evidenced by operating partnership units (“OP Units”) held by each such ROFO (RM) Party; and

WHEREAS, MCRLP owns 100% of the membership and beneficial ownership interests in MC Owner; and

WHEREAS, MC 85 Owner is the owner of the that certain real property located at 85 Executive Boulevard, Village of Elmsford, Town of Greenburgh, State of New York, as more particularly described by the legal descriptions attached hereto and made a part hereof as Exhibit A-1 (“85 Executive Real Property”)

WHEREAS, MC 2 Owner is the owner of the that certain real property located at 2 Executive Plaza, City of Yonkers, State of New York, as more particularly described by the legal descriptions attached hereto and made a part hereof as Exhibit A-2 (“2 Executive Real Property”, together with the 85 Executive Real Property, the “Real Property”); and

WHEREAS, each ROFO (RM) Party and/or certain other affiliates of the ROFO (RM) Parties contributed the Real Property (together with other properties) to MCRLP in exchange for OP Units pursuant to that certain Contribution and Exchange Agreement, dated January 24, 1997, between Robert Martin Company, LLC, Robert Martin-Eastview North Company, L.P., Mack-Cali Realty, L.P. (f/k/a Cali Realty, L.P.) and Mack-Cali Realty Corporation (f/k/a Cali Realty Corporation), as amended by that certain Consent and Waiver Agreement, dated September    , 1997, and that certain Second Amendment to Contribution and Exchange Agreement, dated June 27, 2000, and that certain Letter Agreement, dated

December 31, 2018, regarding the Elmsford Distribution Center (collectively, “Contribution and Exchange Agreement (RM)”); and

WHEREAS, the MCRLP now desires to redeem a portion of the OP Units held by the ROFO (RM) Parties (collectively, “Redeemed OP Units”) and the ROFO (RM) Parties now desire to transfer to the MCRLP the Redeemed OP Units in exchange for the Redemption Property (as hereinafter defined) upon the terms and conditions set forth herein; and

WHEREAS, at Closing (as hereinafter defined) and in the manner set forth herein, the MCRLP shall redeem (the “Redemption Transaction”) the Redeemed OP Units and, in exchange therefor, the MCRLP shall at Closing distribute the Redemption Property to the ROFO (RM) Parties; and

WHEREAS, the number of OP Units to be redeemed (i.e., the Redeemed OP Units) shall be equal to the quotient of the Redemption Property Value divided by the OP Unit Fair Market Value; and

WHEREAS, following the consummation of the Redemption Transaction, the ROFO (RM) Parties will continue as limited partners in MCRLP with respect to the OP Units that were not part of the Redemption Transaction.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                   Definitions.  For purposes of this Agreement, the following capitalized terms have the meanings set forth in this Section 1.1:

“Agent” has the meaning ascribed to such term in Section 2.4.

“Agreement” has the meaning ascribed to such term in the Preamble.

“Apex Agreements” means that certain Agreement for the management of rooftop transmitting sites dated July 6, 1998 between Mack-Cali Realty Corporation on behalf of MC Owner and Apex Site Management, Inc. and that certain Agreement for the management of telecommunication access sites dated December 14, 1998 between Mack-Cali Realty Corporation on behalf of MC Owner and Apex Site management, Inc. (as same has been amended).

“Assignment of Service Contracts” has the meaning ascribed to such term in Section 10.3(d) and shall be in the form attached hereto as Exhibit B.

“Assignment of Lease Obligations” has the meaning ascribed to such term in Section 10.3(c) and shall be in the form attached hereto as Exhibit C.

“Assignment of Maintenance Declaration” has the meaning ascribed to such term in Section 10.3(f) and shall be in the form attached hereto as Exhibit K.

“Association” means the South-West Maintenance Corp. Association (formerly known as the South Westchester Executive Park Maintenance Association or SWEP Maintenance Association).

“Association Documents” means collectively (i) that certain South Westchester Executive Park Maintenance Association Declaration dated May 3, 1982 recorded on May 5, 1982 in the Clerk’s Office in Liber 7763 of conveyances at page 408.  A Supplementary Declaration, made as of June 8, 1983, was recorded in the Clerk’s Office on June 13, 1983, in Liber 7837 of conveyances, at page 723. A second Supplementary Declaration, made as of August 15, 1983, was recorded in the Clerk’s Office on August 29, 1983, in Liber 7857 of conveyances, at page 375.  An Amended and Restated Supplementary Declaration, intended to amend and restate the First Supplement, made as of October 12, 1987, was recorded in the Clerk’s Office on November 12, 1987 in Liber 9025 of conveyances, at page 130.  A third Supplementary Declaration, made as of March 13, 1989, was recorded in the Clerk’s Office on March 15, 1989 in Liber 9476 of conveyances, at page 14. A fourth Supplementary Declaration, made as of August 23, 1989, was recorded in the Clerk’s Office on September 26, 1989 in Liber 9620 of conveyances, at page 115. A sixth Supplementary Declaration (including Supplementary Declaration No. 5 made as of August 11, 1999) of South Westchester Executive Park Maintenance Association was made as of August 25, 2005. A seventh Supplementary Declaration made as of September 12, 2006 was recorded in the Clerk’s Office on March 6, 2007, Control Number 470520171. An eighth Supplementary Declaration made as of February 28, 2008 was recorded in the Clerk’s Office on March 25, 2008, Control Number 480700651. A ninth Supplementary Declaration made as of December 17, 2015 was recorded in the Clerk’s Office on January 7, 2016, Control Number 560063178 (collectively, as supplemented and amended, the “South-West Maintenance Declaration”) (ii) the By-Laws of the South-West Maintenance Association, and (iii) the rules and regulations for the South-West Maintenance Association established from time to time, if any, as any or all of the same may have been or may be amended and/or restated from time to time.

“Association Estoppel Certificate” means an estoppel certificate from the Association, and shall be in the form attached hereto as Exhibit N.

“Authorities” means the various federal, state and local governmental and quasi-governmental bodies or agencies having jurisdiction over the Real Property and Improvements, or any portion thereof.

“Berger” has the meaning ascribed to such term in the Preamble.

“Berger Trust” has the meaning ascribed to such term in the Preamble.

“Bring-Down Certificate” has the meaning ascribed to such term in Section 10.3(k).

“Broker” has the meaning ascribed to such term in Section 16.1.

“Business Day” means any day other than a Saturday, Sunday or a day on which national banking associations are authorized or required to close.

“Certificate as to Foreign Status” has the meaning ascribed to such term in Section 10.3(i) and shall be in the form attached as Exhibit I.

“Clerk’s Office” means the office of the Clerk of the County of Westchester (Division of Land Records).

“Closing” means the consummation of the Redemption Transaction contemplated by this Agreement, as provided for in Article X.

“Closing Date” means the date on which the Closing of the transactions contemplated hereby actually occurs.

“Closing Statement” has the meaning ascribed to such term in Section 10.4(a).

“Closing Surviving Obligations” means the rights, liabilities and obligations set forth in Sections 3.1 (as to Redemption Property Value), 3.2, 5.3, 5.4, 7.5, 8.1, 8.2, 8.3, 10.4, 10.5, 10.6, 10.7,

11.1, 11.2, 12.1, 14.1, 16.1, 18.1, 18.2, 18.3, 18.4, 18.5, 18.6, 18.7, 18.9, 18.10, 18.11, 18.12, 18.13, 18.14, and any other provisions which pursuant to their terms survive the Closing hereunder.

“Code” has the meaning ascribed to such term in the Recitals.

“Commonwealth Title Commitment” means, collectively, the new title insurance commitments prepared by Commonwealth Land Title Insurance Company for the Real Property, as made available electronically to the ROFO (RM) Parties for its review.

“Continuing Tax Protection Rights” has the meaning ascribed to such term in Section 7.5(a).

“Contribution and Exchange Agreement (RM)” has the meaning ascribed to such term in the Recitals.

“Data Room” means the electronic web-based document depository established and maintained by the Broker in connection with the transactions contemplated by this Agreement, a link to which has been provided to the ROFO (RM) Parties.

“Deed” has the meaning ascribed to such term in Section 10.3(a) and shall be in the form attached hereto as Exhibit L.

“Delinquent Rental” has the meaning ascribed to such term in Section 10.4(b).

“Designee(s)” shall mean Clearbrook Cross LLC, a Delaware limited liability company with respect to the 85 Executive Boulevard Real Property, and Clearbrook South LLC, a Delaware limited liability company with respect to the 2 Executive Boulevard Real Property, each of which Designee is an entity in which RMC and/or direct or indirect equity holders in RMC owns or holds a direct or indirect economic interest of at least ten percent (10%).

“Documents” has the meaning ascribed to such term in Section 5.2(a).

“Effective Date” means February 21, 2019, the Effective Date of the Other PSAs.

“Employee Notice” has the meaning ascribed to such term in Section 9.2(g).

“Environmental Laws” means each and every federal, state, county and municipal statute, ordinance, rule, regulation, code, order, requirement, directive, binding written interpretation and binding written policy pertaining to Hazardous Substances issued by any Authorities and in effect as of the date of this Agreement with respect to or which otherwise pertains to or affects the Real Property or the Improvements, or any portion thereof, the use, ownership, occupancy or operation of the Real Property or the Improvements, or any portion thereof, or the ROFO (RM) Parties, and as the same have been amended, modified or supplemented from time to time prior to the Effective Date, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984, the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Water Act (33 U.S.C. § 1321 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Solid Waste Disposal Act (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon Gas and Indoor Air Quality Research Act of 1986 (42 U.S.C. § 7401 et seq.), the National Environmental Policy Act (42 U.S.C. § 4321 et seq.), the Superfund Amendment Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.) (collectively, the “Environmental Statutes”), and any and all rules and regulations which have become effective prior to the date of this Agreement under any and all of the Environmental Statutes.

“Escrow Agent” means First American Title Insurance Company National Commercial Services, having an address at 666 Third Avenue, 5th Floor, New York, New York 10017, Attention: Anthony Moretta.

“Evaluation Period” has the meaning ascribed to such term in Section 5.1.

“Existing Survey” means MC Owner’s existing surveys of the Real Property, as made available electronically to the ROFO (RM) Parties for its review.

“Governmental Regulations” means all statutes, ordinances, rules and regulations of the Authorities applicable to MC Owner or the use or operation of the Real Property or the Improvements or any portion thereof.

“Hazardous Substances” means (a) asbestos, radon gas and urea formaldehyde foam insulation, (b) any solid, liquid, gaseous or thermal contaminant, including smoke vapor, soot, fumes, acids, alkalis, chemicals, petroleum products or byproducts, polychlorinated biphenyls, phosphates, lead or other heavy metals and chlorine, (c) any solid or liquid waste (including, without limitation, hazardous waste), hazardous air pollutant, hazardous substance, hazardous chemical substance and mixture, toxic substance, pollutant, pollution, regulated substance and contaminant, and (d) any other chemical, material or substance, the use or presence of which, or exposure to the use or presence of which, is prohibited, limited or regulated by any Environmental Laws.

“HIG” means, collectively, H.I.G. Realty Partners III (Onshore), L.P. and H.I.G. Realty Partners III (Offshore), L.P.

“Identified Terrorist” has the meaning ascribed to such term in Section 8.1(o).

“Improvements” means all buildings, structures, fixtures, parking areas and other improvements located on the Real Property.

“Investigations” has the meaning ascribed to such term in Section 5.1.

“Lease Schedule” has the meaning ascribed to such term in Section 5.2(a) and is attached as Exhibit G.

“Leases” means all of the leases, licenses, occupancy agreements and other agreements with Tenants with respect to the use and occupancy of the Real Property, together with all renewals and modifications thereof, if any, all guaranties thereof, if any, and any new leases, lease amendments, and lease guaranties entered into after the Effective Date to the extent permitted by Section 7.1.

“Leasing Commission Agreements” means all leasing commission agreements currently affecting the Real Property and any leasing commission agreements entered into after the Effective Date in connection with new leases and lease amendments permitted by Section 7.1.

“Letters of Credit” has the meaning ascribed to such term in Section 10.4(a)(ii).

“Licensee Parties” has the meaning ascribed to such term in Section 5.1.

“Licenses and Permits” means, collectively, any and all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted by the Authorities in connection with the Real Property and the Improvements, together with all renewals and modifications thereof.

“Mack-Cali” has the meaning ascribed to such term in the Preamble.

“Major Taking” has the meaning ascribed to such term in Section 11.2.

“Major Tenant” means each Tenant listed as a “Major Tenant” on Exhibit P hereto.

“Material Damage Event” has the meaning ascribed to such term in Section 11.1.

“MC Owner” has the meaning ascribed to such term in the Preamble.

“MC Owner’s Affiliates” means any past, present or future: (i) shareholder, partner, member, manager or owner of MC Owner; (ii) entity in which MC Owner or any past, present or future shareholder, partner, member, manager or owner of MC Owner has or had an interest; (iii) entity that, directly or indirectly, controls, is controlled by or is under common control with MC Owner; and (iv) the heirs, executors, administrators, personal or legal representatives, successors and assigns of any or all of the foregoing.

“MC Owner’s Knowledge” has the meaning ascribed to such term in Section 8.1(y).

“MCRLP” has the meaning ascribed to such term in the Preamble.

“MCRC” has the meaning ascribed to such term in the Recitals.

“New Leasing Costs” has the meaning ascribed to such term in Section 10.4(e).

“New Objection Date” has the meaning ascribed to such term in Section 6.2(b).

“New Title Objection” has the meaning ascribed to such term in Section 6.2(b).

“Notice to Proceed” has the meaning ascribed to such term in Section 5.3(c).

“OP Units” has the meaning ascribed to such term in the Recitals.

“Operating Expenses” has the meaning ascribed to such term in Section 10.4(c).

“Other PSAs” means, collectively, (i) that certain Amended and Restated Agreement of Sale and Purchase, dated as of even date hereof, between certain MC Owner’s Affiliates, as sellers, and RMC Acquisition Entity, LLC, as purchaser, with respect to those certain real properties located in the South Westchester Executive Park, the Cross Westchester Executive Park and the Mid-Westchester Executive Park (each as defined therein) (as same may be amended and/or restated from time to time in accordance with its terms), and (ii) certain Amended and Restated Agreement of Sale and Purchase, dated as of even date hereof, between MC Owner’s Affiliates, West Avenue Realty Associates L.L.C., as seller, and RMC Acquisition Entity, LLC, as purchaser, with respect to those certain real properties located in the Stamford Executive Park (as defined therein), known as 419 West Avenue, 500 West Avenue, 550 West Avenue, 600 West Avenue and 650 West Avenue, Stamford, Connecticut (as same may be amended and/or restated from time to time in accordance with its terms).

“Permitted Exceptions” has the meaning ascribed to such term in Section 6.2(a).

“Permitted Outside Parties” has the meaning ascribed to such term in Section 5.2(b).

“Personal Property” means all of MC Owner’s right, title and interest in and to all equipment, appliances, tools, supplies, machinery, artwork, furnishings and other tangible personal property attached to, appurtenant to, located in and used in connection with the ownership or operation of the Improvements and situated at the Real Property at the time of Closing, specifically including, not by way of limitation, all excess materials and supplies and other “attic stock” in connection with the maintenance and operation of the Improvements and other equipment but specifically excluding all personal property leased by MC Owner or owned by Tenants or others not affiliated with MC Owner.

“Preliminary Closing Statement” has the meaning ascribed to such term in Section 10.4(a).

“Proration Items” has the meaning ascribed to such term in Section 10.4(a).

“Proration Time” has the meaning ascribed to such term in Section 10.4(a).

“Protected Information” has the meaning ascribed to such term in Section 5.2(a).

“Real Property” has the meaning ascribed to such term in the Recitals, or any Substituted Redemption Property identified by ROFO (RM) Parties pursuant to the terms of this Agreement.

“Redeemed OP Units” has the meaning ascribed to such term in Section 3.1(b).

“Redemption Property” has the meaning ascribed to such term in Section 2.1.

“Redemption Property Value” has the meaning ascribed to such term in Section 3.1(a).

“Redemption Transaction” has the meaning ascribed to such term in the Recitals.

“Rental” has the meaning ascribed to such term in Section 10.4(b), and same are “Delinquent” in accordance with the meaning ascribed to such term in Section 10.4(b).

“Required Percentage” has the meaning ascribed to such term in Section 7.2.

“RFW” has the meaning ascribed to such term in the Preamble.

“RMC” means the Robert Martin Company, LLC.

“ROFO (RM) Affidavit” has the meaning ascribed to such term in Section 7.5(a) and shall be in the form attached hereto as Exhibit Q.

“ROFO (RM) Exception Condition” has the meaning ascribed to such term in Section 7.5(a).

“ROFO (RM) Party” has the meaning ascribed to such term in the Preamble.

“ROFO (RM) Parties’ Affiliates” means any (i) direct or indirect shareholder, partner, member, manager or owner of the ROFO (RM) Parties; (ii) entity in which the ROFO (RM) Parties or any direct or indirect shareholder, partner, member, manager or owner of the ROFO (RM) Parties have an equity interest equal to or greater than ten percent (10%); (iii) entity that, directly or indirectly, controls, is controlled by or is under common control with the ROFO (RM) Parties and (iv) the successors and assigns of any or all of the foregoing.

“ROFO (RM) Parties’ Transaction Costs” means up to $500,000.00 of the reasonable, out-of-pocket costs and expenses incurred by the ROFO (RM) Parties, any Designee, the ROFO (RM) Parties’ Affiliates and/or HIG and its affiliates in connection with this Agreement and the transactions contemplated by this Agreement, including, without limitation, attorneys’ fees, due diligence expenses, and financing related fees and expenses, all of which must be evidenced by invoices or other documentation reflecting the amounts actually incurred.  Notwithstanding anything to the contrary in this Agreement or the Other PSAs, the $500,000.00 of such costs and expenses set forth in this definition is an aggregate amount to be applied with respect to the ROFO (RM) Parties, any Designee, the ROFO (RM) Parties’ Affiliates and HIG and its affiliates under this Agreement and under the Other PSAs and may be reached solely under this Agreement or the Other PSAs, or partially under this Agreement and either of the Other PSAs.

“ROFO (RM) Rights” has the meaning ascribed to such term in Section 7.5(a).

“Scheduled Closing Date” has the meaning ascribed to such term in Section 10.1.

“Second Amendment (RM)” has the meaning ascribed to such term in Section 7.5(a).

“Security Deposits” means all security deposits (in the form of cash and/or a letter of credit) held by MC Owner, as landlord (together with any interest which has accrued thereon, but only to the extent such interest has accrued for the account of the Tenant).

“Service Contracts” means all service agreements, maintenance contracts, equipment leasing agreements, warranties, guarantees, bonds, construction contracts, open purchase orders and other contracts for the provision of labor, services, materials or supplies relating solely to the Real Property, Improvements or Personal Property that are currently in effect and to which MC Owner is a party, as listed and described on Exhibit F attached hereto, together with all renewals, supplements, amendments and modifications thereof, and any new such agreements entered into after the Effective Date, to the extent permitted by Section 7.1.  The Apex Agreements and Leasing Commission Agreements are not Service Contracts.

“Service Contract Termination Notices” has the meaning ascribed to such term in Section 10.2(h), and are to be delivered by the ROFO (RM) Parties to certain service providers pursuant to Section 10.6.

“SNDA” has the meaning ascribed to such term in Section 7.4.

“SNDA Tenant” means each Tenant listed as an “SNDA Tenant” on Exhibit P hereto.

“Substituted Redemption Property” has the meaning ascribed to such term in Section 6.3(a).

“Survey Objection” has the meaning ascribed to such term in Section 6.1.

“Tax Protection Rights” has the meaning ascribed to such term in Section 7.5(a).

“Tenants” means the tenants, users, licensees or other occupants of the Real Property and Improvements who are parties to the Leases.

“Tenant Estoppel” has the meaning ascribed to such term in Section 7.2.

“Tenant Notice Letters” has the meaning ascribed to such term in Section 10.2(g), and are to be delivered by the ROFO (RM) Parties to Tenants pursuant to Section 10.6.

“Termination Surviving Obligations” means the rights, liabilities and obligations set forth in Sections 5.2, 5.3, 5.4, 7.5(a), 12.1, 16.1, 18.1, 18.2, 18.3, 18.4, 18.5, 18.6, 18.7, 18.8, 18.9, 18.10, 18.11, 18.12, Articles XIII and XIV, and any other provisions which pursuant to their terms survive any termination of this Agreement.

“Title Commitment” has the meaning ascribed to such term in Section 6.2(a).

“Title Company” means First American Title Insurance Company (Wayne Baird and Shohail Shohpar), as lead title insurer, and Commonwealth Land Title Insurance Company, as co-insurer under a so called “me too” endorsement for a 20% interest, or such other lead title company or co-insurer in addition to Commonwealth Land Title Insurance Company as the ROFO (RM) Parties may select, in its sole and absolute discretion.

“Title Defect” has the meaning ascribed to such term in Section 6.3(a).

“Title Objection Date” has the meaning ascribed to such term in Section 6.2(a).

“Title Objections” has the meaning ascribed to such term in Section 6.2(a).

“Title Policy” means an ALTA extended coverage owner’s policy of title insurance covering the Real Property in the full amount of the Redemption Property Value, subject only to the Permitted Exceptions.

“Total Damage Event” has the meaning ascribed to such term in Section 11.1.

“Violation Penalty Excess” has the meaning ascribed to such term in Section 6.3(c).

Section 1.2                                   References: Exhibits and Schedules.  Except as otherwise specifically stated, all references in this Agreement to Articles or Sections refer to Articles or Sections of this Agreement, and all references to Exhibits or Schedules refer to Exhibits or Schedules attached hereto, all of which Exhibits and Schedules are incorporated into, and made a part of, this Agreement by reference. The words “herein,” “hereof,” “hereinafter” and words and phrases of similar import refer to this Agreement as a whole and not to any particular Section or Article.

ARTICLE II

AGREEMENT OF PURCHASE AND SALE

Section 2.1                                   Agreement.  In exchange for each ROFO (RM) Party delivering the Redeemed OP Units (in the number and value set forth opposite such ROFO (RM) Party’s name on Schedule 3.1 hereto) to MCRLP, MCRLP hereby agrees to (and/or to cause MC Owner to) distribute, convey and assign to the ROFO (RM) Parties, and the ROFO (RM) Parties hereby agree to receive and accept from MCRLP and/or MC Owner in exchange for in consummation of the Redemption Transaction, on the Closing Date and subject to the terms and conditions of this Agreement, all of the following (collectively, the “Redemption Property”):

(a)                                 the Real Property;

(b)                                 intentionally omitted;

(c)                                  the Improvements;

(d)                                 the Personal Property;

(e)                                  intentionally omitted;

(f)                                   all of MC Owner’s right, title and interest as lessor in and to the Leases and, subject to the terms of the respective applicable Leases, the Security Deposits;

(g)                                  to the extent assignable, all of MC Owner’s right, title and interest in and to the Service Contracts and the Licenses and Permits; and

(h)                                 all of MC Owner’s right, title and interest, to the extent assignable or transferable, in and to all (if any) construction documents, “as built” plans and specifications and floor plans for the existing Improvements and landscape plans (including, without limitation any CAD files and drawings), surveys, environmental site assessments and warranties relating to and only to the extent reflecting current conditions at the Real Property (but specifically excluding any such items which may have been prepared for or identify potential capital improvements or development), marketing materials, electronic versions of all lease templates, maintenance and warranty records and all other intangible rights, titles, interests, privileges and appurtenances owned by MC Owner and related to or used exclusively in connection with the ownership, use or operation of the Real Property or the Improvements (but for the avoidance of doubt, expressly excluding the trade name “Mack-Cali” and the trademarks and logos of Mack-Cali Realty Corporation and/or Mack-Cali Realty, L.P.).

Section 2.2                                   Indivisible Economic Package.  Notwithstanding anything to the contrary in this Agreement, if the purchaser under the Other PSAs elect pursuant to the terms and conditions of the Other PSAs to remove (except pursuant to Section 13.1 of the Other PSAs) individual properties from the Other PSAs and the closings thereunder which, in the aggregate, have an Allocation (as defined in the Other PSAs) of more than $50,000,000.00, then Mack-Cali shall have the right to terminate this Agreement by giving notice to the ROFO (RM) Parties, and this Agreement shall terminate five (5) Business Days after the date of such termination notice, and, except with respect to the Termination Surviving Obligations, this Agreement shall be null and void and the parties shall have no further obligation to each other hereunder; provided that if within five (5) Business Days after the date of such termination notice purchaser under the other PSAs gives sellers under the Other PSAs notice revoking their prior decision to remove one or more individual properties from the Other PSAs so that individual properties under the Other PSAs which, in the aggregate, have an Allocation of less than or equal to $50,000,000.00 remain so removed from the Other PSAs and the closings thereunder, then Mack-Cali’s termination notice with respect to this Agreement shall be null and void, ab initio, and this Agreement shall continue in full force and effect.

Section 2.3                                   Conveyance by Directed Deed. ROFO (RM) Parties (acting together), as more particularly set forth in this Agreement,  direct the Redemption Property to be conveyed by directed deed(s) to the Designee(s).

Section 2.4                                   Appointment of RMC Acquisition Entity, LLC as Agent for ROFO (RM) Parties.  The ROFO (RM) Parties hereby irrevocably designate and appoint RMC Acquisition Entity, LLC, as agent (“Agent”) for the ROFO (RM) Parties relating to, and to act on behalf of the ROFO (RM) Parties with respect to, all matters which may arise under this Agreement from the Effective Date through the Closing Date.  The ROFO (RM) Parties hereby further (i) delegate authority to Agent to make decisions (including, without limitation, exercising rights and remedies), and to give notices under and pursuant to this Agreement affecting the rights and obligations of the ROFO (RM) Parties hereunder and Mack-Cali shall have the right, without the need of further inquiry, to rely on such decisions and notices given by Agent on behalf of the ROFO (RM) Parties, and (ii) direct Mack-Cali to send all notices and other communications, and to have all discussions, with respect to this Agreement and the transactions hereunder, to and with Agent.

ARTICLE III

CONSIDERATION; CONSUMMATION OF REDEMPTION TRANSACTION

Section 3.1                                   Redemption Property Value; Determination of OP Unit Fair Market Value.

(a)                                 The value of the Redemption Property shall be Six Million Six Hundred Thirty Thousand and 00/100 Dollars ($6,630,000.00) (after all adjustments, credits and prorations are made under this Agreement, the “Redemption Property Value”).

(b)                                 The number of OP Units to be redeemed (the “Redeemed OP Units”) shall be equal to the quotient of the Redemption Property Value divided by the OP Unit Fair Market Value.  The number of Redeemed OP Units and the Redeemed OP Units Value shall be, when determined in accordance with this Section, set forth on Schedule 3.1 to be annexed hereto and made a part of this Agreement and such schedule shall allocate (on a pro rata basis) such number of Redeemed OP Units and the Redeemed OP Units Value among the ROFO (RM) Parties.  For purposes of this Agreement, the term “OP Unit Fair Market Value” means, with respect to any OP Unit, an amount equal to (i) the average closing price per share of the common stock, $0.01 par value per share, of MCRC (the “MCRC Common Stock”), as reported on the New York Stock Exchange or, if the MCRC Common Stock is not then listed on the New York Stock Exchange, on the principal United States national or regional securities exchange on which the MCRC Common Stock is then listed, for the period of five (5) consecutive trading days through and including the date which is three (3) Business Days prior to the Closing Date or (ii) if the MCRC Common Stock is not then listed on any United States national or regional securities exchange, the fair market value of the MCRC Common Stock as of three (3) Business Days prior to the Closing Date, as determined by the Board of Directors of MCRC in good faith.

Section 3.2                                   Consummation of Redemption Transaction.  No later than 3:00 p.m. Eastern Time on the Scheduled Closing Date, Mack-Cali and the ROFO (RM) Parties shall effect the Redemption Transaction in accordance with the terms and conditions of Sections 9.1, 9.2 and 10.1.

ARTICLE IV

[INTENTIONALLY OMITTED]

ARTICLE V

INSPECTION OF PROPERTY

Section 5.1                                   Evaluation Period.   For a period ending at 6:00 p.m. Eastern Time on March 4, 2019 (the “Evaluation Period”), and continuing thereafter until Closing or the earlier termination of this Agreement, the ROFO (RM) Parties, the ROFO (RM) Parties’ Affiliates, HIG, its affiliates, and each of their authorized agents, lenders, consultants and representatives  (for purposes of this Article V, the “Licensee Parties”) shall have the right, subject to the right of any Tenants, to enter upon the Real Property at all reasonable times during normal business hours to perform an inspection of the Redemption Property.  The ROFO (RM) Parties will provide to MC Owner notice of the intention of the ROFO (RM) Parties or the other Licensee Parties to enter the Real Property at least one (1) Business Day prior to such intended entry and specify the intended purpose therefor and the inspections and examinations (collectively, the “Investigations”) contemplated to be made and with whom any Licensee Party will communicate.  At MC Owner’s option, MC Owner may be present for any such entry and inspection. the ROFO (RM) Parties shall not communicate with or contact any of the Tenants or any of the Authorities (except for the purposes of obtaining and generating due diligence reports and materials including, without limitation, due diligence regarding any the ROFO (RM) Parties redevelopment plans) without the prior written consent of MC Owner not to be unreasonably withheld, conditioned or delayed.  Notwithstanding anything to the contrary contained herein, no physical testing or sampling which is more invasive than a Phase I environmental study shall be conducted during any such entry by the ROFO (RM) Parties or any Licensee Party upon the Real Property without MC Owner’s specific prior written consent.  TIME IS OF THE ESSENCE with respect to the provisions of this Section 5.1.

Section 5.2                                   Document Review.

(a)                                 During the Evaluation Period, and continuing thereafter until Closing or the earlier termination of this Agreement, the ROFO (RM) Parties and the Licensee Parties shall have the right to review, inspect and copy, at the ROFO (RM) Parties’ sole cost and expense, all of the following which, to MC Owner’s Knowledge, are in MC Owner’s possession or control  (collectively, the “Documents”): all existing environmental reports and studies of the Real Property and Improvements commissioned by MC Owner (which the ROFO (RM) Parties shall have the right to have updated at the ROFO (RM) Parties’ sole cost and expense), existing surveys of the Real Property, “as built” plans and specifications for the existing Improvements, operating statements, real estate tax bills, together with assessments (special or otherwise), ad valorem and personal property tax bills, and any tax agreements for payments in lieu of taxes covering the period of MC Owner’s ownership of the Redemption Property; MC Owner’s most current lease schedule in the form attached hereto as Exhibit G (the “Lease Schedule”); current operating statements; the Leases, Service Contracts, Licenses and Permits, the Association Documents and all other documents used in connection with the operation or ownership of the Real Property except for the Protected Information.  Such inspections shall occur at a location selected by MC Owner, which may be at the office of MC Owner, MC Owner’s counsel, MC Owner’s property manager, at the Real Property or any of them, or some or all of the Documents may be delivered to the ROFO (RM) Parties in electronic format or as hard copies or may be made available to the ROFO (RM) Parties for review electronically.  The ROFO (RM) Parties shall not have the right to review or inspect MC Owner’s materials which are attorney client privileged or which incorporate proprietary analytical or operational tools of MC Owner, MCRC, MCRLP or any of their respective affiliates and/or materials not directly related to the leasing, operation, maintenance and/or management of the Redemption Property, including, without limitation, MC Owner’s internal memoranda, financial projections, budgets, appraisals, proposals for work not actually undertaken, engineering reports and drawings, plans and specifications for possible capital projects or development, and accounting and tax records (other than operating statements) (collectively “Protected Information”) information.

(b)                                 The ROFO (RM) Parties acknowledges that any and all of the Documents may be proprietary and confidential in nature and have been provided to the ROFO (RM) Parties solely to assist the ROFO (RM) Parties in determining the desirability of purchasing the Property.  Subject only to the provisions of Article XII, prior to Closing, the ROFO (RM) Parties agree not to disclose the contents of the Documents or the results of the Investigations or any of the provisions, terms or conditions contained therein to any party outside of the ROFO (RM) Parties’ organization other than HIG, its affiliates, the Licensee Parties and the ROFO (RM) Parties’ and HIG’s attorneys, partners, accountants, or prospective lenders and investors and their respective counsel and accountants (collectively, for purposes of this Section 5.2(b), the “Permitted Outside Parties”).  The ROFO (RM) Parties further agree that within its organization, and as to the Permitted Outside Parties, the Documents, the contents thereof, and/or the results of the Investigations will be disclosed and exhibited prior to Closing only to those persons within the ROFO (RM) Parties’ organization or to those Permitted Outside Parties who are responsible for determining the desirability of the ROFO (RM) Parties’ acquisition of the Redemption Property.  In permitting the ROFO (RM) Parties and the Permitted Outside Parties to review the Documents and other information to assist the ROFO (RM) Parties, MC Owner  has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created by MC Owner, and any such claims are expressly rejected by MC Owner and waived by the ROFO (RM) Parties and the Permitted Outside Parties, for whom, by its execution of this Agreement, the ROFO (RM) Parties is acting as an agent with regard to such waiver.  The ROFO (RM) Parties agree prior to Closing that all such information shall be kept confidential by the ROFO (RM) Parties and all Permitted Outside Parties and their respective employees, agents and contractors.  If prior to Closing disclosure of any of such confidential information is required pursuant to law, or pursuant to court or other administrative process, then the ROFO (RM) Parties and all Permitted Outside Parties, as the case may be, shall give immediate written notice to MC Owner, specifying to whom and why such disclosure is required, and no such disclosure shall be made if MC Owner objects, unless and until a determination requiring the disclosure is made by a court of competent jurisdiction or the ROFO (RM) Parties or one of the Permitted Outside

Parties is advised by counsel that disclosure prior to such time is required by law.  MC Owner shall have the right to interpose all objections that MC Owner may have to the disclosure prior to Closing, and the ROFO (RM) Parties shall, and shall make reasonable efforts to cause all Permitted Outside Parties and their respective employees, agents and contractors, at no cost to MC Owner, to reasonably cooperate prior to Closing with MC Owner in connection with such objections, including giving testimony and signing affidavits, certifications or other documentation as may be required by MC Owner, provided the information contained in the affidavits, certifications or other documentation is true and accurate.  Prior to the initial entry upon the Real Property and/or Improvements, the ROFO (RM) Parties shall advise anyone acting on behalf of the ROFO (RM) Parties, including the Permitted Outside Parties, of the terms of this confidentiality provision and their obligation to be bound by it.  This confidentiality provision shall survive the expiration or earlier termination of this Agreement, but shall not survive Closing.  It is understood and agreed that any Documents provided hereunder or information contained therein shall not be deemed confidential if it is of public record or otherwise generally available to the public.

(c)                                  The ROFO (RM) Parties acknowledges that some of the Documents may have been prepared by third parties and may have been prepared prior to Mack-Cali’s ownership of the Redemption Property. THE ROFO (RM) PARTIES HEREBY ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, MC OWNER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING THE TRUTH, ACCURACY OR COMPLETENESS OF THE DOCUMENTS OR THE SOURCES THEREOF.  MC OWNER HAS NOT UNDERTAKEN ANY INDEPENDENT INVESTIGATION AS TO THE TRUTH, ACCURACY OR COMPLETENESS OF THE DOCUMENTS AND, EXCEPT AS EXPRESSLY SET FORTH HEREIN, IS PROVIDING THE DOCUMENTS SOLELY AS AN ACCOMMODATION TO THE ROFO (RM) PARTIES.

Section 5.3                                   Entry and Inspection Obligations; Termination of Agreement.

(a)                                 The ROFO (RM) Parties agree that in entering upon and inspecting or examining the Redemption Property, the ROFO (RM) Parties and the other Licensee Parties will not unreasonably disturb the Tenants or interfere with the use of the Redemption Property pursuant to the Leases; unreasonably interfere with the operation and maintenance of the Redemption Property or Improvements; damage any part of the Redemption Property or any personal property owned or held by Tenants or any other person or entity; injure or otherwise cause bodily harm to MC Owner or any Tenant, or to any of their respective agents, guests, invitees, contractors and employees, or to any other person or entity; or permit any liens to attach to the Redemption Property by reason of the exercise of the ROFO (RM) Parties’ rights under this Article V.  The ROFO (RM) Parties will furnish or cause to be furnished to MC Owner evidence of, and will cause to be maintained and kept in effect, without expense to MC Owner, at all times that any entry is made upon the Redemption Property: (1) insurance against claims for personal injury (including death), and property damage, under a policy or policies of general public liability insurance of not less than One Million Dollars ($1,000,000) in respect to bodily injury (including death), and not less than Five Million Dollars ($5,000,000) of excess liability insurance, naming MC Owner and its mortgagee, if any, MCRLP and  MCRC, as additional insureds; (2) adequate workers’ compensation insurance in statutory limits to cover employees of the ROFO (RM) Parties and, to the extent applicable, any Licensee Parties that plan to enter onto the Redemption Property; and (3) if entry upon the Redemption Property is for purposes of any invasive testing or sampling, errors and omissions insurance and contractor’s pollution liability insurance of not less than Three Million Dollars ($3,000,000), naming MC Owner and its mortgagee, if any, MCRLP, and  MCRC, as additional insureds.  Each of the policies described in clauses (1) and (3) above shall be on an occurrence basis and not on a claims made basis and shall provide that such policy cannot be canceled without at least thirty (30) days prior written notice to MC Owner, and each policy shall be issued by a recognized, responsible insurance company licensed to do business in the State of New York.  Proof of payment of the premium of each policy and each replacement policy shall also be delivered to MC Owner.  The ROFO (RM) Parties shall: (i) promptly pay when due the costs of all entry, inspections and examinations done with regard to the Redemption

Property; (ii) cause any inspection to be conducted in accordance with standards customarily employed in the industry and in compliance with all Governmental Regulations; and (iii)  restore any portion of the Redemption Property and Improvements damaged by such inspections, testing, sampling, inspections and examination to the condition in which the same were found before any such damage.

(b)                                 The ROFO (RM) Parties hereby indemnifies, defends and holds MC Owner and its partners, agents, directors, officers, employees, successors and assigns harmless from and against any and all liens, claims, causes of action, damages, liabilities, demands, suits, and obligations to third parties, together with all losses, penalties, costs and expenses relating to any of the foregoing (including but not limited to court costs and reasonable attorneys’ fees and expenses), arising out of any inspections, investigations, examinations, sampling or tests conducted by the ROFO (RM) Parties or any of the Licensee Parties on the Redemption Property, whether prior to the date hereof or after the date hereof and prior to Closing, or any violation of the provisions of this Article V; provided, however, this indemnity shall not extend to protect MC Owner from any pre-existing liabilities for matters merely discovered by the ROFO (RM) Parties (e.g., latent environmental contamination).

(c)                                  Prior to the expiration of the Evaluation Period, the ROFO (RM) Parties shall determine (in its their discretion) whether it wants to proceed with the transactions set forth in this Agreement.  If the ROFO (RM) Parties elect (in their sole discretion) to proceed with the transactions set forth in this Agreement, it shall do so by providing written notice to MC Owner of its election to proceed with the transactions set forth in this Agreement (such notice, a “Notice to Proceed”) by no later than 6:00 p.m. (Eastern Time) on the last day of the Evaluation Period, WITH TIME BEING OF THE ESSENCE WITH RESPECT THERETO. The ROFO (RM) Parties’ execution and delivery of this Agreement is the Notice to Proceed whereby the ROFO (RM) Parties have elected to proceed with the transactions set forth in this Agreement. The ROFO (RM) Parties have no right to rescind such Notice to Proceed or to otherwise terminate this Agreement, except as otherwise expressly set forth in this Agreement. MC Owner and the ROFO (RM) Parties agree that any termination of either of the Other PSAs by the purchaser thereunder prior to the expiration of the evaluation period under such Other PSA shall automatically terminate this Agreement.

(d)                                 On or prior to the Effective Date, the ROFO (RM) Parties may notify MC Owner in writing of any assignable warranties that the ROFO (RM) Parties wants MC Owner to assign to the ROFO (RM) Parties at or promptly after Closing and (y) any Service Contracts that the ROFO (RM) Parties wants to terminate pursuant to Section 7.1(c), WITH TIME BEING OF THE ESSENCE WITH RESPECT TO SUCH NOTICE.  Failure to provide a notice shall be deemed an election by the ROFO (RM) Parties to take an assignment of all warranties and to not terminate any Service Contracts.

(e)                                  Intentionally omitted.

(f)                                   Until Closing or the termination of this Agreement, MC Owner shall continue to afford the ROFO (RM) Parties reasonable access to the Redemption Property and the Documents in accordance with, and subject to, the terms hereof.

Section 5.4                                   Distribution and Conveyance of the Redemption Property “As Is”.  THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT HAS BEEN NEGOTIATED BETWEEN MACK-CALI AND THE ROFO (RM) PARTIES.  THIS AGREEMENT REFLECTS THE MUTUAL AGREEMENT OF MACK-CALI AND THE ROFO (RM) PARTIES, AND THE ROFO (RM) PARTIES HAVE THE RIGHT TO CONDUCT ITS OWN INDEPENDENT EXAMINATION OF THE REDEMPTION PROPERTY.  OTHER THAN THE MATTERS REPRESENTED AND/OR WARRANTED TO BY MACK-CALI IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENT, BY WHICH ALL OF THE FOLLOWING PROVISIONS OF THIS SECTION 5.4 ARE LIMITED, THE ROFO (RM) PARTIES HAVE NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY

REPRESENTATION OR WARRANTY OF MACK-CALI OR ANY OF THEIR RESPECTIVE AGENTS OR REPRESENTATIVES, AND THE ROFO (RM) PARTIES HEREBY ACKNOWLEDGE THAT NO SUCH REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE.

MACK-CALI SPECIFICALLY DISCLAIMS, AND NEITHER MACK-CALI NOR ANY OF MACK-CALI’S AFFILIATES NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO THE ROFO (RM) PARTIES, AND NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY MACK-CALI OR RELIED UPON BY THE ROFO (RM) PARTIES, IN EACH CASE EXCEPT AS EXPRESSLY MADE BY MACK-CALI OR ANY MACK-CALI AFFILIATES IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENT, WITH RESPECT TO THE STATUS OF TITLE TO OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE REDEMPTION PROPERTY, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (a) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (b) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (c) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (d) ANY RIGHTS OF THE ROFO (RM) PARTIES UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (e) ANY CLAIM BY THE ROFO (RM) PARTIES FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN, WITH RESPECT TO THE REDEMPTION PROPERTY, (f) THE FINANCIAL CONDITION OR PROSPECTS OF THE REDEMPTION PROPERTY AND (g) THE COMPLIANCE OR LACK THEREOF OF THE REAL PROPERTY OR THE IMPROVEMENTS WITH GOVERNMENTAL REGULATIONS, INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LAWS, NOW EXISTING OR HEREAFTER ENACTED OR PROMULGATED, IT BEING THE EXPRESS INTENTION OF MACK-CALI AND THE ROFO (RM) PARTIES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENT, THE REDEMPTION PROPERTY WILL BE CONVEYED AND TRANSFERRED TO THE ROFO (RM) PARTIES (OR THEIR DESIGNEE) IN ITS PRESENT CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS,” WITH ALL FAULTS.  THE ROFO (RM) PARTIES REPRESENT THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED OWNER OF REAL ESTATE, AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF THE ROFO (RM) PARTIES’ CONSULTANTS IN PURCHASING THE REDEMPTION PROPERTY.  THE ROFO (RM) PARTIES HAVE BEEN GIVEN A SUFFICIENT OPPORTUNITY HEREIN TO CONDUCT AND HAVE CONDUCTED OR WILL CONDUCT SUCH INSPECTIONS, INVESTIGATIONS AND OTHER INDEPENDENT EXAMINATIONS OF THE REDEMPTION PROPERTY AND RELATED MATTERS AS THE ROFO (RM) PARTIES DEEM NECESSARY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND WILL RELY UPON SAME AND NOT UPON ANY STATEMENTS OF MACK-CALI (EXCLUDING THE MATTERS REPRESENTED AND/OR WARRANTED TO BY MACK-CALI IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENT) NOR OF ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT OR ATTORNEY OF MACK-CALI. THE ROFO (RM) PARTIES ACKNOWLEDGE THAT ALL INFORMATION OBTAINED BY THE ROFO (RM) PARTIES WAS OBTAINED FROM A VARIETY OF SOURCES, AND MACK-CALI WILL NOT BE DEEMED TO HAVE REPRESENTED OR WARRANTED, EXCEPT AS EXPRESSLY PROVIDED BY MACK-CALI IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENT, THE COMPLETENESS, TRUTH OR ACCURACY OF ANY OF THE DOCUMENTS OR OTHER SUCH INFORMATION HERETOFORE OR HEREAFTER FURNISHED TO THE ROFO (RM) PARTIES.  UPON CLOSING, THE ROFO (RM) PARTIES WILL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN

REVEALED BY THE ROFO (RM) PARTIES’ INSPECTIONS AND INVESTIGATIONS. THE ROFO (RM) PARTIES ACKNOWLEDGE AND AGREE THAT, UPON CLOSING, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY CLOSING DOCUMENT, MACK-CALI WILL DISTRIBUTE AND CONVEY TO THE ROFO (RM) PARTIES (OR THEIR DESIGNEE), AND THE ROFO (RM) PARTIES WILL ACCEPT THE REDEMPTION PROPERTY, “AS IS, WHERE IS,” WITH ALL FAULTS. THE ROFO (RM) PARTIES FURTHER ACKNOWLEDGE AND AGREE THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS COLLATERAL TO OR AFFECTING THE REDEMPTION PROPERTY BY MACK-CALI, ANY AGENT OF MACK-CALI OR ANY THIRD PARTY. MACK-CALI IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE REDEMPTION PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN OR IN ANY CLOSING DOCUMENT. THE ROFO (RM) PARTIES ACKNOWLEDGE THAT THE REDEMPTION PROPERTY VALUE REFLECTS THE “AS IS, WHERE IS” NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE REDEMPTION PROPERTY.  THE ROFO (RM) PARTIES, WITH THE ROFO (RM) PARTIES’ COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT AND UNDERSTANDS THEIR SIGNIFICANCE AND AGREES THAT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH HEREIN ARE AN INTEGRAL PART OF THIS AGREEMENT, AND THAT MACK-CALI WOULD NOT HAVE AGREED TO DISTRIBUTE THE REDEMPTION PROPERTY TO THE ROFO (RM) PARTIES WITHOUT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT.

THE ROFO (RM) PARTIES AND THE ROFO (RM) PARTIES’ AFFILIATES FURTHER COVENANT AND AGREE, EXCEPT AS EXPRESSLY PERMITTED AND LIMITED PURSUANT TO THIS AGREEMENT,  NOT TO SUE MACK-CALI,  AND MACK-CALI’S AFFILIATES ON, AND RELEASE MACK-CALI,  AND MACK-CALI’S AFFILIATES OF AND FROM, AND WAIVE, ANY CLAIM OR CAUSE OF ACTION, INCLUDING, WITHOUT LIMITATION, ANY STRICT LIABILITY CLAIM OR CAUSE OF ACTION, THAT THE ROFO (RM) PARTIES OR THE ROFO (RM) PARTIES’ AFFILIATES MAY HAVE AGAINST MACK-CALI,  OR MACK-CALI’S AFFILIATES UNDER ANY ENVIRONMENTAL LAW, NOW EXISTING OR HEREAFTER ENACTED OR PROMULGATED, RELATING TO ENVIRONMENTAL MATTERS OR ENVIRONMENTAL CONDITIONS IN, ON, UNDER, ABOUT OR MIGRATING FROM OR ONTO THE REAL PROPERTY, INCLUDING, WITHOUT LIMITATION, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, OR BY VIRTUE OF ANY COMMON LAW RIGHT, NOW EXISTING OR HEREAFTER CREATED, RELATED TO ENVIRONMENTAL CONDITIONS OR ENVIRONMENTAL MATTERS IN, ON, UNDER, ABOUT OR MIGRATING FROM OR ONTO THE REAL PROPERTY. THE TERMS AND CONDITIONS OF THIS SECTION 5.4 WILL EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT OR THE CLOSING, AS THE CASE MAY BE, AND WILL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND ARE HEREBY DEEMED INCORPORATED INTO THE DEED AS FULLY AS IF SET FORTH AT LENGTH THEREIN.

ARTICLE VI

TITLE AND SURVEY MATTERS

Section 6.1                                   Survey.  The ROFO (RM) Parties acknowledges receipt of the Existing Survey.  Any modification, update or recertification of the Existing Survey or any new survey shall be at the ROFO (RM) Parties’ election and sole cost and expense.  Any new survey or update of the Existing

Survey that the ROFO (RM) Parties have elected to obtain is herein referred to as the “Updated Survey.”  Any new material matters disclosed on the Updated Survey (i.e., not disclosed on the Existing Survey) shall constitute a “Survey Objection” under this Agreement if the ROFO (RM) Parties object to same in writing on or before the Title Objection Date (as defined in Section 6.2(a) below), WITH TIME BEING OF THE ESSENCE.

Section 6.2                                   Title Commitment.  (a)  the ROFO (RM) Parties acknowledges receipt of the Commonwealth Title Commitment. If the ROFO (RM) Parties elect to use a title company other than Commonwealth Land Title Insurance Company, prior to the Effective Date, the ROFO (RM) Parties shall have ordered from the Title Company a title insurance commitment for an Owner’s Title Insurance Policy (the “Title Commitment”). If the ROFO (RM) Parties elect to use Commonwealth Land Title Insurance Company as the Title Company, within two (2) Business Days after the Effective Date, the ROFO (RM) Parties shall order from the Title Company an update to said Commonwealth Title Commitment.  Prior to the expiration of the Evaluation Period (the “Title Objection Date”), the ROFO (RM) Parties shall notify MC Owner in writing of any (i) exceptions to title to the Real Property raised by the Title Company if the ROFO (RM) Parties deems same unacceptable (“Title Objections”) and (ii) Survey Objections.  In the event MC Owner does not receive notice of any Title Objections or Survey Objections by the Title Objection Date, the ROFO (RM) Parties will be deemed to have accepted the exceptions to title set forth in the Title Commitment, and such exceptions shall constitute “Permitted Exceptions”, and all matters shown on the Updated Survey.  TIME SHALL BE OF THE ESSENCE WITH RESPECT TO THE TITLE OBJECTION DATE.

(b)                                 By the date (the “New Objection Date”) which is five (5) Business Days after the ROFO (RM) Parties’ counsel receives notice of any new exception to title to the Real Property recorded in the land records or arising after the effective date of the Title Commitment and prior to the Closing (or as promptly as possible prior to the Closing if such notice is received with less than five (5) Business Days prior to the Closing) which is objectionable according to the Connecticut Bar Association Standards, the ROFO (RM) Parties shall provide MC Owner with written notice of its objection to such new exception if the ROFO (RM) Parties deem same unacceptable (“New Title Objection”). TIME SHALL BE OF THE ESSENCE WITH RESPECT TO THE NEW OBJECTION DATE.  In the event MC Owner does not receive the New Title Objection by the New Objection Date, the ROFO (RM) Parties will be deemed to have accepted the applicable exceptions to title set forth on any applicable update to the Title Commitment as Permitted Exceptions.

(c)                                  All taxes, water rates or charges, sewer rents and assessments, plus interest and penalties thereon, which on the Closing Date are liens against the Real Property and which MC Owner is obligated to pay and discharge will be credited against the Redemption Property Value (subject to the provision for apportionment of taxes, water rates and sewer rents herein contained) and shall not be deemed a Title Objection.  If on the Closing Date there shall be security interests filed against the Real Property, such items shall not be Title Objections if (i) the personal property covered by such security interests are no longer in or on the Real Property; (ii) such personal property is the property of a Tenant, and MC Owner executes and delivers an affidavit to such effect; or (iii) the security interest was filed more than five (5) years prior to the Closing Date and was not renewed; and in addition, as a result thereof or otherwise, the Title Company omits such security interest as an exception from the Title Commitment.

(d)                                 If on the Closing Date the Real Property shall be affected by any lien which, pursuant to the provisions of this Agreement, is required to be discharged or satisfied by MC Owner, MC Owner shall not be required to discharge or satisfy the same of record provided the money necessary to satisfy the lien is retained by the Title Company at Closing to be applied to satisfy such lien at Closing, or MC Owner provides an indemnity from MCRLP in form and substance satisfactory to the Title Company, the Title Company omits the lien as an exception from the Title Commitment without additional premium or cost to the ROFO (RM) Parties, and the ROFO (RM) Parties’ lender does not object to such omission based on such indemnity and a credit is given to the ROFO (RM) Parties for the recording charges for a satisfaction or discharge of such lien.

(e)                                  No franchise, transfer, inheritance, income, corporate or other tax open, levied or imposed against MC Owner or any former owner of the Real Property, that may be a lien against the Real Property on the Closing Date, shall be an objection to title if the Title Company insures against collection thereof from or out of the Real Property and/or the Improvements, and provided further that MC Owner deposits with the Title Company a sum reasonably sufficient to secure a release of the Real Property from the lien thereof or an indemnity agreement reasonably satisfactory to the Title Company, the Title Company omits the lien as an exception from the Title Commitment and the ROFO (RM) Parties’ lender does not object to such omission based on such indemnity agreement. If any such tax issue is not resolved within sixty (60) days of after Closing, the Title Company shall, at the ROFO (RM) Parties’ direction use any escrowed funds to satisfy such tax.  If a search of title discloses judgments, bankruptcies, or other returns against other persons having names the same as or similar to that of MC Owner, MC Owner will deliver to the ROFO (RM) Parties and the Title Company an affidavit stating that such judgments, bankruptcies or other returns do not apply to MC Owner, and, so long as the Title Company omits the same as an exception from the Title Commitment without additional premium or cost to the ROFO (RM) Parties, such search results shall not be deemed Title Objections.

Section 6.3                                   Title Defect.

(a)                                 In the event MC Owner receives notice of any Survey Objection or Title Objection within the time periods required under Sections 6.1 and 6.2 above (collectively and individually, a “Title Defect”), MC Owner may elect (but shall not be obligated) to attempt to remove, or cause to be removed at its expense, any such Title Defect, and shall provide the ROFO (RM) Parties with notice, within seven (7) days after its receipt of any such objection, of its intention to attempt to cure any such Title Defect.  Failure to respond within such seven (7) day period shall be deemed an election by MC Owner to attempt to cure such objection.  If MC Owner elects or is deemed to have elected to attempt to cure any Title Defect, (i) the Closing shall not occur any earlier than five (5) Business Days after MC Owner has cured the Title Defect and given the ROFO (RM) Parties notice thereof, and (ii) the Scheduled Closing Date, to the extent elected by MC Owner, shall be extended, for a period not to exceed fifteen (15) days, for the purpose of attempting such removal.  In the event that (A) MC Owner elects not to attempt to cure any such Title Defect, or (B) MC Owner is unable to cure any such Title Defect for any period elected by MC Owner but not to exceed fifteen (15) days from the Scheduled Closing Date, MC Owner shall so advise the ROFO (RM) Parties, and the ROFO (RM) Parties shall have the right to (1) waive such Title Defect and proceed to the Closing, or (2) amend this Agreement to identify an OP Unit Substituted Redemption Property as defined in and subject to the Other PSAs for the Westchester County New York properties to substitute for the Redemption Property (a “Substituted Redemption Property”).  The ROFO (RM) Parties shall make such election Owner within ten (10) days of receipt of MC Owner’s notice.  Failure to so elect within such ten (10) day period shall be deemed an election under clause (2) above.  If the ROFO (RM) Parties elect to proceed to the Closing, any Title Defects waived by the ROFO (RM) Parties shall be deemed to constitute Permitted Exceptions.

(b)                                 Notwithstanding any provision of this Article VI to the contrary, MC Owner will be obligated to cure exceptions to title to the Real Property, regardless of notice from the ROFO (RM) Parties, in the manner described above, (i) relating to liens and security interests securing any financings to MC Owner, (ii) any mechanic’s liens resulting from work at the Real Property commissioned by MC Owner, (iii) any other liens against the Redemption Property based on claims against MC Owner, or against any tenant unless such tenant is obligated under its lease to discharge such lien (by payment or filing a bond or otherwise as permitted by law), which may be cured by the payment of up to three-quarters of one percent (0.75%) of the Redemption Property Value with respect to all liens described in this clause (iii) which affect such Redemption Property, and (iv) any exceptions or encumbrances to title created by MC Owner or any of MC Owner’s Affiliate after the Effective Date. The ROFO (RM) Parties shall have the right to direct the seller under the Other PSAs to apply any portion of the purchase price under the Other PSAs at Closing to satisfy, cure and discharge any of the liens, security interests and encumbrances that MC Owner is required to cure pursuant to this Section 6.3(b).  Notwithstanding anything to the contrary in this Agreement or the Other PSAs, the mandatory cure cap set forth as to all liens described in clause (iii) of this Section 6.3(b) (i.e., three-quarters of one percent (0.75%) of the Redemption Property Value) is an aggregate amount to be applied with respect to MC Owner under this Agreement and the seller under the Other PSAs and may be reached solely under this Agreement or either of the Other PSAs, or partially under this Agreement and the Other PSAs.

(c)                                  The ROFO (RM) Parties shall accept title to the Real Property subject to any and all violations, provided that MC Owner shall, at or prior to Closing, pay any outstanding fines, penalties and interest thereon up to an aggregate amount of $750,000.00 which are in liquidated sums on the face of such violations.  In the event that there are such amounts outstanding in excess of $750,000.00 (the “Violation Penalty Excess”), the ROFO (RM) Parties may, within three (3) Business Days after being notified or obtaining knowledge that such Violation Penalty Excess exists or, if sooner, before Closing, (i) waive such Violation Penalty Excess and proceed to the Closing, or (ii) amend this Agreement to remove the Redemption Property and replace it with the Substituted Redemption Property; provided, however, if the ROFO (RM) Parties exercise the foregoing Substituted Redemption Property replacement right, MC Owner may within three (3) Business Days thereafter or, if sooner, before Closing agree to also pay the Violation Penalty Excess in which case the ROFO (RM) Parties’ exercise of the Substituted Redemption Property replacement right shall be null and void, ab initio, and this Agreement shall continue in full force and effect with MC Owner obligated to also pay the Violation Penalty Excess.  Notwithstanding anything to the contrary in this Agreement or the Other PSAs, the $750,000.00 mandatory violation penalty payment cap set forth in this Section 6.3(c) is an aggregate amount to be applied with respect to MC Owner under this Agreement and the sellers under the Other PSAs and may be reached solely under this Agreement or either of the Other PSAs, or partially under this Agreement and the Other PSAs.

ARTICLE VII

INTERIM OPERATING COVENANTS AND ESTOPPELS

Section 7.1                                   Interim Operating Covenants.  MC Owner makes the following covenants to the ROFO (RM) Parties:

(a)                                 Operations.  From the Effective Date until Closing:

MC Owner will continue to operate, manage and maintain the Real Property and the Improvements in the ordinary course of MC Owner’s business and substantially in accordance with MC Owner’s present practice, subject to ordinary wear and tear and further subject to Article XI of this Agreement, and not postpone any regularly scheduled maintenance as a result of this transaction.  MC Owner shall comply in all material respects with its obligations, as landlord, under all Leases.  MC Owner shall not amend, renew, extend or terminate any existing Lease, or enter into any new Lease without the ROFO (RM) Parties’ prior written consent, which consent may be given or denied in the ROFO (RM) Parties’ sole discretion.  After January 25, 2019, MC Owner shall not initiate or settle any tax appeal for the tax year in which the Closing is scheduled to occur or tax years thereafter, without the ROFO (RM) Parties’ prior written consent, which consent may be given or denied in the ROFO (RM) Parties’ sole discretion.  MC Owner may prosecute and settle any tax appeals for tax years prior to the year in which the Closing occurs without the ROFO (RM) Parties’ prior written consent.  MC Owner shall maintain in full force and effect all insurance policies currently in effect with respect to the Redemption Property. MC Owner shall comply in all material respects with its obligations under the Association Documents.  MC Owner shall not amend, modify, renew, extend, terminate, or enter into any new agreements with respect to, any Association Document without the ROFO (RM) Parties’ prior written consent, which consent may be given or denied in the ROFO (RM) Parties’ sole discretion.

(b)                                 Compliance with Governmental Regulations. From the Effective Date until Closing, MC Owner will not knowingly take any, or refrain from taking, action that MC Owner knows would result in a failure to comply in all material respects with all Governmental Regulations applicable to the Redemption Property, it being understood and agreed that prior to Closing, MC Owner will have the right to contest any such Governmental Regulations in a manner that is not adverse to any Redemption Property.

(c)                                  Service Contracts. From the expiration of the Evaluation Period until Closing, MC Owner will not (i) enter into any Service Contract unless such Service Contract is on terms substantially the same as the Service Contract which it is replacing and is terminable on thirty (30) days’ notice without penalty or unless the ROFO (RM) Parties consents thereto in writing, which approval will not be unreasonably withheld, delayed or conditioned or (ii) terminate any Service Contracts unless the ROFO (RM) Parties consents thereto in writing, which approval will not be unreasonably withheld, delayed or conditioned.  On or before the expiration of the Evaluation Period, the ROFO (RM) Parties shall notify MC Owner in writing of any Service Contracts which the ROFO (RM) Parties wants to terminate on or after the Closing Date, to the extent the same can be terminated, WITH TIME BEING OF THE ESSENCE WITH RESPECT TO SUCH NOTICE.  At Closing, the ROFO (RM) Parties shall assume all Service Contracts. MC Owner shall deliver to the ROFO (RM) Parties at Closing a termination letter from the ROFO (RM) Parties with respect to any Service Contracts which the ROFO (RM) Parties have so identified for termination on or after the Closing Date, to the extent the same can be terminated (collectively, the “Service Contracts Termination Notices”).  Any and all costs accruing on or after the Closing Date under any Service Contract, whether or not terminated by the ROFO (RM) Parties on or after the Closing Date, shall be borne entirely by the ROFO (RM) Parties.

(d)                                 Notices. To the extent received by MC Owner from the Effective Date until Closing, MC Owner shall promptly deliver to the ROFO (RM) Parties copies of any written notice (i) from a Tenant or the Association, or (ii) that alleges a violation of any Governmental Regulations.

(e)                                  No Advance Rent.  MC Owner has not sent invoices to or charged Tenants for and, without the ROFO (RM) Parties’ prior written consent, will not (except if otherwise expressly provided in a Lease and subject to proper apportionment thereof in accordance with this Agreement) send invoices to or charge Tenants for so called fixed or base rent (for avoidance of doubt not to include any security deposits, additional rent, percentage rent or any other type of rent) more than one month in advance.  However, if any such fixed or base rent is nevertheless paid to MC Owner, such rent shall be subject to proper apportionment thereof in accordance with this Agreement.

(f)                                   Bill and Invoices.  MC Owner shall remain responsible after the Closing for all bills and invoices received by MC Owner for labor, goods and materials, services and utility charges contracted for by MC Owner for its own account with respect to the Redemption Property for which MC Owner is responsible relating to the period prior to Closing and otherwise subject to apportionment and/or the ROFO (RM) Parties’ assumption thereof pursuant to the terms and conditions of this Agreement and/or the Closing documents executed by the ROFO (RM) Parties.

(g)                                  No Alteration.  Subject to rights of tenants and landlord’s obligations under the applicable Lease, MC Owner shall not undertake or perform or allow to be undertaken or performed any construction, demolition, alteration or similar activities of or at the Real Property, except in connection with any repair and/or replacement work, which shall be performed by MC Owner as necessary in order to keep and maintain the Real Property in good order and repair.

(h)                                 No Transfers Encumbrances.  Between the Effective Date and Closing, MC Owner (i) shall not sell or otherwise transfer, or permit the sale or transfer of, the Redemption Property or any portion thereof and (ii) shall not subject the Redemption Property to, or consent to the Redemption

Property becoming subject to, any liens, encumbrances, covenants, conditions, easements, rights of way, agreements or other similar matters.

Section 7.2                                   Tenant Estoppels.  It will be a condition to the ROFO (RM) Parties’ obligation to close hereunder that MC Owner obtain a Tenant Estoppel from Tenants or, together with the sellers under the Other PSAs, “Tenants” under and as defined in the Other PSAs to the extent required to bring the aggregate rented square footage covered by Tenant Estoppels to no less than 75% (the “Required Percentage”) of the aggregate rented square footage of the Improvements under this Agreement and the Other PSAs, on a combined basis and deliver, together with the sellers under the Other PSAs, such Tenant Estoppels to the ROFO (RM) Parties at least three (3) Business Days prior to Closing.  Notwithstanding anything to the contrary set forth above, in no event shall the square footage demised pursuant to (x) a Lease or a “Lease” under and as defined in the Other PSAs, that is scheduled to expire prior to or within sixty (60) days after the Scheduled Closing Date, or (y) the Lease to Fuji Medical Systems USA, Inc. described in the Other PSA for the Stamford, CT properties be included in calculating such rented square footage.

MC Owner has delivered by email to the ROFO (RM) Parties’ counsel a draft Tenant Estoppel for the Major Tenant.  The ROFO (RM) Parties have approved the draft of Major Tenant Estoppel.  At a time selected by MC Owner but in any event no later than five (5) Business Days after the purchaser under the Other PSAs timely deposits with the Escrow Agent (as such term is defined in each of the Other PSAs, as applicable) the Additional Earnest Money Deposit (as such term is defined in each of the Other PSAs, as applicable) pursuant to the terms of the Other PSAs, MC Owner shall deliver to the ROFO (RM) Parties a draft Major Tenant Estoppel to the Major Tenant for execution.  MC Owner may, but is not required to, deliver by email draft non-Major Tenant Estoppels to the ROFO (RM) Parties’ counsel for review and comment.  At a time selected by MC Owner but in any event no later than five (5) Business Days after the purchaser under the Other PSAs timely deposits with the Escrow Agent (as such term is defined in each of the Other PSAs, as applicable) the Additional Earnest Money Deposit (as such term is defined in each of the Other PSAs, as applicable) pursuant to the terms of the Other PSAs, MC Owner shall deliver a draft Tenant Estoppel to each respective non-Major Tenant for execution. MC Owner will use commercially reasonable efforts to obtain and deliver to the ROFO (RM) Parties a Tenant Estoppel from all Tenants.  Furthermore, MC Owner shall be obligated to deliver to the ROFO (RM) Parties any Tenant Estoppel in the form that MC Owner receives from a Tenant even if the Required Percentage has been achieved.  MC Owner shall not be in default of its obligations hereunder if the Major Tenant or Tenant fails to deliver a Tenant Estoppel, or delivers a Tenant Estoppel which is not in accordance with this Agreement.  MC Owner agrees to deliver by email (NOTING IN SUCH EMAIL THE DEEMED APPROVAL PROVISIONS OF THIS SECTION FOR PURCHASER’S FAILURE TO TIMELY RESPOND) to the ROFO (RM) Parties (sent to Tim Jones - tjones@rmcdev.com, Sandy Spring - sspring@rmcdev.com, Jeremy Frank - jfrank@rmcdev.com, Christian Wallace - cwallace@rmcdev.com, Renee Fuller - rfuller@rmcdev.com, Richard J. Shea, Jr. — rshea@cbshealaw.com, Christopher R. Shea — cshea@cbshealaw.com, Lisa Neary — lneary@cbshealaw.com, and Alicia Davis - Alicia.Davis@cwt.com),  each executed Tenant Estoppel within three (3) Business Days after MC Owner’s receipt of the same from the applicable Tenant.  If the ROFO (RM) Parties fail to provide comments by email (sent to Brian Primost - bprimost@mack-cali.com, Lawrence Reiss - LReiss@mack-cali.com, Susan Epstein- SEpstein@mack-cali.com, and Miles Borden - mborden@seyfarth.com) to any such executed estoppel certificate within three (3) Business Days’ after the ROFO (RM) Parties’ receipt thereof by an email containing the requisite deemed approval provisions described in the immediately preceding sentence, the ROFO (RM) Parties shall be deemed to have approved and accepted such Tenant Estoppel, WITH TIME BEING OF THE ESSENCE WITH RESPECT TO PROVIDING ANY SUCH COMMENTS.  Notwithstanding anything to the contrary, the ROFO (RM) Parties shall have no right to object to a Tenant Estoppel based on information disclosed by MC Owner or made available to the ROFO (RM) Parties, or otherwise known by the ROFO (RM) Parties, if (i) (x) prior to 6:00 p.m. on the Effective Date, MC Owner has disclosed to the ROFO (RM) Parties in the Data Room materials which expressly and clearly confirm, or expressly and clearly support, any statement in such estoppel certificate, or (y) after 6:00 p.m. on the Effective Date, but prior to the expiration of the Evaluation Period, MC Owner has disclosed to the ROFO (RM) Parties by email (sent to Tim Jones - TJones@rmcdev.com, and Richard Shea - RShea@cbshealaw.com) and by posting in the Data Room, materials that are described in such email as “DISCLOSURE MATERIALS” and which expressly and clearly confirm, or expressly and clearly support, any statement in such estoppel certificate; or (ii) the ROFO (RM) Parties obtain actual knowledge prior to the expiration of the Evaluation Period, including, without limitation, as a result of the ROFO (RM) Parties’ due diligence tests, investigations and inspections of the Property that expressly and clearly confirm, or expressly and clearly support, any such statement in such Tenant Estoppel.  ROFO (RM) Parties’ actual knowledge for all purposes of this Agreement shall be deemed to mean the actual knowledge (as opposed to constructive or imputed) of Timothy Jones and/or Jeremy M. Frank, without any independent investigation or inquiry whatsoever.

“Tenant Estoppel” means an estoppel certificate from a Tenant (i) substantially in the form annexed hereto as Exhibit H, or (ii) otherwise substantially in the form, or limited to the substance, prescribed by or attached to such Tenant’s Lease provided that such alternative estoppel certificate does not (1) reflect a continuing material default by landlord or a material default by Tenant under the applicable Lease (unless, prior to the expiration of the Evaluation Period, MC Owner has disclosed or made available to the ROFO (RM) Parties information regarding such default pursuant to the standards set forth above, or ROFO (RM ) Parties otherwise have actual knowledge of such default, subject to and as provided in the penultimate sentence of the immediately preceding paragraph) or (2) contain a material adverse discrepancy, statement or information which is clearly inconsistent with the applicable Lease or contrary to the statements provided for in the form estoppel certificate.  A Tenant Estoppel may (I) contain substantiality, knowledge and other such qualifiers, (II) delete the updated certification paragraph and add the bracketed language set forth in the form Tenant Estoppel annexed hereto as Exhibit H or (III) contain non-substantial deviations from the requested estoppel certificate or the estoppel certificate prescribed by or attached to such tenant’s lease, and the ROFO (RM) Parties acknowledges that none of the foregoing will allow the ROFO (RM) Parties to claim that a Tenant Estoppel is unacceptable.  Tenant Estoppels shall be dated within sixty (60) days of Closing (unless the Scheduled Closing Date has been adjourned for any reason (including a request by the ROFO (RM) Parties for adjournment agreed to by MC Owner) by the ROFO (RM) Parties).

In the event MC Owner is unable to obtain Tenant Estoppels to the extent required to be delivered as a condition to Closing pursuant to the first paragraph of this Section, MC Owner and/or the ROFO (RM) Parties may, but are not obligated to, elect to extend the Scheduled Closing Date one (1) time for up to an additional thirty (30) days in order to satisfy such Tenant Estoppel condition to Closing, and if the ROFO (RM) Parties so elects, it may deal directly with Tenants to obtain the Tenant Estoppels. If MC Owner is unable to obtain a Tenant Estoppel from a Major Tenant, the ROFO (RM) Parties shall have the option, to be exercised within two (2) Business Days prior to Closing, to amend this Agreement to remove the Redemption Property and replace it with the  Substituted Redemption Property. If the ROFO (RM) Parties so elects to amend this Agreement, the Redemption Property Value shall be accordingly adjusted by the fair market value of the Substituted Redemption Property, and the parties shall enter into an amendment to this Agreement confirming the identification of the Substituted Redemption Property as the Redemption Property and the applicable adjustment of the Redemption Property Value.

Section 7.3                                   Intentionally Omitted.

Section 7.4                                   SNDAs.  (a)  As set forth in “Group 1” on Exhibit P, there are no SNDAs under this Agreement required as a condition to Purchaser’s obligation to close hereunder.  Purchaser shall delivered by email on or before March 5, 2019 to Seller a draft SNDA for each SNDA Tenant.  At a time selected by Seller but in any event no later than five (5) Business Days after Purchaser’s delivery of draft SNDAs for each SNDA Tenant and timely deposit with the Escrow Agent of the Additional Earnest Money Deposit pursuant to Section 4.1 above, Seller shall deliver a draft SNDA to each respective SNDA Tenant for execution.  Seller will use commercially reasonable efforts to obtain and deliver to Purchaser an SNDA from each SNDA Tenant.  Seller shall not be in default of its obligations hereunder if any SNDA Tenant fails to deliver an SNDA, or delivers an SNDA which is not in accordance with this Agreement.  Seller agrees to deliver by email (NOTING IN SUCH EMAIL THE DEEMED APPROVAL PROVISIONS OF THIS SECTION FOR PURCHASER’S FAILURE TO TIMELY RESPOND) to Purchaser (sent to Tim Jones - tjones@rmcdev.com, Sandy Spring - sspring@rmcdev.com, Jeremy Frank - jfrank@rmcdev.com, Christian Wallace - cwallace@rmcdev.com, Renee Fuller - rfuller@rmcdev.com, Richard J. Shea, Jr. — rshea@cbshealaw.com, Christopher R. Shea — cshea@cbshealaw.com, Lisa Neary — lneary@cbshealaw.com, and Alicia Davis - Alicia.Davis@cwt.com), each executed SNDA within three (3) Business Days’ after Seller’s receipt of the same from the applicable SNDA Tenant.  If Purchaser fails to provide comments by email (sent to Brian Primost - bprimost@mack-cali.com, Lawrence Reiss - LReiss@mack-cali.com, Susan Epstein- SEpstein@mack-cali.com, and Miles Borden - mborden@seyfarth.com) to any such executed SNDA within three (3) Business Days’ after Purchaser’s receipt thereof by an email containing the requisite deemed approval provisions described in the immediately preceding sentence, Purchaser shall be deemed to have approved and accepted such SNDA, WITH TIME BEING OF THE ESSENCE WITH RESPECT TO PROVIDING ANY SUCH COMMENTS.

“SNDA” means a subordination, non-disturbance and attornment Agreement from an SNDA Tenant, (i) substantially in the form annexed hereto as Exhibit R, or (ii) otherwise substantially in the form, or limited to the substance, prescribed by or attached to such tenant’s lease.  An SNDA may (I) contain substantiality, knowledge and other such qualifiers, or (II) contain non-substantial deviations from or commercially reasonable comments to the requested SNDA or the SNDA prescribed by or attached to such tenant’s lease, and, subject to Purchaser’s lender’s acceptance of the SNDA (not to be unreasonably withheld, conditioned or delayed), Purchaser acknowledges that none of the foregoing will allow Purchaser to claim that an SNDA is unacceptable.

In the event Seller is unable to obtain an SNDA from any of the SNDA Tenants listed as “Group 1” or “Group 2” on Exhibit P, or SNDA Tenants listed as “Group 3” on Exhibit P in order to achieve the 50% threshold described below in this paragraph, Seller and/or Purchaser may, but are not obligated to, elect to extend the Scheduled Closing Date one (1) time for up to an additional thirty (30) days in order to obtain such SNDAs, and if Purchaser so elects, it may deal directly with such SNDA Tenants to obtain such SNDAs.  If Seller is unable to obtain an SNDA from an SNDA Tenant, Purchaser shall have the option, to be exercised within two (2) Business Days prior to Closing, to amend this Agreement to remove the individual Property having the leasehold of such SNDA Tenant from this Agreement.  If Purchaser so elects to amend this Agreement, the Purchase Price shall be accordingly reduced by the Allocation for such individual Property, and the parties shall enter into an amendment to this Agreement confirming the removal of such individual Property and the applicable reduction of the Purchase Price.  However, Purchaser shall not have such option to remove from this Agreement any individual Property having a leasehold of a “Group 3” SNDA Tenant listed on Exhibit P if Seller obtains SNDAs from such “Group 3” SNDA Tenants, and such “Group 3” SNDA Tenants under the Other PSAs, having, in the aggregate, Leases for at least fifty percent (50%) of the aggregate total square footage set forth on Exhibit P for such “Group 3” SNDA Tenants and such “Group 3” SNDA Tenants under the Other PSAs.  For avoidance of doubt, such 50% “Group 3” SNDA Tenant square footage threshold may be reached solely under this Agreement or either of the Other PSAs, or partially under this Agreement and the Other PSAs.

(b)                                 If requested by the SNDA Tenant, and the SNDA Tenant is entitled to the same under its Lease, Purchaser shall reimburse the reasonable costs and expenses of the SNDA Tenant in connection with the negotiation, execution and delivery of an SNDA, which shall be paid by Purchaser at Closing or the termination of this Agreement, or if requested by the SNDA Tenant thereafter and the SNDA Tenant is entitled to the same under its Lease, within ten (10) days after demand, and which payment obligation shall be a Closing Surviving Obligation or a Termination Surviving Obligation..

Section 7.5                                   Rights of First Offer; and Built-In Gain.

(a)                                 The ROFO (RM) Parties possess certain rights of first offer (the “ROFO (RM) Rights”) and other protections to prevent the recognition of gain (the “Tax Protection Rights”) pursuant to the Contribution and Exchange Agreement (RM), including, without limitation, Section 27 of the Contribution and Exchange Agreement (RM) and Sections 1.1.1 through 1.1.9 of that certain Second Amendment to Contribution and Exchange Agreement (RM), dated June 27, 2000 (the “Second Amendment (RM)”).

By signing this Agreement, subject to any ROFO (RM) Exception Condition, each ROFO (RM) Party hereby, now and hereafter, as of the Effective Date, (1) permanently waives and terminates any and all of its ROFO (RM) Rights under the Contribution and Exchange Agreement (RM),  (2) agrees that such ROFO (RM) Rights under the Contribution and Exchange Agreement (RM) are hereby terminated and of no further force and effect and (3) releases MC Owner, MCRC, MCRLP, Agent, HIG, any Designee and their respective successors and assigns from any and all obligations and liabilities (including, without limitation, any tax liabilities or other liability or payment specified in the Contribution and Exchange Agreement (RM) or otherwise available by law or equity) with respect to or in connection with the ROFO (RM) Rights under the Contribution and Exchange Agreement (RM), except for obligations or liabilities with respect to Continuing Tax Protection Rights.  At Closing MC Owner shall deliver to ROFO (RM) Parties and to the Title Company an affidavit in the form attached hereto as Exhibit Q (the “ROFO (RM) Affidavit”).

By signing this Agreement, subject to any ROFO (RM) Exception Condition and except for the Continuing Tax Protection Rights, each ROFO (RM) Party hereby, now and hereafter, as of the Effective Date, (1) permanently waives and terminates any and all of its Tax Protection Rights under the Contribution and Exchange Agreement (RM), (2) agrees that such Tax Protection Rights under the Contribution and Exchange Agreement (RM) are hereby terminated and of no further force and effect and (3) releases MC Owner, MCRC, MCRLP and their respective successors and assigns from any and all obligations and liabilities (including, without limitation, any tax liabilities or other liability or payment specified in the Contribution and Exchange Agreement (RM) or otherwise available by law or equity) with respect to or in connection with the Tax Protection Rights under the Contribution and Exchange Agreement (RM). For purposes hereof, the “Continuing Tax Protection Rights” are as follows: notwithstanding anything herein to the contrary, those Limited Agreements of Indemnity executed by each ROFO (RM) Party or their respective predecessors in interest (collectively, the “Indemnities”) shall, to the extent not previously terminated, continue in full force and effect after the Closing (subject to the terms and conditions of those Indemnities) and each ROFO (RM) Party shall continue to be entitled to all rights set forth in Section 1.1.6 of the Second Amendment (RM).

For avoidance of doubt, the waivers, terminations and releases in this Section 7.5(a) by each ROFO (RM) Party with respect to the ROFO (RM) Rights and the Tax Protection Rights under the Contribution and Exchange Agreement (RM) apply to any individual Propert(ies) that are removed from the terms of this Agreement pursuant to any provisions hereof, except if the Closing does not occur due to any ROFO (RM) Exception Condition and except for Continuing Tax Protection Rights.  The provisions of this Section 7.5(a) shall survive (i) the Closing, including a Closing as a result of ROFO (RM) Parties’ exercise of its specific performance rights pursuant to this Agreement or (ii) a termination of this Agreement; however, notwithstanding anything herein to the contrary, the provisions of this Section 7.5(a) shall be null and void ab initio, if the Closing does not occur due to any of the following reasons (each a, “ROFO (RM) Exception Condition”):

(1)                                 the termination of this Agreement due to a failure of a condition precedent to ROFO (RM) Parties’ obligation to close under (I) Section 9.1(a) - except due to a failure under Section 10.3(o), (r) or (v), (II) Section 9.1(b) or (III) Section 9.1(c); or

(2)                                 the exercise of ROFO (RM) Parties’ right to terminate this Agreement pursuant to Article XI in the case of a Total Damage Event.

(b)                                 Intentionally Omitted.

(c)                                  By signing this Agreement, MCRLP and MCRC agree that the provisions of Section 26.4 of the Contribution and Exchange Agreement (RM), including, without limitation, those restricting the development of Competitive Uses (as defined therein), are hereby terminated and the RM Group (as defined therein) are hereby released from any and all obligations or liabilities with respect thereto, except if the Closing does not occur due to a failure of a Section 9.2 condition precedent to MC Owner’s obligation to close, or the exercise of the ROFO (RM) Parties’ right to terminate this Agreement pursuant to Article XI in the case of a Total Damage Event. The provisions of this Section 7.5(c) will survive the Closing or the termination of this Agreement.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

Section 8.1                                   MC Owner’s and MCRLP Representations and Warranties. The following constitute representations and warranties of MC Owner and/or MCRLP, as applicable, which representations and warranties shall be true as of the Effective Date.  Subject to the exceptions set forth on Schedule 8.1 attached hereto and made apart hereof, and to the limitations set forth in Section 8.3, each of MC Owner and/or MCRLP, as applicable, represents and warrants to the ROFO (RM) Parties the following:

(a)                                 Status. MC Owner is a limited liability company, duly organized and validly existing under the laws of the State of New York.  MCRLP is a limited partnership, duly organized and validly existing under the laws of the State of Delaware.

(b)                                 Authority. The execution and delivery of this Agreement and all documents to be delivered by MC Owner and/or MCRLP, as applicable, at the Closing and the performance of such party’s obligations hereunder and under such other documents, have been or will be duly authorized by all necessary actions on the part of such party, and this Agreement constitutes the legal, valid and binding obligation of such party.

(c)                                  Non-Contravention.  The execution and delivery of this Agreement by MC Owner and MCRLP and the consummation by such party of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority, or conflict with, result in a breach of, or constitute a default under the organizational documents of such party, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease, other material agreement or instrument to which it is a party or by which it is bound.

(d)                                 Suits and Proceedings.  There are no legal actions, suits or similar proceedings pending and served, or to MC Owner’s Knowledge, threatened in writing, against MC Owner or the Redemption Property which are not adequately covered by existing insurance.

(e)                                  Non-Foreign Entity.  Neither MC Owner nor MCRLP is a “foreign person” or “foreign corporation” as those terms are defined in the Code and the regulations promulgated thereunder.

(f)                                   Tenants.  As of the date of this Agreement, the only tenants of the Real Property are tenants pursuant to the Leases set forth on the Lease Schedule annexed hereto and made a part hereof as Exhibit G.  The Documents made available to the ROFO (RM) Parties pursuant to Section 5.2 hereof include true, correct and, in all material respects, complete copies of all of the Leases listed on Exhibit G.

(g)                                  Service Contracts.  The Documents made available to the ROFO (RM) Parties pursuant to Section 5.2 hereof include true, correct and, in all material respects, complete copies of all Service Contracts listed on Exhibit F.

(h)                                 Leasing Commission Agreements.  (i)  The Leasing Commission Agreements are listed on Exhibit J, and there are no other Leasing Commission Agreements, and (ii) the Documents made available to the ROFO (RM) Parties pursuant to Section 5.2 hereof include true, correct and, in all material respects, complete copies of the Leasing Commission Agreements.

(i)                                     Intentionally Omitted.

(j)                                    Association Documents.  The Documents made available to the ROFO (RM) Parties pursuant to Section 5.2 hereof include true, correct and, in all material respects, complete copies of all Association Documents.  With respect to the Association Documents:

(i)                                     To MC Owner’s Knowledge, the documents are in full force and effect and have not been modified, or amended;

(ii)                                  MC Owner has not received or given any written notice of any party’s default thereunder that has not been cured;

(iii)                               To MC Owner’s Knowledge, there exists no default on the part of any other party under such documents;

(iv)                              There exists no default on the part of MC Owner under such documents and MC Owner has not taken (or failed to take) any act which, with the giving of notice and/or the passing of time, would be a default under the such documents; and

(v)                                 To MC Owner’s Knowledge, there are no pending proceedings or pending claims by or against the Association.

(k)                                 Insurance.  MC Owner currently maintains all property, liability, rental income or business interruption and other insurance policies relating to the Redemption Property or the use or occupancy thereof by MC Owner or any of MC Owner’s Affiliates, and is in compliance with such limits of coverage and deductible amounts as are required under any applicable leases or mortgages, and such current insurance policies are in full force and effect.

(l)                                     ERISA; Employees.  All employees at the Real Property are employees of MC Owner or MC Owner’s Affiliates.  There are no union contracts, collective bargaining agreements, pension, profit-sharing, bonus, employment contracts or other employee benefit plans, contracts or agreements relating to current or past employees of MC Owner or MC Owner’s Affiliates at the Real Property.  There is no pending or to MC Owner’s Knowledge, threatened attempt to organize a labor union covering employees at the Real Property.  There are not and have not been any pending or, to MC Owner’s Knowledge, threatened employment strikes, work stoppages, work slowdown, picketing, lockout or other material labor dispute involving the Real Property for the period MC Owner has owned the Real Property.  (i) MC Owner has not received written notice or, to MC Owner’s Knowledge, oral notice of any actual or alleged violations of any applicable labor and employment laws, including any applicable laws respecting labor relations, employment discrimination, disability rights or benefits, occupational health and safety, worker’s compensation, affirmative action, unemployment compensation, leaves of absence, plant closures, mass layoffs, immigration and wages and hours and (ii) there are no charges, complaints or lawsuits pending or, to MC Owner’s Knowledge, threatened against MC Owner regarding employment matters at the Real Property, and there are no Governmental Authority audits, examinations or investigations pending or threatened in writing against MC Owner regarding employment matters at the Real Property.  With respect to the Real Property, MC Owner is not required to contribute to a “multiemployer plan” as defined under ERISA in connection with the operation of the Real Property.

(m)                             Notices from Governmental Authorities.  To MC Owner’s Knowledge, MC Owner has not received from any governmental authority written notice of any material violation of any laws applicable (or alleged to be applicable) to the Redemption Property, or any part thereof, that has not been corrected, except as may be reflected by the Documents.

(n)                                 Consents.  No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by MC Owner or MCLRP, as applicable, or the performance by such party of the transactions contemplated hereby.

(o)                                 Anti-Terrorism.  None of MC Owner or MCRLP, as applicable, or any officer, director, shareholder, partner, investor or member of such party is named by any Executive Order of the United States Treasury Department as a terrorist, a “Specially Designated National and Blocked Person,” or any other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control (collectively, an “Identified Terrorist”).  Neither MC Owner or MCRLP, as applicable, is engaging in this transaction on the behalf of, either directly or indirectly, any Identified Terrorist.

(p)                                 Insolvency.  MC Owner is not subject to any pending voluntary or involuntary proceedings under any federal, state or local insolvency laws. There is no action or proceeding pending or, to MC Owner’s Knowledge, threatened in writing against MC Owner or relating to the Redemption Property, which challenges or impairs MC Owner’s ability to execute or perform its obligations under this Agreement or against or with respect to the Redemption Property.  MC Owner has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by MC Owner’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of MC Owner’s assets, or (iv) suffered the attachment or other judicial seizure of all, or substantially all, of MC Owner’s assets.  MCRLP is not subject to any pending voluntary or involuntary proceedings under any federal, state or local insolvency laws. There is no action or proceeding pending or threatened in writing against MCRLP or relating to the Redemption Property, which challenges or impairs MCRLP’s ability to execute or perform its obligations under this Agreement or against or with respect to the Redemption Property.  MCRLP has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by MCRLP’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of MCRLP’s assets, or (iv) suffered the attachment or other judicial seizure of all, or substantially all, of MCRLP’s assets.

(q)                                 Conflicting Rights.  No rights of first offer, rights of first refusal, purchase options or other preemptive rights regarding the acquisition of the Redemption Property or any portion thereof or any direct or indirect ownership interest therein exist under the organizational documents of MC Owner or any direct or indirect owner of MC Owner or under any agreement by which MC Owner, the Redemption Property, any portion thereof or any direct or indirect owner of MC Owner is or may be bound or affected including, without limitation, subject to Section 7.5(a), under the Contribution and Exchange Agreement (RM).  The ROFO (RM) Rights do not run with the land and will not be binding on the ROFO (RM) Parties after the Closing.

(r)                                    Leases; and AR Aging Report.  With respect to each Lease:  (i) to MC Owner’s Knowledge, each Lease is in full force and effect, and no material uncured breach or default exists on the part of the landlord or Tenant thereunder; (ii) the Tenant under each Lease has accepted possession of its leased premises in their present condition; (iii) to MC Owner’s Knowledge, the landlord under each of the Leases has no unfulfilled material obligation to construct, install, or repair any improvements or facilities for the Tenant under any of the Leases; (iv) except as expressly required under a Lease, no fixed or base rent (for avoidance of doubt not to include any security deposits, additional rent, percentage rent or any other type of rent) called for under any of the Leases has been paid more than one month in advance of its due date; (v) to MC Owner’s Knowledge, no Tenant is asserting any material claim of offset or other material defense in respect of its or the landlord’s obligations under its Lease; and (vi) to MC Owner’s

Knowledge, no Tenant is entitled to any material concession, rebate, allowance, or period of occupancy free of rent except as set forth in its Lease.  The Accounts Receivable Aging Report attached hereto as Schedule 8.1(r) with respect to Lease rental payments is true, correct and complete as of the “run date” of such report.  To the extent the ROFO (RM) Parties approves, or is deemed to have approved pursuant to Section 7.2, any Tenant Estoppel which contains facts inconsistent with the foregoing, this Section shall be deemed to be modified to the extent necessary to comply with the terms of such Tenant Estoppel.

(s)                                   Environmental Condition.  To MC Owner’s Knowledge, neither the Real Property nor the Improvements are currently the site of any activity that would violate, in any material respect, any past or present environmental law or regulation of any governmental body or agency having jurisdiction.

(t)                                    Tax Proceedings.  To MC Owner’s Knowledge, there are no pending tax reduction or tax certiorari proceedings pending with respect to the Real Property and Improvements.

(u)                                 Condemnation, Zoning.  MC Owner has received no written notice of and to MC Owner’s Knowledge there are no, (i) pending or contemplated annexation or condemnation proceedings, or private purchase in lieu thereof, affecting or which would affect the Real Property, or any part thereof, (ii) proposed or pending proceeding to change or redefine the zoning classification of all or any part of the Real Property, (iii) proposed or pending special assessments which might affect the Real Property or any portion thereof, and (iv) no proposed change(s) in any road patterns or grades with respect to the roads providing a means of ingress and egress to the Real Property.  MC Owner agrees to furnish the ROFO (RM) Parties with a copy of any such notice promptly after receipt thereof.

(v)                                 Recorded Documents.  MC Owner has not received any written notice of any claim of a monetary breach or other material breach (including, but not limited to, a breach that would or could exist with the provision of notice and/or the passage of time) by MC Owner with respect to any covenant, restriction or other document of record to which MC Owner is a party or by which MC Owner is bound.

(w)                               No Disputes.  There is no pending or, to MC Owner’s Knowledge, threatened judicial, municipal or administrative proceedings or investigation, or labor or other disputes affecting the Redemption Property, the operation of the Redemption Property, or in which MC Owner is, will or may be a party by reason of MC Owner’s ownership of the Redemption Property or any portion thereof, or which would affect the Redemption Property in accordance with the terms hereof.

(x)                                 Documents Provided.  Although MC Owner is not making any representation or warranty as to the truth or accuracy of any Documents, to MC Owner’s Knowledge, true, correct and, in all material respects, complete copies of the Documents have been provided or made available to the ROFO (RM) Parties.

(y)                                 Tenant Improvement Costs and Leasing Commissions. Schedule 10.4(e) attached hereto is a true, correct and complete schedule of tenant improvement costs and leasing commissions with respect to the Leases, subject to any contrary information set forth in any Tenant Estoppel.

(z)                                  MC Owner’s Knowledge.  MC Owner represents that Dean Cingolani, and, as to Lease and leasing representations, Jeff Warner are individuals affiliated with MC Owner and by reason of their position, have knowledge concerning the knowledge representations and warranties by MC Owner made in this Agreement.  “MC Owner’s Knowledge” means the present actual (as opposed to constructive or imputed) knowledge solely of Dean Cingolani, Senior Vice President of Property Management of MCRC, the general partner of MC Owner’s property manager, MCRLP, and, as to Lease and leasing representations, Jeff Warner, Senior Vice President of Leasing of MCRC, without any independent investigation or inquiry whatsoever

Section 8.2                                   ROFO (RM) Party Representations and Warranties.  Subject to the limitations set forth in Section 8.3, each ROFO (RM) Party represents and warrants to Mack-Cali the following:

(a)                                 Status.  If applicable, the ROFO (RM) Party is a duly organized and validly existing limited liability company under the laws of the state in which such ROFO (RM) Party was organized.

(b)                                 Authority.  If applicable, the execution and delivery of this Agreement and all the documents to be delivered by each ROFO (RM) Party at the Closing and the performance of such ROFO (RM) Party’s obligations hereunder, and under such other documents, have been or will be duly authorized by all necessary actions on the part of such ROFO (RM) Party, and this Agreement constitutes, and such other documents will at Closing constitute, the legal, valid and binding obligation of the ROFO (RM) Party.

(c)                                  Non-Contravention.  The execution and delivery of this Agreement by ROFO (RM) Party and the consummation by such ROFO (RM) Party of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of or constitute a default under the organizational documents of the ROFO (RM) Parties, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which such ROFO (RM) Party is a party or by which it is bound.

(d)                                 Consents. Except for any consents binding on, or applicable to, MC Owner or the Redemption Property, no consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by the ROFO (RM) Party or the performance by the ROFO (RM) Party of the transactions contemplated hereby.

(e)                                  Anti-Terrorism.  Neither the ROFO (RM) Party, nor any officer, director, shareholder, partner, investor or member of the ROFO (RM) Party is named by any Executive Order of the United States Treasury Department as an Identified Terrorist.  The ROFO (RM) Party is not engaging in this transaction on the behalf of, either directly or indirectly, any Identified Terrorist.

(f)                                   Title.  Such ROFO (RM) Party has record and beneficial ownership of and good and valid title to its respective Redeemed OP Units and such ownership and title are free and clear of any and all liens, pledges, encumbrances, claims, charges, equities, agreements, rights, options or restrictions of any kind, nature or description whatsoever.

Section 8.3                                   Survival of Representations and Warranties.  The representations and warranties (but not the covenants) of MC Owner, MCRLP and the ROFO (RM) Parties set forth in Article VIII, and/or the documents delivered by MC Owner, MCRLP and/or the ROFO (RM) Parties at Closing, will survive the Closing for a period of nine (9) months, after which time they will merge into the Deed.  None of MC Owner and/or MCRLP, on the one hand, and the ROFO (RM) Parties, on the other hand, will have any right to bring any action against the other party as a result of any untruth or inaccuracy of such representations or warranties, unless and until the aggregate amount of all liability and losses arising out of all such untruths or inaccuracies, exceeds Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00), however, once such threshold has been satisfied MC Owner and/or MCRLP, on the one hand, and the ROFO (RM) Parties, on the other hand, as applicable, may bring such action with respect to the first dollar of such liability or losses (i.e, the $750,000.00 is a threshold and not a deductible).  In addition, in no event will MC Owner’s and/or MCRLP’s, on the one hand, or the ROFO (RM) Parties’, on the other hand, liability for all such untruths or inaccuracies exceed, in the aggregate, the sum of Ten Million and 00/100 Dollars ($10,000,000.00). MC Owner and MCRLP shall have no liability following Closing with respect to any of such representations or warranties, if (i) (x) prior to 6:00 p.m. on the Effective Date, MC Owner and/or MCRLP have disclosed to the ROFO (RM) Parties in the Data Room materials expressly and clearly confirm, or expressly and clearly contradict, or are expressly and clearly in conflict with, any such representation or warranty of MC Owner and/or MCRLP, or (y) after 6:00 p.m. on the Effective Date, but prior to the expiration of the Evaluation Period, MC Owner and/or MCRLP have disclosed to the ROFO (RM) Parties by email (sent to Tim Jones - TJones@rmcdev.com, and Richard Shea - RShea@cbshealaw.com) and by posting in the Data Room, materials that that are described in such email as “DISCLOSURE MATERIALS” and which expressly and clearly confirm, or expressly and clearly contradict, or are expressly and clearly in conflict with, any such representation or warranty of MC Owner and/or MCRLP; or (ii) the ROFO (RM) Parties obtains actual knowledge prior to the expiration of the Evaluation Period, including, without limitation, as a result of the ROFO (RM) Parties’ due diligence tests, investigations and inspections of the Redemption Property, that expressly and clearly contradicts, or is expressly and clearly in conflict with, any of such MC Owner’s and/or MCRLP’s representations or warranties, or (iii) prior to 6:00 p.m., Eastern Time on the date that is two (2) Business Days prior to Closing, MC Owner and/or MCRLP provides notice to the ROFO (RM) Parties that any such representation or warranty is not true and correct, and in each case, the ROFO (RM) Parties nevertheless consummates the transaction contemplated by this Agreement.  The ROFO (RM) Parties’ actual knowledge for all purposes of this Agreement shall be deemed to mean the actual knowledge (as opposed to constructive or imputed) of Timothy Jones and/or Jeremy M. Frank, without any independent investigation or inquiry whatsoever.  The Closing Surviving Obligations and the Termination Surviving Obligations will survive Closing without limitation unless a specified period is otherwise provided in this Agreement.  All other representations, warranties, covenants and agreements made or undertaken by MC Owner and/or MCRLP under this Agreement, unless otherwise specifically provided herein, will not survive the Closing but will be merged into the Deed and other Closing documents delivered at the Closing.   Notwithstanding anything herein to the contrary, the foregoing survival and liability limitations shall not be applicable with respect to any breach or default by a party, with respect to which the aggrieved party shall have its applicable rights and remedies set forth in Article XIII and (b) MC Owner’s liability for breach of Sections 8.1(q) or 8.1(y).

Notwithstanding anything to the contrary in this Agreement or the Other PSAs, as to MC Owner and/or MCRLP, on the one hand, and the ROFO (RM) Parties, on the other hand, under this Agreement and seller and the purchaser under the Other PSAs, respectively, the $750,000.00 floor and $10,000,000.00 cap set forth in the paragraph immediately above and the $750,000.00 floor and $10,000,00.00 cap set forth in the Other PSAs are aggregate amounts to be applied to this Agreement and the Other PSAs and may be reached solely under this Agreement or either of the Other PSAs, or partially under this Agreement and the Other PSAs, so that the aggregate floor under this Agreement and the Other PSAs is $750,000.00 and the aggregate cap under this Agreement and the Other PSAs is $10,000,000.00.

ARTICLE IX

CONDITIONS PRECEDENT TO CLOSING

Section 9.1            Conditions Precedent to Obligation of the ROFO (RM) Parties.  The obligation of the ROFO (RM) Parties to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which (except as provided below) may be waived by the ROFO (RM) Parties, in its sole discretion, in writing or by proceeding to Closing:

(a)           MC Owner and/or MCRLP shall have delivered to Escrow Agent, the ROFO (RM) Parties or the ROFO (RM) Parties’ counsel, as mutually agreed to prior to Closing by Mack-Cali’s and the ROFO (RM) Parties’ counsel, all of the items required to be delivered to the ROFO (RM) Parties pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 10.3.

(b)           All of the representations and warranties of MC Owner and MCRLP contained (i) in this Agreement (other than Section 7.5(b) and subsections (i), (ii), (v), (viii), (ix) and (x) of Section 8.1(i)) shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the date of Closing, (ii) in Section 7.5(b) and subsections (i), (ii), (v), (viii), (ix) and (x) of Section 8.1(i) shall have been true and correct in all respects when made and shall be true and correct in all respects as of the date of Closing, with appropriate modifications permitted under this Agreement, it being understood and agreed that, subject to the obligations of MC Owner and MCRLP under Sections 7.1 above and 10.3(k) below, and the provisions of Article XI below and Article XIII below, after the expiration of the Evaluation Period, the ROFO (RM) Parties shall assume the risk of any adverse changes at the Property, including but not limited to tenant defaults, the commencement of eviction actions in accordance with this Agreement, the receipt of violation notices, and the termination of Service Contracts  in accordance with this Agreement.

(c)           MC Owner and MCRLP shall have performed and observed, in all material respects, all material covenants and agreements of this Agreement to be performed and observed by MC Owner and MCRLP as of the Closing Date.

(d)           Intentionally Omitted.

(e)           As of the Closing there shall not be any of the following by or against or with respect to MC Owner and MCRLP: (i) a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (ii) the appointment of a trustee or receiver of any property interest; or (iii) an assignment for the benefit of creditors.

(f)            The closing of the transactions contemplated under the Other PSAs must occur simultaneously with the Closing on the Closing Date. Notwithstanding anything to the contrary contained in this Agreement, this condition precedent cannot be waived unilaterally by the ROFO (RM) Parties.

(g)           The lead Title Company (or Commonwealth Land Title Insurance Company, if the ROFO (RM) Parties’ lead title company is not willing to do so), shall have irrevocably committed to issue a Title Policy with respect to the Real Property to the ROFO (RM) Parties subject only to the Permitted Exceptions applicable thereto and, to the extent permitted under applicable law and regulations, containing affirmative coverage over the ROFO (RM) Rights and any other right of first offer, right of first refusal, purchase option or any other potential right with request to the Property, any portion thereof or any direct or indirect interest therein under, or with respect to, the Contribution and Exchange Agreement (RM); provided, however, that the issuance of the Title Policy pursuant to this Section 9.1(g) shall not be a condition to Closing if the ROFO (RM) Parties have failed to wire the premiums therefor to Escrow Agent on the Closing Date or the ROFO (RM) Parties have failed as of Closing to satisfy all material conditions and requirements applicable to the ROFO (RM) Parties that are imposed by the Title Company as a condition to the issuance of each such Title Policy.

(h)           Any other condition precedent to the ROFO (RM) Parties’ obligation to close the transactions set forth in this Agreement that is expressly set forth in this Agreement.

(i)            This Agreement has not been terminated in accordance with its express terms and conditions. Notwithstanding anything to the contrary contained in this Agreement, this condition precedent cannot be waived unilaterally by the ROFO (RM) Parties.

Section 9.2            Conditions Precedent to Obligations of MC Owner and MCRLP.  The obligation of MC Owner and MCRLP to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date (or as otherwise provided) of all of the following conditions, any or all of which (except as provided below) may be waived in writing by each of MC Owner and MCRLP in its sole discretion:

(a)           Intentionally omitted.

(b)           The ROFO (RM) Parties shall have delivered to Escrow Agent, MC Owner and MCRLP or Mack-Cali’s counsel, as mutually agreed to prior to Closing by Mack-Cali’s and the ROFO (RM) Parties’ counsel, all of the items required to be delivered to Mack-Cali pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 10.2.

(c)           All of the representations and warranties of the ROFO (RM) Parties contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement or not materially adverse to MC Owner and MCRLP).

(d)           The ROFO (RM) Parties shall have performed and observed, in all material respects, all material covenants and agreements of this Agreement to be performed and observed by the ROFO (RM) Parties as of the Closing Date.

(e)           The closing of the transactions contemplated under the Other PSAs must occur simultaneously with the Closing on the Closing Date. Notwithstanding anything to the contrary contained in this Agreement, this condition precedent cannot be waived unilaterally by MC Owner and MCRLP.

(f)            This Agreement has not been terminated in accordance with its express terms and conditions.  Notwithstanding anything to the contrary contained in this Agreement, this condition precedent cannot be waived unilaterally by MC Owner and MCRLP.

(g)           The ROFO (RM) Parties shall have delivered to MC Owner, on or before March 8, 2019, a notice setting forth the names of those persons currently employed at the Real Property by MC Owner (or its affiliated property manager) to whom the ROFO (RM) Parties, one of the ROFO (RM) Parties’ Affiliates, or a third party property manager being retained by the ROFO (RM) Parties will make an offer of employment and the compensation offered (the “Employee Notice”); and if the ROFO (RM) Parties intends to make no such offers, the ROFO (RM) Parties shall so state in the Employee Notice.  The ROFO (RM) Parties will make, or cause one of the ROFO (RM) Parties’ Affiliates, or a third party property manager being retained by the ROFO (RM) Parties to make, such offers of employment and employ any such employees accepting such offer as of the Closing Date.  For avoidance of doubt, any such employees will be new “at will” employees of the ROFO (RM) Parties or the ROFO (RM) Parties’ Affiliate(s) and neither the ROFO (RM) Parties nor any the ROFO (RM) Parties Affiliate will assume any accrued liabilities or other obligations of MC Owner or any MC Owner’s Affiliate to any such employee.  MC Owner will defend, indemnify and hold harmless the ROFO (RM) Parties and the ROFO (RM) Parties’ Affiliates from and against any such claims by any such employees.

ARTICLE X

CLOSING

Section 10.1         Closing. The consummation of the transaction contemplated by this Agreement shall take place on March 28, 2019 or such other date mutually agreed to by Mack-Cali and the ROFO (RM) Parties (as such date may be extended pursuant to the terms and conditions of this Agreement, the “Scheduled Closing Date”), through an escrow closing at the offices of the Escrow Agent.  At Closing, the events set forth in this Article X will occur, it being understood that the performance or tender of performance of all matters set forth in this Article X are mutually concurrent conditions which may be waived in writing by the party for whose benefit they are intended.

Section 10.2         The ROFO (RM) Parties’ Closing Obligations. On the Closing Date, each of the ROFO (RM) Parties, at their sole cost and expense, will deliver or cause each Designee to deliver to Escrow Agent the following items with respect to such Designee’s Property (which shall be delivered by Escrow Agent to MC Owner and MCRLP upon Closing); provided that Mack-Cali’s and the ROFO (RM) Parties’ respective counsel may mutually agree on the delivery of certain such items directly to MC Owner, MCRLP or Mack-Cali’s counsel:

(a)           the respective original OP Unit Certificate held by each of the ROFO (RM) Parties;

(b)           A counterpart original of the Assignment of Lease Obligations, duly executed by each Designee;

(c)           A counterpart original of the Assignment of Service Contracts, duly executed by each Designee;

(d)           Intentionally Omitted.

(e)           A counterpart original of the Assignment of Maintenance Declaration, duly executed by the Designee with respect to such assignment;

(f)            Evidence reasonably satisfactory to MC Owner and the Title Company that the person executing the Assignment of Lease Obligations, the Assignment of Service Contracts, the Assignment of Maintenance Declaration and the Tenant Notice Letters on behalf of each Designee has full right, power and authority to do so;

(g)           Form of written notice executed by each Designee and to be addressed and delivered to the Tenants by each Designee in accordance with Section 10.6 herein, acknowledging (i) the conveyance of the Property to such Designee, (ii) that such Designee has received and that such Designee is responsible for the Security Deposit (specifying the exact amount of the Security Deposit) assigned or credited to such Designee pursuant to this Agreement, or noting that a letter of credit Security Deposit is not transferrable and demanding replacement thereof and (iii) directing all future rent and other sums to be paid to such Designee or whomever such Designee shall designate (the “Tenant Notice Letters”); provided that, pursuant to Section 10.4(a)(ii), if any Letter of Credit Security Deposit is not transferrable, the applicable Tenant Notice Letter shall demand such Tenant to deposit with such Designee a replacement cash or letter of credit security deposit;

(h)           Form of written termination, executed by each Designee and to be addressed and delivered by each Designee in accordance with Section 10.6 herein to the service providers under Service Contracts which the Designee has identified to be terminated pursuant to Section 5.3(d)  (the “Service Contract Termination Notices”);

(i)            A counterpart of the Closing Statement, duly executed by the ROFO (RM) Parties and each Designee;

(j)            A certificate, dated as of the date of Closing, stating that the representations and warranties of the ROFO (RM) Parties contained in Section 8.2 are true and correct in all material respects as of the Closing Date (with appropriate modification permitted under this Agreement or not materially adverse to MC Owner and MCRLP);

(k)           Such executed transfer tax forms and such other documents as may be reasonably necessary or appropriate to effect the consummation of the transaction which is the subject of this Agreement including, but not limited to form TP-584 and RP-5217;

(l)            Intentionally omitted;

(m)          Intentionally omitted; and

(n)           Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transaction which is the subject of this Agreement (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of the ROFO (RM) Parties or the Designees or result in any new or additional obligation, covenant, representation or warranty of the ROFO (RM) Parties or the Designees under this Agreement beyond those expressly set forth in this Agreement)

Section 10.3         MC Owner’s and MCRLP’s Closing Obligations.  On the Closing Date, MCRLP, at its sole cost and expense, will deliver, or cause MC Owner to deliver, to Escrow Agent the following documents with respect to each Property (which shall be delivered by Escrow Agent to the Designees upon Closing); provided that Mack-Cali’s and the ROFO (RM) Parties’ respective counsel may mutually agree on the delivery of certain such items directly to the Designees or the Designees’ counsel:

(a)           A bargain and sale deed without covenant against the grantor’s acts in the form attached hereto as Exhibit L (the “Deed”), duly executed and acknowledged by MC Owner, conveying to each Designee its Real Property and the Improvements located thereon, subject only to the Permitted Exceptions applicable thereto;

(b)           A blanket assignment and bill of sale in the form attached hereto as Exhibit D (the “Bill of Sale”), duly executed by MC Owner, assigning and conveying to each Designee title to its Personal Property;

(c)           A counterpart original of an assignment and assumption of MC Owner’s interest, as lessor, in the Leases, Security Deposits and Leasing Commission Agreements in the form attached hereto as Exhibit C (the “Assignment of Lease Obligations”), duly executed by MC Owner, conveying and assigning to each Designee all of MC Owner’s right, title and interest, as lessor, in and to the Leases, Security Deposits and Leasing Commission Agreements;

(d)           A counterpart original of an assignment and assumption of all of MC Owner’s right, title and interest in and to the Service Contracts, but only to the extent that same are assignable, and, to the extent assignable,  the Licenses and Permits in the form attached hereto as Exhibit B (the “Assignment of Service Contracts”), duly executed by MC Owner, conveying and assigning to each Designee all of MC Owner’s right, title, and interest, if any, in and to the assignable Service Contracts and Licenses and Permits; provided, however, if any such assignment is subject to the re-issuance by the vendor of a replacement contract or warranty in favor of such Designee, or confirmation that the vendor is recognizing or approving such assignment, then MC Owner shall be permitted to deliver such reissued contract or warranty or such confirmation after Closing in order that the contract or warranty may continue to run in favor of MC Owner until Closing;

(e)           Intentionally Omitted.

(f)            A counterpart original of an assignment and assumption of all of MC Owner’s rights, obligations and duties under the Maintenance Declaration, in the form attached hereto as Exhibit K (the “Assignment of Maintenance Declaration”);

(g)           The Tenant Notice Letters, duly executed by MC Owner;

(h)           The Service Contract Termination Notices, duly executed by MC Owner;

(i)            Evidence reasonably satisfactory to the ROFO (RM) Parties and Title Company that the person executing the documents delivered by MC Owner pursuant to this Section 10.3 on behalf of MC Owner has full right, power, and authority to do so;

(j)            A certificate in the form attached hereto as Exhibit I (“Certificate as to Foreign Status”) certifying that MC Owner is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended;

(k)           A certificate, dated as of the date of Closing (the “Bring-Down Certificate”), stating that the representations and warranties of MC Owner and MCRLP contained in Section 8.1 are true and correct in all material respects as of the Closing Date (with appropriate modifications to reflect any changes therein permitted by this Agreement) or identifying any representation or warranty which no longer is true and correct and explaining the state of facts giving rise to the change.  In no event shall MC Owner or MCRLP be liable to the ROFO (RM) Parties or the Designees for, or be deemed to be in default hereunder, if any representation or warranty is no longer true and correct in all material respects (or, if applicable, in all respects), except such change with respect to MC Owner’s and MCRLP’s representations and warranties pursuant to Sections 8.1(a), (b), (c), (e), (n), (o) and (q), unless such change results (x) from or causes a breach of an independent express obligation or covenant of MC Owner and MCRLP under this Agreement or (y) from a material breach of any representation or warranty of MC Owner and MCRLP when made pursuant to this Agreement, in which event the provisions of Section 13.1 below shall apply. If such change does not (1) constitute or cause a breach of an independent express obligation or covenant of MC Owner and MCRLP under this Agreement, or (2) result from a breach of any representation or warranty of MC Owner and MCRLP when made by MC Owner and MCRLP pursuant to this Agreement, then, solely with respect to the post-Closing obligations and liabilities of MC Owner and MCRLP under this Agreement, MC Owner’s and MCRLP’s representations and warranties set forth in this Agreement shall be deemed to have been modified as of Closing by all statements made in the Bring-Down Certificate;

(l)            The Lease Schedule, updated to show any changes, dated as of no more than five (5) Business Days prior to the Closing Date and an accounts receivable report with respect to the Property, dated no earlier than five (5) Business Days prior to Closing;

(m)          Such executed transfer tax forms and such other documents as may be reasonably necessary or appropriate to effect the consummation of the transaction which is the subject of this Agreement, including, but not limited to form TP-584 and RP-5217 and, as applicable, the City of Yonkers transfer tax form;

(n)           Intentionally Omitted.

(o)           (i) the Association Estoppel Certificate and (ii) to the extent in MC Owner’s or its affiliates’ possession or control, the books, records and bank accounts for the Association;

(p)           A written resignation, effective as of Closing, of any members and/or officers of the board of the Association, affiliated with MC Owner or any MC Owner’s Affiliate, if any;

(q)           An Owner’s affidavit with respect to all the Real Property for the benefit of the Title Company, substantially in the form attached hereto as Exhibit L;

(r)            the Tenant Estoppels as required as a condition to close pursuant to Section 7.2;

(s)            The ROFO (RM) Affidavit, duly executed by MC Owner;

(t)            Evidence of the termination of (x) MC Owner’s existing property management agreements for the Properties and (ii) any other agreement with respect to any Property entered into with any MC Owner’s Affiliate, including, without limitation, any construction, leasing, development or other similar agreements;

(u)           A counterpart of the Closing Statement, duly executed by MC Owner;

(v)           Intentionally omitted;

(w)          Intentionally Omitted;

(x)           Intentionally Omitted;

(y)           Intentionally Omitted;

(z)           a new OP Unit certificate reflecting the number of OP Units which will be owned by each of the ROFO (RM) Parties following the consummation of the Redemption Transaction (i.e., such number being the difference in the number of OP Units held by each of the ROFO (RM) Parties immediately prior to the Closing reduced by the number of Redeemed OP Units specified opposite such ROFO (RM) Parties’ name on Schedule 3.1 annexed hereto); and

(aa)         Such other documents as may be reasonably necessary or appropriate to effect the consummation of the transaction which is the subject of this Agreement (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of MC Owner and MCRLP or result in any new or additional obligation, covenant, representation or warranty of MC Owner and MCRLP under this Agreement beyond those expressly set forth in this Agreement).

Immediately after the Closing, MC Owner shall make available to the ROFO (RM) Parties for pick up by the ROFO (RM) Parties at MC Owner’s location where the same are presently located, to the extent in MC Owner’s or its property manager’s possession or control, all original (or, to the extent not available, copies of) Leases, Lease files, maintenance records, warranties, Service Contracts, Licenses and Permits, plans and specifications, certificates of occupancy, keys and other items pertaining to the Property which are being conveyed to the ROFO (RM) Parties hereunder.

Section 10.4         Prorations.

(a)           MC Owner and the ROFO (RM) Parties agree to adjust, as of 11:59 p.m. on the day preceding the Closing Date (the “Proration Time”), the following (collectively, the “Proration Items”):

(i)            Rental, in accordance with Section 10.4(b) below.

(ii)           Cash Security Deposits and any prepaid rents, together with interest required to be paid thereon.  The amount of any cash Security Deposits held by MC Owner under Leases shall be credited against the Redemption Property Value (and MC Owner shall be entitled to retain such cash security deposits), and any Security Deposits in the form of letters of credit (collectively, the “Letters of Credit”) shall be transferred to the ROFO (RM) Parties as set forth below.  Within three (3) Business Days after the Closing Date, MC Owner shall (1) deliver to the issuers of the Letters of Credit the required transfer documents in order for the issuers to process a change in the beneficiary and pay (or cause the Tenant to pay) any required transfer fee, with copies provided to the ROFO (RM) Parties, or (2) if a Letter of Credit is not transferrable by its terms, insert in the Tenant Notice Letter  to the respective Tenant demanding such Tenant to either deliver a replacement cash or letter of credit security deposit to the ROFO (RM) Parties for the requisite security deposit pursuant to the terms and conditions of the applicable Lease, and MC Owner shall return such Letter of Credit to the issuer at such time the

ROFO (RM) Parties confirms to MC Owner that such replacement cash or letter of credit security deposit was delivered to the ROFO (RM) Parties.  To the extent a required transfer fee for which a Tenant is responsible under its Lease is paid by MC Owner, the ROFO (RM) Parties shall bill the Tenant and use commercially reasonable efforts to seek to collect such amounts on behalf of MC Owner after Closing; it being understood and agreed that the ROFO (RM) Parties shall have no obligation to commence any legal action against any Tenant. To the extent that any Letter of Credit is not transferred to the ROFO (RM) Parties at Closing, or the documents delivered to effect such transfer are not accepted by the issuer thereof, MC Owner shall, at the ROFO (RM) Parties’ request and with the ROFO (RM) Parties’ cooperation, reasonably cooperate with the ROFO (RM) Parties as the ROFO (RM) Parties shall reasonably request to effect such transfer. For any Letter of Credit to be transferred after Closing, until such transfer is effected: (A) at the ROFO (RM) Parties’ instruction upon a Tenant default, MC Owner will draw upon the Letter of Credit and pay the proceeds to the ROFO (RM) Parties; and (B) under no circumstances will MC Owner draw upon the Letter of Credit without written authorization from the ROFO (RM) Parties. MC Owner agrees that after the expiration of the Evaluation Period it will not pursue any eviction action or initiate any litigation against any Tenants or apply or draw on any Security Deposits of any Tenants against the payment of rent or other default of a Tenant; provided that MC Owner shall give prompt notice to the ROFO (RM) Parties for any such application or draw of Security Deposits prior to the expiration of the Evaluation Period.  MC Owner’s and the ROFO (RM) Parties’ obligations under this Section 10.4(a)(ii) shall survive Closing.

(iii)          Reserved.

(iv)          Utility charges payable by MC Owner, including, without limitation, electricity, water charges and sewer charges.  If there are meters on the Real Property, MC Owner will cause readings of all said meters to be performed not more than five (5) days prior to the Closing Date, and a per diem adjustment shall be made for the days between the meter reading date and the Closing Date based on the most recent meter reading.  Final readings and final billings for utilities will be made if possible as of the Closing Date, in which event no proration will be made at the Closing with respect to utility bills.  MC Owner will be entitled to all deposits presently in effect with the utility providers, and the ROFO (RM) Parties will be obligated to make its own arrangements for any deposits with the utility providers.

(v)           Real estate taxes and assessments due and payable for the calendar year. If the Closing Date shall occur before the tax rate is fixed, the apportionment of real estate taxes and assessments shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation.  If, subsequent to the Closing Date, real estate taxes and assessments (by reason of change in either assessment or rate or for any other reason other than as a result of the final determination or settlement of any tax appeal) for the Real Property and/or Improvements should be determined to be higher or lower than those that are apportioned, a new computation shall be made, and MC Owner agrees to pay the ROFO (RM) Parties any increase shown by such recomputation and vice versa; provided, however, that if any increase in the assessed value of the Real Property and/or Improvements results from improvements made to the Property by the ROFO (RM) Parties, then the ROFO (RM) Parties shall be solely responsible for any increase in taxes attributable thereto. With respect to tax appeals, any tax refunds or credits attributable to tax years prior to the tax year in which the Closing occurs shall belong solely to MC Owner, regardless of whether such refunds are paid or credits are given before or after Closing.  Any tax refunds or credits attributable to the tax year in which the Closing occurs shall be apportioned between MC Owner and the ROFO (RM) Parties based on their respective periods of ownership in such tax year, but only after giving effect to any tax exemption that may otherwise be available to the ROFO (RM) Parties post-Closing.  For example, if the ROFO (RM) Parties is totally exempt from the payment of real estate taxes post-Closing, then the ROFO (RM) Parties would not share in any portion of the refund or credit.  If, however, the ROFO (RM) Parties is only partially exempt, then the apportionment shall be based on each party’s respective percentage of the total real estate tax obligations of the Property for such tax year.  The expenses of any tax appeals  for the period in which the Closing occurs shall be apportioned between the parties in the same manner as the refunds and/or credits.  The provisions of this Section 10.4(a)(v) shall survive the Closing.

(vi)          The value of fuel stored at the Real Property, at MC Owner’s most recent cost, including taxes, on the basis of a reading made within ten (10) days prior to the Closing by MC Owner’s supplier.

(vii)         Reserved.

(viii)        Reserved.

(ix)          Charges, assessments and fees due and payable, if any, pursuant to the Association Documents for the month in which the Closing occurs.

(x)           Amounts payable under the Service Contracts.  For avoidance of doubt, the ROFO (RM) Parties shall be responsible for amounts payable during any post-Closing “tail period” under any Service Contracts which are being terminated by a Service Contract Termination Notice.

(xi)          If at the time of Closing, the Real Property is affected by an assessment or assessments that are or may become payable in installments, the assessments payable on the date of or after Closing shall be payable by the ROFO (RM) Parties, and the assessments payable prior to Closing shall be paid by MC Owner at or prior to Closing and any such payments by MC Owner or the ROFO (RM) Parties shall be apportioned at Closing based on the customary rules and protocols of the location of each Property.

(xii)         Such other items that are customarily prorated in transactions of this nature shall be ratably prorated in accordance with the customary rules and protocols of the location of each Property.

MC Owner will be charged and credited for the amounts of all of the Proration Items relating to the period up to and including the Proration Time, and the ROFO (RM) Parties will be charged and credited for all of the Proration Items relating to the period after the Proration Time.  The estimated Closing prorations shall be set forth on a preliminary closing statement to be prepared by MC Owner and submitted to the ROFO (RM) Parties and Escrow Agent for review prior to the Closing Date (the “Preliminary Closing Statement”).  The Preliminary Closing Statement, once finalized, shall be signed by the ROFO (RM) Parties, MC Owner and Escrow Agent, and shall be the “Closing Statement” for the transaction.  The Closing Statement may be delivered electronically.  The prorations shall be paid at Closing by the ROFO (RM) Parties to MC Owner (if the prorations result in a net credit to MC Owner) or by MC Owner to the ROFO (RM) Parties (if the prorations result in a net credit to the ROFO (RM) Parties) by increasing or reducing the Redemption Property Value.  If the actual amounts of the Proration Items are not known as of the Closing Date, the prorations will be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received, re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between MC Owner and the ROFO (RM) Parties.  No prorations will be made in relation to insurance premiums, and MC Owner’s insurance policies will not be assigned to the ROFO (RM) Parties.  The provisions of this Section 10.4(a) will survive the Closing for twelve (12) months; provided, however, that the provisions of Section 10.4(a)(v) shall survive until the date that is thirty (30) days following the ROFO (RM) Parties’ receipt of the final tax bill or the resolution of any tax appeal, whichever is later, with respect to each Property.

(b)           The ROFO (RM) Parties will receive a credit on the Closing Statement for the prorated amount (as of the Proration Time) of all Rental previously paid to or collected by MC Owner and attributable to any period following the Proration Time.  After the Closing, MC Owner will cause to be paid or turned over to the ROFO (RM) Parties all Rental, if any, received by MC Owner after Closing and the ROFO (RM) Parties shall apply such Rental as set forth below.   “Rental” as used herein includes fixed monthly rentals, additional rentals, percentage rentals, escalation rentals (which include each Tenant’s proration share of building operation and maintenance costs and expenses as provided for under the Lease, to the extent the same exceeds any expense stop specified in such Lease), retroactive rentals, all administrative charges, utility charges, tenant or real property association dues, storage rentals, special event proceeds, temporary rents, vending machine receipts and other sums and charges payable by Tenants under the Leases or from other occupants or users of the Property.  Rental is “Delinquent” when it was due prior to the Closing Date, and payment thereof has not been made on or before the Proration Time.  Delinquent Rental will not be prorated.  The ROFO (RM) Parties agree to use good faith collection procedures during the first twelve (12) full calendar months after Closing with respect to the collection of any Delinquent Rental, but the ROFO (RM) Parties will have no liability for the failure to collect any such amounts and will not be required to pursue legal action to enforce collection of any such amounts owed to MC Owner by any Tenant.  All sums collected by the ROFO (RM) Parties from and after Closing from MC Owner and/or each Tenant in respect of Delinquent Rental, Operating Expenses, or tenant billings for work orders, special items performed or provided at the request of a Tenant or other specific services, will be applied (i) first, to amounts which are then due and payable in connection with the month in which the Closing occurred, (ii) second, to amounts which are then due and payable in connection with the month or months following Closing, and (iii) third, to amounts which are then due and payable in connection with the month or months preceding Closing.  Any sums due MC Owner will be promptly remitted to MC Owner. MC Owner reserves the right to bill and collect from Tenants any Delinquent Rental for periods prior to Closing, but may not pursue any eviction actions or initiate any litigation in pursuit of such Delinquent Rents.  The provisions of this Section 10.4(b) will survive the Closing for twelve (12) months, except that the preceding sentence of this Section 10.4(b) shall survive Closing without such 12-month limitation.

(c)           At the Closing, MC Owner shall deliver to the ROFO (RM) Parties a list of additional rent, however characterized, under each Lease, including without limitation, real estate taxes, electrical charges, utility costs and operating expenses (collectively, “Operating Expenses”) billed to Tenants for the calendar year in which the Closing occurs (both on a monthly basis and in the aggregate), the basis on which the monthly amounts are being billed and the amounts incurred by MC Owner on account of the components of Operating Expenses for such calendar year.  Upon the reconciliation by the ROFO (RM) Parties of the Operating Expenses billed to Tenants, and the amounts actually incurred for such calendar year, MC Owner and the ROFO (RM) Parties shall be liable for overpayments of Operating Expenses, and shall be entitled to payments from Tenants, as the case may be, on a pro-rata basis based upon each party’s period of ownership during such calendar year.  MC Owner reserves the right to bill and collect from any Tenant directly for any Operating Expenses relating to any calendar year preceding the calendar year in which Closing occurs, but may not pursue any eviction actions or initiate any litigation in pursuit of such Operating Expenses.  The provisions of this Section 10.4(c) will survive the Closing for fifteen (15) months, except that the preceding sentence of this Section 10.4(c) shall survive Closing without such 15-month limitation.

(d)           With respect to specific tenant billings for work orders, special items performed or provided at the request of a Tenant or other specific services, which are collected by the ROFO (RM) Parties after the Closing Date but relate to the foregoing specific services rendered by MC Owner prior to the Proration Time, then notwithstanding anything to the contrary contained herein, the ROFO (RM) Parties shall cause amounts collected from such Tenant which are specifically earmarked to be payment for such specific services to be paid to MC Owner on account thereof.  The provisions of this Section 10.4(d) shall survive Closing.

(e)           Notwithstanding any provision of this Section 10.4 to the contrary, subject to Closing hereunder, the ROFO (RM) Parties will be solely responsible for any leasing commissions, tenant improvement costs or other expenditures (collectively, “New Leasing Costs”) that are or will be incurred in connection with any (i) Lease and/or Lease amendments, renewals and/or expansions entered into during (or, if pursuant to an option, exercised during) the period commencing on January 1, 2019 and ending on the day immediately prior to the Effective Date, (ii) Lease amendments, renewals and/or expansions entered into on or after the Effective Date in accordance with Section 7.1 above, or, if pursuant to an option, exercised on or after the Effective Date, and/or (iii) new leases entered into on or after the Effective Date in accordance with Section 7.1 above.  The ROFO (RM) Parties will pay to MC Owner at Closing an amount equal to any New Leasing Costs paid by MC Owner.  In addition, the ROFO (RM) Parties shall be solely responsible for any free rent, rent credit(s) and/or rent abatement(s) (1) for periods on and after the Closing provided in any Leases in existence as of the Effective Date, and (2) provided in any Leases, entered into by MC Owner, and approved by the ROFO (RM) Parties, on or after the Effective Date in accordance with Section 7.1 of this Agreement. Except as provided on Schedule 10.4(e), MC Owner shall be solely responsible for and agrees to pay or discharge at or prior to Closing, or give the ROFO (RM) Parties a credit against the Redemption Property Value, for any unpaid leasing commissions (including, without limitation, those payable to any MC Owner’s Affiliate or third party leasing broker or representative), tenant improvement costs, or other landlord expenditures relating to the current term of Leases (as opposed to any future extension terms) entered into on or prior to the December 31, 2018. Furthermore, with respect to the tenant improvement costs set forth on Schedule 10.4(e), as indicated on such Schedule, MC Owner shall remain obligated after the Closing to pay such tenant improvement costs to the respective Tenant (or pay the same to the ROFO (RM) Parties for disbursement to the respective Tenant) only if and when requested by such Tenant in accordance with the terms and conditions of its Lease.  At Closing, the parties will equitably adjust based on projected total costs and the amounts paid by MC Owner as of the Closing, with a true-up post-Closing. Schedule 10.4(e) provides an initial allocation of MC Owner and the ROFO (RM) Parties responsibility for tenant improvement costs and leasing commissions included within New Leasing Costs, subject to final allocation pursuant to the Closing Statement by MC Owner and the ROFO (RM) Parties prior to the Closing. The provisions of this Section 10.4(e) shall survive Closing.

(f)            With respect to any Lease terminations exercised by a Tenant after December 31, 2018 in accordance with the terms and conditions of its Lease, ROFO (RM) Parties shall be entitled to receive any lease termination or similar payments received by MC Owner after December 31, 2018.  To the extent any such payment is received by MC Owner prior to Closing, ROFO (RM) Parties shall be granted a credited against the Redemption Property Value Purchase Price in the amount of such payment at Closing.

(g)           Notwithstanding anything herein to the contrary, all rights and obligations specified in this Section 10.4 as those of the ROFO (RM) Parties shall be deemed instead to be the obligations and rights of each Designee with respect to such Designee’s applicable Property.

Section 10.5         Costs of Title Company and Closing Costs.  Costs of the Title Company and other Closing costs incurred in connection with the Closing will be allocated as follows:

(a)           MC Owner shall pay (i) MC Owner’s attorney’s fees; (ii) one-half (1/2) of any escrow fees; (iii) all realty transfer fees and taxes; and (iv) the cost of discharging any liens or Title Objections that MC Owner is obligated to, or has agreed to, discharge pursuant to the terms and conditions of this Agreement.  Notwithstanding anything herein to the contrary, the ROFO (RM) Parties shall (x) be liable for any additional (i.e., two step transfer) realty transfer fees and taxes due and or payable to any taxing authority as a result of the contribution or deemed contribution (e.g., by directed deed or otherwise at the direction of the ROFO (RM) Parties) of the Redemption Property by the ROFO (RM) Parties to RMC Acquisition Entity, LLC or any of its affiliates and (y) indemnify and hold MC Owner harmless for any and all such taxes (including, without limitation, penalties, interests or other additions to tax), costs and expenses incurred by MC Owner in connection with any such taxes described in clause (x) above.

(b)           The ROFO (RM) Parties shall pay (i) the ROFO (RM) Parties’ attorney’s fees; (ii) the costs of the ROFO (RM) Parties’ due diligence investigations with respect to the Property, including but not limited to the cost of the Updated Survey; (iii) the costs of recording the Deed and all other documents, except for discharges of any liens that MC Owner is obligated to, or has agreed to, discharge pursuant to the terms and conditions of this Agreement; (iv) all premiums and other costs in connection with obtaining the Title Policy, any mortgagee title insurance policy that the ROFO (RM) Parties desires to obtain (the “Mortgagee Title Policy”) and any additional coverage or endorsements or deletions (including, without limitation, the deletion of the survey exception) to the Title Policy and/or Mortgagee Title Policy that are desired by the ROFO (RM) Parties; (v) if agreed to by the ROFO (RM) Parties in advance in writing to MC Owner, any and all fees, charges, costs and expenses, including but not limited to the cost of any work, incurred in connection with transferring any warranties to the ROFO (RM) Parties, provided that, and notwithstanding anything to the contrary in this Agreement, if the ROFO (RM) Parties do not so agree, MC Owner does not have any obligation to assign or transfer any applicable warranties to the ROFO (RM) Parties; and  (vi) one-half (1/2) of any escrow fees.

(c)           Any other costs and expenses of Closing not provided for in this Section 10.5 shall be allocated between the ROFO (RM) Parties and MC Owner in accordance with the custom in the area in which the Property is located.

(d)           The provisions of this Section 10.5 shall survive Closing or the earlier termination of this Agreement.

Section 10.6         Post-Closing Delivery of Tenant Notice Letters and Service Contract Terminations.  Immediately following Closing, the ROFO (RM) Parties will deliver to (i) each Tenant a Tenant Notice Letter, as described in Section 10.2(g), and (ii) the respective service providers, a Service Contract Termination Notice, as described in Section 10.2(h).

Section 10.7         [Intentionally Omitted].

Section 10.8         Assignment of Existing Mortgage(s). At the ROFO (RM) Parties’ option, MC Owner shall use its commercially reasonable efforts to arrange for the holder of any existing mortgage(s), if any, on the Property to assign such mortgage(s) on the Property to the ROFO (RM) Parties’ lender as customary in the State of New York, and to cooperate in all commercially reasonable manners in connection with such assignment.  If the holder of an existing mortgage agrees to such assignment, the ROFO (RM) Parties’ shall pay the reasonable costs and expenses of the holder’s counsel in connection with the preparation of the assignment of such existing mortgage.

Section 10.9         Specified Post Closing Covenants of MC Owner.

(a)           Intentionally omitted.

(b)           MC Owner shall reimburse the ROFO (RM) Parties for out—of-pocket costs, capped at $200,000.00, incurred by the ROFO (RM) Parties to (i) close out any building permits with respect to the Property which remain open as of Closing, (ii) cure any outstanding violations with respect to the Property and/or (iii) otherwise address deficiencies with respect to lack of certificates of occupancy or similar approvals with respect to the Property.  Notwithstanding anything to the contrary in this

Agreement or the Other PSAs, such $200,000.00 payment cap is an aggregate amount to be applied with respect to MC Owner under this Agreement and the seller under the Other PSAs and may be reached solely under this Agreement or either of the Other PSAs, or partially under this Agreement and the Other PSAs.

(c)           The provisions of this Section 10.9 will survive the Closing.

ARTICLE XI

CASUALTY AND CONDEMNATION

Section 11.1         Casualty.  If, prior to the Closing Date, the Redemption Property or any portion thereof is destroyed or damaged by fire or other casualty (a “Damage Event”), MC Owner will promptly notify the ROFO (RM) Parties of such Damage Event.  If there is a Material Damage Event with respect to the Real Property, the ROFO (RM) Parties shall have the option, to be exercised within fifteen (15) days after receipt of notice of such Material Damage Event, to amend this Agreement to remove the Redemption Property and replace it with the Substituted Redemption Property and, if necessary, the Scheduled Closing Date shall be automatically extended to give the ROFO (RM) Parties the full fifteen (15) day period to make such election.  If the ROFO (RM) Parties so elects to amend this Agreement, the Redemption Property Value shall be accordingly adjusted by the fair market value of the Substituted Redemption Property, and the parties shall enter into an amendment to this Agreement confirming the substitution of the Substituted Redemption Property as the Redemption Property and the applicable adjustment of the Redemption Property Value.  “Material Damage Event” means a Damage Event with respect to the Redemption Property if: (i) the cost of restoration or repair exceeds the greater of (x) ten percent (10%) of the Redemption Property Value and (y) $500,000.00; (ii) the Damage Event, including any abatements of rent for a Major Tenant, is not covered by MC Owner’s or such Tenant’s insurance (excluding any deductible paid for by MC Owner or such Tenant); (iii) ingress or egress to, the parking for, or the current use and operation of the Redemption Property are materially and adversely affected with no viable alternative available in lieu thereof; or (iv) the Damage Event causes any Major Tenant’s Lease to automatically terminate by its terms or any Major Tenant terminates its Lease in accordance with its terms because of such Damage Event or any Major Tenant has not waived in writing any right which it has, if any, to terminate its Lease because of such Damage Event unless such right is not likely to arise.  In addition to the foregoing, in the event that there is a Damage Event or Damage Events with respect to the Redemption Property or any portions thereof, or the “Property” or any portion thereof under either of the Other PSAs, where the cost of restoration or repairs, in the aggregate, exceeds twenty percent (20%) of the total Redemption Property Value under this Agreement and purchase price under the Other PSAs (a “Total Damage Event”), the ROFO (RM) Parties shall have the option to be exercised within fifteen (15) days after receipt of notice of any such Damage Event, to terminate this Agreement in its entirety, and the Closing Date shall be automatically extended to give the ROFO (RM) Parties the full fifteen (15) day period to make such election.  Upon such termination, MC Owner and the ROFO (RM) Parties will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations.  In the event of a Damage Event which is not a Material Damage Event or a Total Damage Event, or if the ROFO (RM) Parties do not otherwise elect to remove an individual Property from the terms of this Agreement with respect to a Material Damage Event or to terminate this Agreement in the event of a Total Damage Event in accordance with the terms hereof, then (a) at Closing MC Owner will assign and turn over to the ROFO (RM) Parties MC Owner’s insurance proceeds, including, without limitation, business interruption insurance, net of reasonable collection costs (or if such have not been awarded, all of its right, title and interest therein) payable with respect to the Damage Event (which right of the ROFO (RM) Parties shall survive Closing), (b) MC Owner will not be obligated to repair such damage or destruction, and (c) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Redemption Property Value (except for any adjustment thereto for any Substituted Redemption Property), except that the ROFO (RM) Parties will receive a credit against the Redemption Property Value for any insurance deductible amount.  In the event MC Owner elects to perform any work in an effort to make the Redemption Property safe and secure after the Damage Event and to protect the

Redemption Property from further damage, MC Owner will be entitled to deduct its reasonable costs and expenses from any amount to which the ROFO (RM) Parties is entitled under this Section 11.1, which right shall survive the Closing.  MC Owner shall not settle any claim with respect to any destruction, damage, fire or Damage Event concerning the Redemption Property or any part thereof or spend any award or proceeds for repairs or restoration without obtaining the ROFO (RM) Parties’ prior written consent in each case, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 11.2         Condemnation of Property.  If proceedings in eminent domain are threatened, instituted or concluded with respect to, or if any of the Authorities prior to the Closing Date indicates in writing its offer, to purchase the Redemption Property or any part thereof, prior to the Closing, MC Owner shall notify the ROFO (RM) Parties in writing of such fact promptly after obtaining knowledge thereof.  In the event of any such threatened or actual condemnation or sale in lieu thereof with respect to the Real Property or any part thereof, (i) where the award or the cost of restoration exceeds the greater of (x) ten percent (10%) of the Redemption Property Value and (y) $500,000.00, (ii) which materially and adversely affects the ingress or egress to, the parking for, or the current use and operation of the Redemption Property with no viable alternative available in lieu thereof,  or (iii) where any Major Tenant’s Lease automatically terminates by its terms or any Major Tenant terminates its Lease in accordance with its terms because of such condemnation, or any Major Tenant has not waived in writing any right which it has, if any, to terminate its Lease because of such condemnation unless such right is not likely to arise (each, a “Major Taking”), the ROFO (RM) Parties will have the option, to be exercised within fifteen (15) days after receipt of notice of such Major Taking, to amend this Agreement to remove the Redemption Property and replace it with the Substituted Redemption Property and, if necessary, the Scheduled Closing Date shall be automatically extended to give the ROFO (RM) Parties the full fifteen (15) day period to make such election.  If the ROFO (RM) Parties so elects to amend this Agreement, the Redemption Property Value shall be accordingly adjusted by the fair market value of the Substituted Redemption Property, and the parties shall enter into an amendment to this Agreement confirming the substitution of the Substituted Redemption Property as the Redemption Property and the applicable adjustment of the Redemption Property Value.  In the event that either (i) any condemnation or sale in lieu of condemnation of the Redemption Property which is not a Major Taking; or (ii) the ROFO (RM) Parties do not elect to amend this Agreement pursuant to the preceding sentence, (a) at the Closing MC Owner will assign and turn over to the ROFO (RM) Parties any and all awards for and/or the proceeds of such condemnation or sale, net of reasonable collection costs (or if such have not been awarded, all of its right, title and interest therein), to the extent the same are applicable to the Property (which right of the ROFO (RM) Parties shall survive Closing), (b) MC Owner will not be obligated to restore the Redemption Property, and (c) the parties will proceed to Closing pursuant to the terms hereof without abatement of the Redemption Property Value (except for any adjustment thereto for any Substituted Redemption Property).  Unless the ROFO (RM) Parties have elected to amend this Agreement to identify Substituted Redemption Property, MC Owner shall not settle any claim with respect to any condemnation, condemnation proceeding or offer concerning the Redemption Property or any part thereof or spend any award for repairs or restoration without obtaining the ROFO (RM) Parties’ prior written consent in each case, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 11.3         Supersede Statute.   The provisions of this Section 11.1 and 11.2 are intended to, and for all purposes shall be deemed to, supersede and override the provisions of NY General Obligations Law Section 5-1311.

ARTICLE XII

CONFIDENTIALITY

Section 12.1         Confidentiality. Mack-Cali and, prior to the Closing, the ROFO (RM) Parties each expressly acknowledge and agree that the transactions contemplated by this Agreement and the terms, conditions, and negotiations concerning the same will be held in the strictest confidence by each of them and will not be disclosed by either of them except to their respective legal counsel, accountants, consultants, officers, partners, directors, and shareholders, and in the case of the ROFO (RM) Parties, its Permitted Outside Parties, and except and only to the extent that such disclosure may be necessary for their respective performances hereunder.  The ROFO (RM) Parties further acknowledges and agrees that, unless and until the Closing occurs, all information obtained by the ROFO (RM) Parties in connection with the Property will not be disclosed by the ROFO (RM) Parties to any third persons, other than Permitted Outside Parties, without the prior written consent of Mack-Cali.  Nothing contained in this Article XII will preclude or limit either party to this Agreement from disclosing or accessing any information otherwise deemed confidential under this Article XII in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with governmental authorities or filings with any national stock exchange required by reason of the transactions provided for herein pursuant to advice of counsel, or as may be otherwise required by law. In addition, prior to the Closing, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in a form approved by the ROFO (RM) Parties and Mack-Cali and their respective counsel, which approval shall not be unreasonably withheld, conditioned or delayed.  The provisions of this Section 12.1 are subject to the Section 12.2.

Section 12.2         Notwithstanding anything to the contrary in Section 12.1, upon the execution of this Agreement, MCRLP and MCRC shall have the right to make such public announcements or filings as may be required by (i) the Securities Act, (ii) the Exchange Act, (iii) the rules and listing standards of the New York Stock Exchange, Inc., or (iv) any other law of a jurisdiction to which MCRLP and MCRC are subject.  MCRLP and MCRC also shall have the right to make such public announcements or filings as they may deem reasonably prudent, and shall be entitled to make such filings or announcements upon advice of counsel as may be otherwise be deemed necessary; provided that in all cases, such filings or announcements shall not include reference to HIG (other than via attachments of this Agreement or the Other PSAs to an 8-K or other regulatory filing) and shall be substantially consistent with the Form 8-K (or other regulatory filing) and related press release which the ROFO (RM) Parties have approved prior to expiration of this Agreement.  In this connection, it should be noted that MCRC has determined that the entry into this Agreement will need to be disclosed within four (4) Business Days of its execution on a Current Report on Form 8-K under Item 1.01 thereof and that the Agreement will be filed as an exhibit thereto or be filed as an exhibit to the MCRC’s next following periodic report filed pursuant to the Exchange Act.  The ROFO (RM) Parties acknowledge receipt and approval of a draft of such Form 8-K.

Section 12.3         The provisions of this Article XII will survive the Closing or any termination of this Agreement.

ARTICLE XIII

REMEDIES

Section 13.1         Default by MC Owner or MCRLP.  In the event the Closing and the transactions contemplated hereby do not occur as herein provided by reason of any failure of the ROFO (RM) Parties’ conditions to close pursuant to Section 9.1, the ROFO (RM) Parties may, as the ROFO (RM) Parties’ sole and exclusive remedies, if such condition failure is not cured within ten (10) Business Days’ after the ROFO (RM) Parties’ notice to MC Owner and MCRLP expressly setting forth such condition failure, elect by notice to MC Owner and MCRLP at any time, but in no event later than twenty (20) Business Days following the Scheduled Closing Date, any of the following: (a) if such condition failure is with respect to the Redemption Property or properties under either of the Other PSAs which, in the aggregate, have an allocation of more than $50,000,000.00, or the entire transaction contemplated by this Agreement, terminate this Agreement in its entirety in which event (i) MC Owner and MCRLP and the ROFO (RM) Parties will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations, and if such condition failure is under (1) Section 9.1(a) - except due to a failure under Section 10.3(o), (r) or (v), (2) Section 9.1(b) or (3) Section 9.1(c), MC Owner and MCRLP shall reimburse the ROFO (RM) Parties for the ROFO (RM) Parties’ Transaction

Costs (which obligation of MC Owner and MCRLP shall survive the termination of this Agreement); (b) if such condition failure is applicable to the Redemption Property or properties under either of the Other PSAs which, in the aggregate, have an allocation of less than or equal to $50,000,000.00, amend this Agreement to remove the Redemption Property and replace it with the Substituted Redemption Property and adjust the Redemption Property Value to an amount equal to the fair market value of the Substituted Redemption Property; (c) enforce specific performance of MC Owner and MCRLP’s obligation to close the transactions contemplated hereby in accordance with the terms hereof and to convey the Redemption Property to the ROFO (RM) Parties (and the ROFO (RM) Parties shall have the right to file a lis pendens against the Redemption Property in connection therewith), it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of MC Owner and MCRLP hereunder (for clarification, in conjunction with its remedy under Section 13.1(c) hereof, ROFO (RM) Parties’ remedy of specific performance may be pursued with respect to all Properties not removed from this Agreement pursuant to Section 13.1(b)); or (d) waive such condition failure (except as prohibited pursuant to Section 9.1, unless agreed to by MC Owner and MCRLP) and close the transactions contemplated by this Agreement.  The ROFO (RM) Parties expressly waives its rights to seek damages in the event of MC Owner’s and MCRLP’s default hereunder, except pursuant to this Section 13.1 or in connection with MC Owner’s and MCRLP’s willful failure to close the transactions contemplated hereby or seller under either of the Other PSAs willfully failing to close thereunder, in either which case, if specific performance is not available to the ROFO (RM) Parties hereunder or purchaser under the Other PSAs, the ROFO (RM) Parties shall have all available remedies available to the ROFO (RM) Parties at law and/or in equity.  The ROFO (RM) Parties shall be deemed to have elected (a) or (b), as applicable, above if the ROFO (RM) Parties fail to notify MC Owner and MCRLP of its election prior to the date that is twenty (20) Business Days following the Scheduled Closing Date. Notwithstanding the foregoing, nothing contained in this Section 13.1 will limit the ROFO (RM) Parties’ remedies at law, in equity or as herein provided in pursuing remedies for a breach by MC Owner or MCRLP of any of the Termination Surviving Obligations. MC Owner and MCRLP and the ROFO (RM) Parties agree that any termination of either of the Other PSAs pursuant to the default by seller provisions in such Other PSA shall automatically terminate this Agreement pursuant to the corresponding provisions of this Agreement and the ROFO (RM) Parties shall have the right to pursue its applicable corresponding remedies with respect thereto.  For the avoidance of doubt, if any representation or warranty of MC Owner or MCRLP was true when made but thereafter, prior to Closing, shall no longer be true in any material respect as a result of circumstances outside of the reasonable control of MC Owner or MCRLP, while such change shall be a failure of a condition to the ROFO (RM) Parties’ obligation to close, it shall not be a default by MC Owner or MCRLP.

Section 13.2         Default by the ROFO (RM) Parties.  In the event the Closing and the consummation of the transactions contemplated herein do not occur as provided herein by reason of any default of the ROFO (RM) Parties, the ROFO (RM) Parties and MC Owner and MCRLP agree it would be impractical and extremely difficult to fix the damages which MC Owner and MCRLP may suffer.  The ROFO (RM) Parties and MC Owner and MCRLP hereby agree that if the ROFO (RM) Parties’ default is not cured within ten (10) Business Days after MC Owner’s or MCRLP’s notice to the ROFO (RM) Parties expressly setting forth such default (a) an amount equal to the Earnest Money Deposit (as such term is defined in the Other PSAs) which is payable to MC Owner’s Affiliates pursuant to the Other PSAs is a reasonable estimate of the total net detriment MC Owner’s Affiliates would suffer in the event the ROFO (RM) Parties default and fail to complete the Redemption Transaction, and (b) such amount will be the full, agreed and liquidated damages for the ROFO (RM) Parties’ default and failure to complete the Redemption Transaction, and will be MC Owner’s and MCRLP’s sole and exclusive remedy (whether at law or in equity) for any default of the ROFO (RM) Parties beyond the foregoing notice and cure period resulting in the failure of consummation of the Closing, whereupon this Agreement will terminate and MC Owner, MCRLP and the ROFO (RM) Parties will have no further rights or obligations hereunder, except with respect to the Termination Surviving Obligations.  The payment of such amount as liquidated damages is not intended as a forfeiture or penalty but is intended to constitute liquidated damages to MC Owner’s Affiliates. Notwithstanding the foregoing, nothing contained herein will limit MC Owner’s or MCRLP’s remedies at law, in equity or as herein provided in the event of a breach by the ROFO (RM) Parties of any of the Termination Surviving Obligations. MC Owner, MCRLP and the ROFO (RM) Parties agree that any termination of either of the Other PSAs pursuant to the default by purchaser provisions in such Other PSA shall automatically terminate this Agreement.   Notwithstanding anything herein to the contrary, the ROFO (RM) Parties shall have the right to cure any and all the ROFO (RM) Parties’ defaults by delivering all of the ROFO (RM) Parties’ closing deliverables under and in accordance with Section 10.2 of this Agreement and otherwise being ready, willing and able to close the transactions contemplated by this Agreement on the Scheduled Closing Date.

ARTICLE XIV

NOTICES

Section 14.1         Notices.

(a)           Except to the extent expressly provided to the contrary elsewhere in this Agreement, all notices or other communications required or permitted hereunder shall be in writing, and shall be given by any nationally recognized overnight delivery service with proof of delivery, or by e-mail (provided that such e-mail is identified as an official notice pursuant to this Section 14.1), sent to the intended addressee at the addresses or e-mail address set forth below, or to such other addresses or e-mail address or to the attention of such other persons as the addressee will have designated by written notice sent in accordance herewith. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement will be as follows:

If to the ROFO
(RM) Parties:	RMC Acquisition Entity, LLC
c/o Robert Martin Company, LLC
100 Clearbrook Road

Elmsford, NY 10523
Attn.: Timothy Jones and Greg Berger
(914) 593-7915 (tele.)
E-mail: tjones@rmcdev.com
E-mail: gberger@rmcdev.com

with a copy to:	RMC Acquisition Entity, LLC
c/o Robert Martin Company, LLC
100 Clearbrook Road
Elmsford, NY 10523
Attn.: Timothy Jones
(914) 593-7915 (tele.)
E-mail: TJones@rmcdev.com

with a copy to:	Cohn Birnbaum & Shea P.C.
100 Pearl Street — 12th Floor
Hartford, CT 06103
Attn.: Richard J. Shea, Jr.
(860) 493-2230 (tele.)
E-mail: rshea@cbshealaw.com

with a copy to:	Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn: Christopher L. Hartmann, P.C.
(212) 446-4730 (tele.)
E-mail: christopher.hartmann@kirkland.com

If to Mack-Cali:	c/o Mack-Cali Realty Corporation
Harborside 3
210 Hudson Street,
Suite 400
Jersey City, NJ 07311
Attn.: Mr. Ricardo Cardoso
(732) 590-1048 (tele.)
E-mail: Rcardoso@mack-cali.com

with a copy to:	Gary T. Wagner, Esq.
at the same address
(732) 590-1516 (tele.)
E-mail: Gwagner@mack-cali.com

with a copy to	Lawrence J. Reiss, Esq.
c/o Mack-Cali Realty Corporation
100 Clearbrook Road
Elmsford, New York 10523
(914) 593-7908 (tele.)
E-mail: Lreiss@mack-cali.com

and with a copy to	Seyfarth Shaw LLP
620 Eighth Avenue
New York, New York 10018
Attention: Miles M. Borden, Esq.
(212) 218-5266 (tele.)
E-mail: mborden@seyfarth.com

(b)           Notices given by (i) overnight delivery service as aforesaid shall be deemed received and effective on the first Business Day following such dispatch and (ii) e-mail as aforesaid shall be deemed given at the time and on the date of the e-mail provided same is sent prior to 6:00 p.m. Eastern Time on a Business Day (if sent later, then notice shall be deemed given on the next Business Day).  Notices may be given by counsel for the parties described above, and such notices shall be deemed given by said party for all purposes hereunder.

ARTICLE XV

ASSIGNMENT

Section 15.1         Assignment: Binding Effect.  The ROFO (RM) Parties shall not have the right to assign this Agreement, except as expressly provided herein. The ROFO (RM) Parties shall assign all of their rights under this Agreement and their post-closing obligations to each Designee with respect to its applicable Property, and upon such assignment, the ROFO (RM) Parties named hereunder shall be released from their post-closing obligations hereunder. This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto. Subject to the terms of Section 10.7, MC Owner and MCRLP shall not have the right to assign this Agreement or its rights or obligations hereunder, without first obtaining the written consent of the ROFO (RM) Parties in its sole and absolute discretion.

ARTICLE XVI

BROKERAGE

Section 16.1         Brokers.  If the Closing occurs, MC Owner agrees to pay to Holiday Fenoglio Fowler, L.P.  (the “Broker”) a brokerage commission pursuant to a separate agreement by and between MC Owner and Broker.  The ROFO (RM) Parties and MC Owner represent that they have not dealt with any brokers, finders or salesmen in connection with this transaction other than Broker, and agree to indemnify, defend and hold each other harmless from and against any and all loss, cost, damage, liability or expense, including reasonable attorneys’ fees, which either party may sustain, incur or be exposed to by reason of any claim for fees or commissions made through the other party or its affiliates.  The provisions of this Article XVI will survive any Closing or termination of this Agreement.

ARTICLE XVII

[INTENTIONALLY OMITTED]

ARTICLE XVIII

MISCELLANEOUS

Section 18.1         Waivers.  No waiver of any breach of any covenant or provisions contained herein will be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision contained herein.  No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act.

Section 18.2         Recovery of Certain Fees.  In the event a party hereto files any action or suit against another party hereto by reason of any breach of any of the covenants, agreements or provisions contained in this Agreement, then in that event the prevailing party will be entitled to have and recover certain fees from the other party including all reasonable attorneys’ fees and costs resulting therefrom. For purposes of this Agreement, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding.  The provisions of this Section 18.2 shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.

Section 18.3         Construction.  Headings at the beginning of each Article and Section are solely for the convenience of the parties and are not a part of this Agreement.  Whenever required by the context of this Agreement, the singular will include the plural and the masculine will include the feminine and vice versa.  This Agreement will not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same.  All exhibits and schedules referred to in this Agreement are attached and incorporated by this reference, and any capitalized term used in any exhibit or schedule which is not defined in such exhibit or schedule will have the meaning attributable to such term in the body of this Agreement.  In the event the date on which the ROFO (RM) Parties or MC Owner and MCRLP is required to take any action under the terms of this Agreement is not a Business Day, the action will be taken on the next succeeding Business Day.  If more than one entity executes this Agreement as the ROFO (RM) Parties, then each of the entities constituting the ROFO (RM) Parties shall be jointly and severally liable for the obligations of all such entities hereunder.

Section 18.4         Counterparts.  This Agreement may be executed in multiple counterparts, each of which, when assembled to include a signature for each party contemplated to sign this Agreement, will constitute a complete and fully executed Agreement.  All such fully executed counterparts will collectively constitute a single agreement.  The delivery of a copy of an executed counterpart of this Agreement via electronic means, such as e-mail, PDF, or facsimile, shall be as legally binding on the party so delivering same as the delivery of a counterpart bearing an original signature.

Section 18.5         Severability.  If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Agreement will nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party.  Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 18.6         Entire Agreement.  This Agreement and the Other PSAs are the final expression of, and contain the entire agreement between, the parties with respect to the subject matter hereof, and supersedes all prior understandings with respect thereto.  This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed by the party to be charged or by its agent duly authorized in writing, or except as otherwise expressly permitted herein.

Section 1.1            Governing Law.  THIS AGREEMENT WILL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. MC OWNER, MCRLP, MCRC AND EACH ROFO (RM) PARTY HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN THE STATE OF NEW YORK.

Section 18.7         No Recording.  Subject to Section 13.1 with respect to the ROFO (RM) Parties’ right to file a lis pendens with respect to the Property, the parties hereto agree that neither this Agreement nor any affidavit or memorandum concerning it will be recorded, and any recording of this Agreement or any such affidavit or memorandum by the ROFO (RM) Parties or MC Owner will be deemed a material default by (as applicable) the ROFO (RM) Parties or MC Owner hereunder.

Section 18.8         Further Actions. The parties agree to execute such instructions to the Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.

Section 18.9         Exhibits.  The following sets forth a list of Exhibits to the Agreement:

Exhibit A-1	85 Executive Real Property
Exhibit A-2	2 Executive Real Property
Exhibit B -	Assignment of Service Contracts

Exhibit C -	Assignment of Lease Obligations
Exhibit D -	Bill of Sale
Exhibit D-1 -	Intentionally Omitted
Exhibit E -	Intentionally Omitted
Exhibit F -	Service Contracts
Exhibit G -	Lease Schedule
Exhibit H -	Tenant Estoppel
Exhibit I -	Certificate as to Foreign Status
Exhibit J -	Leasing Commission Agreements
Exhibit K -	Assignment of Maintenance Declaration
Exhibit L -	Deed
Exhibit M -	Owner’s Affidavit
Exhibit N -	Association Estoppel Certificate
Exhibit O -	Intentionally Omitted
Exhibit P -	Major Tenant and SNDA Tenant
Exhibit Q -	ROFO (RM) Affidavit
Exhibit R -	SNDA
Schedule 3.1 -	Redeemed OP Units and Redeemed OP Units Value
Schedule 8.1 -	Exceptions to MC Owner’s and MCRLP’s Representations and Warranties

Schedule 8.1(r)  Accounts Receivable Aging Report

Schedule 10.4(e) Tenant Improvement Costs and Leasing Commissions

Section 18.10       No Partnership.  Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, it being the intention of the parties to merely create the relationship of MC Owner, MCRLP and the ROFO (RM) Parties with respect to the Redemption Property to be conveyed as contemplated hereby.

Section 18.11       Limitations on Benefits.  It is the explicit intention of the ROFO (RM) Parties, MC Owner and MCRLP that no person or entity other than the ROFO (RM) Parties, any Designee, MC Owner, MCRLP and MC Owner’s Affiliates and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the ROFO (RM) Parties, any Designee, MC Owner, MCRLP and MC Owner’s Affiliates or their respective successors and assigns as permitted hereunder.  Except as set forth in this Section 18.12, nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party (including, without limitation, Broker) a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and the ROFO (RM) Parties, MC Owner and MCRLP expressly reject any such intent, construction or interpretation of this Agreement.

Section 18.12       Discharge of Obligations.  Subject to Section 18.14, the acceptance of the Deed by the ROFO (RM) Parties and/or its designee shall be deemed to be a full performance and discharge of every representation and warranty made by MC Owner and MCRLP herein and every agreement and obligation on the part of MC Owner and MCRLP to be performed pursuant to the provisions of this Agreement, in each case except those which are herein specifically stated to survive the Closing.

Section 18.13       Survival.  The provisions of this Agreement that contemplate performance after the Closing and the obligations of the parties not fully performed at the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

Section 18.14       Other PSAs.

(a)           The Closing under this Agreement and the closings under the Other PSAs shall occur simultaneously and the closings under this Agreement and the Other PSAs are each conditioned upon closing under the other;

(b)           A default by MC Owner or MCRLP under this Agreement shall be a default by a seller under the Other PSAs, and a default by a seller under either of the Other PSAs shall be a default by MC Owner and MCRLP under this Agreement, and, in either case, entitling the ROFO (RM) Parties under this Agreement and purchaser under the Other PSAs, as applicable, to its specified remedies for a MC Owner and MCRLP default under this Agreement and a seller default under the Other PSAs; provided that such the ROFO (RM) Parties and purchaser under the Other PSAs must pursue the same such remedy under this Agreement and the Other PSAs;

(c)           A default by the ROFO (RM) Parties under this Agreement shall be a default by purchaser under the Other PSAs, and a default by purchaser under either of the Other PSAs shall be a default by the ROFO (RM) Parties under this Agreement, and, in either case, entitling MC Owner and MCRLP under this Agreement and sellers under the Other PSAs, as applicable, to its specified remedies for the ROFO (RM) Parties default under this Agreement and a purchaser default under the Other PSAs; provided that MC Owner and MCRLP and the sellers under the Other PSAs must pursue the same such remedy under this Agreement and the Other PSAs;

(d)           In the event that MC Owner, MCRLP or the ROFO (RM) Parties under this Agreement or sellers or purchaser under either of the Other PSAs exercise any right to extend the Scheduled Closing Date or any other time period thereunder, then such right shall also be automatically exercised under the this Agreement or the Other PSAs, as applicable; and

(e)           In the event that either this Agreement or either of the Other PSAs is terminated or terminates for any reason, then this Agreement and/or the Other PSAs, as applicable, shall also automatically terminate.

(f)            In the event that either this Agreement or either of the Other PSAs is terminated or terminates for any reason and any of such agreements are reinstated or a termination notice thereunder becomes null and void, then this Agreement and/or the Other PSAs shall also automatically be reinstated or the termination notice thereunder shall also become null and void.

Section 18.15       Non-Solicitation. In consideration of the ROFO (RM) Parties entering into this Agreement, and to induce the ROFO (RM) Parties to undertake the efforts and incur the costs associated with evaluating the Property and proceeding to Closing hereunder, MC Owner hereby agrees not to solicit or entertain any offer from any other person to sell or otherwise transfer all or any part of the Redemption Property or any portion thereof or any direct or indirect interest therein during the term of this Agreement.

[Remainder of Page Intentionally Left Blank.  Signature blocks appear immediately on next page.]

IN WITNESS WHEREOF, MC Owner, MCRLP and the ROFO (RM) Parties have respectively executed this Agreement as of the Effective Date.

ROFO (RM) PARTY:

/s/ Brad W. Berger
Brad W. Berger, as Trustee of the Brad W. Berger Revocable Trust

/s/ Greg Berger
Greg Berger

/s/ Timothy M. Jones
Timothy M. Jones, as Trustee of the Robert F. Weinberg 2013 Trust

RFW MANAGEMENT INC.,
a New York corporation

By:	/s/ Robert F. Weinberg
Name:	Robert F. Weinberg
Title:	President

MCRLP:

MACK-CALI REALTY, L.P.
By:	Mack-Cali Realty Corporation, its general partner

By:	/s/ Gary T. Wagner
Gary T. Wagner, General Counsel

MC OWNER:

MACK-CALI CW REALTY ASSOCIATES L.L.C.
By:	Mack-Cali Realty, L.P., its sole member
By:	Mack-Cali Realty Corporation, its general partner

By:	/s/ Gary T. Wagner
Gary T. Wagner, General Counsel

MACK-CALI SO. WEST REALTY ASSOCIATES L.L.C.
By:	Mack-Cali Realty, L.P., its sole member
By:	Mack-Cali Realty Corporation, its general partner

By:	/s/ Gary T. Wagner
Gary T. Wagner, General Counsel

MCRLP also executes this Agreement for the purpose of agreeing to (i) be liable for MC Owner’s post-closing obligations under this Agreement and any Closing documents; however, subject in all respects to all of the terms, provisions and limitations on all such obligations as are set forth in this Agreement and/or any such Closing documents, and (ii) the terms and conditions of Section 7.5(c).

MACK-CALI REALTY, L.P.,
By:	Mack-Cali Realty Corporation, its general partner

By:	/s/ Gary T. Wagner
Gary T. Wagner, General Counsel

MCRC joins in this Agreement solely for purposes of agreeing to the terms and conditions of Section 7.5(c).

MACK-CALI REALTY CORPORATION,

By:	/s/ Gary T. Wagner
Gary T. Wagner, General Counsel

EXHIBIT A-1 85 EXECUTIVE REAL PROPERTY All that certain plot, piece or parcel of land situate, lying and being in the Town of Greenburgh, Country of Westchester and state of New York, being a portion of lands shown on a certain map entitled “Subdivision Map of Cross-Westchester Industrial Park in the Town of Greenburgh, Westchester co., N. Y.” made by Ward carpernter Engineers, Inc., Surveyore, Dated July 25, 1967 and filed in the Westchester Country Clerk’s office, Division of Land Records, on August 28, 1967 as Map No. 15544, which said parcel is more particularly bounded and described as follows: BEGINNING at a point on the northwesterly side of Executive Boulevard distant northeasterly, as measured along the same, 1412.31 feet from its intersection with the easterly side of saw mill river road. THENCE North 7 degrees 29’ West 275.37 feet to lands now or formerly of the city of new york. THENCE along said lands, North 82 degrees 32’ East 230.52 feet to a point; THENCE South 7 degrees 29’ East 210.44 feet to the northesterly side of Executive Boulevard; THENE along the said northwesterly side of Executive boulevard, south 66 degrees 48’ west 239.51 feet to the point or place of BEGINNING. TOGETHER with the benefits and SUBJECT to the burdens imposed by a certain “declaration to lay and maintain pipes” recorded in liber 6919 of conveyances at page 660. Exhibit A

EXHIBIT A-2 2 EXECUTIVE REAL PROPERTY ALL that certain plot, piece or parcel of land, situate, lying and being in the city of honkers, equity of Westchester end State of New York, being more particularly bounded and described as follows: BEGIMtEWG at a point on the southerly side of Executive Boulevard, Sail] point being South 60 degrees 22’ 44” East 392.33 feet from the northeasterly end of a curve having a radius of 94,00 feet tor a length of 147.43 feet, which curvo connects the southeaetexly side of North Broadway with the southwesterly side of Executive Boulevard (said curve and the alignment of Executive Boulevard being Bhovn on a certain map entitled. “Subdivision Map Prepared for Robert Martin Company in the City of Yonkcrs, Wcctchcstcr County, tf.v.” prepared by Ward Carpenter Engineers, Inc. dated April 30, 1961, and filed in the Westoftester County Clerk’s office [Division of Land Records] on March 23, 19B2 as Map No. 2 0862; RUNNING thsnee from said point of beginning, the following courses and distances) south so degrees 22’ 43” East 170,08 feet, southwesterly side of Executive Boulevard? 6. a. South 29 degrees 37’ South. 60 degrees 22 ‘ South 17 degrees 52(H) south IB degrees 52’ South 29 degrees 47’ North GO degrees 11’ North 29 degrwes 48’ 71.00 feet; 39.00 feet; 16* West 44” East 08” weat 139.00 feet; 19 (n) East  42.67 feet? 54” 26” 00” West 18.00 feet; West 295.00 feet; East 227,49 feet; along the THENCE along an easterly curve to the right having a radius of 25,00 feet for a distance of 39.19 feet to the southerly side of Executive Boulevard, the point of BEGINNING* Exhibit A Subject, however, to the rights of the Mortgagor to create road, drainage, sewer, water, and driveway easements over the subject property, subject however to the provisions of South Westchester Executive Park Maintenance Association Declaration dated Kay 3, 1982, recorded in the Office of the Clerk of Westchester County (Division of Land Records) (“Clerk’s Office(1)*) on May 5, 19B2, in Liber 77 63 of conveys(icea, at page 40Q, as amended and supplemented by the (i) Supplementary Declaration made as of June B, 19B3, recorded in the Clerk’s Office cm June 13, 19B3, in Liber 7B37 of conveyances, at page 723, (ii) Supplementary Declaration No. 2, made as of August 15, 1983, recorded in the Clerk’s office on August 29, 1983, in liber 7857 of conveyances, at page 375, and (iii) Amended and Restated Supplementary Declaration, made as of October 12, 1987, recorded in the Clerk’s office on November 12, 1987, in liber 9025 of conveyance, at page 130. Exhibit A

EXHIBIT A-2

2 EXECUTIVE REAL PROPERTY

BEGINNING at a point on the southerly side of Executive Boulevard, said point being South 60 degrees 22' 44" East 392.33 feet from the northeasterly end of a curve having a radius of 94.00 feet for a length of 147.43 feet, which curve connects the southeasterly side of North Broadway with the southwesterly side of Executive Boulevard (said curve and the alignment of Executive Boulevard being shown on a certain map entitled "Subdivision Map Prepared for Robert Martin Company in the City of Yonkers, Westchester County, N.Y." prepared by Ward Carpenter Engineers, Inc. dated April 30, 1981, and filed in the Westchester County Clerk's Office (Division of Land Records) on March 23, 1982 as Map No. 20862;

1. South 60 degrees 22' 43" East 170.08 feet, along the southwesterly side of Executive Boulevard;
2. South 29 degrees 37' 16" West 71.00 feet;
3. South 60 degrees 22' 44" East 39.00 feet;
4. South 17 degrees 52' 08" West 139.00 feet;
5. South 18 degrees 52' 19" East 42.67 feet;
6. South 29 degrees 47' 54" West 18.00 feet;
7. North 60 degrees 11' 26" West 295.00 feet;
8. North 29 degrees 48' 00" East 227.48 feet;

Exhibit A

EXHIBIT B

ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS, LICENSES AND PERMITS

THIS ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS, LICENSES AND PERMITS (this “Assignment”) is made as of                   , 2019 by and between [PROPERTY OWNER], a New York limited liability company and having an address c/o Mack-Cali Realty Corporation, Harborside 3, 210 Hudson Street, Suite 400, Jersey City, NJ 07311 ( “Assignor”), and                           , a Delaware limited liability company having an address c/o Robert Martin Company, 100 Clearbrook Road, Elmsford, NY 10523 ( “Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor is the owner of real property commonly known as                         (the “Property”), which Property is affected by certain service agreements, maintenance contracts, equipment leasing agreements, warranties, guarantees, bonds, construction contracts, open purchase orders and other contracts for the provision of labor, services, materials or supplies relating solely to the Property, as set forth on Exhibit A attached hereto and made a part hereof (hereinafter collectively referred to as the “Contracts”);

WHEREAS, Assignor, Assignor’s sole member, Mack-Cali Realty L.P., the Brad W. Berger Revocable Trust, Greg Berger, the Robert F. Weinberg 2013 Trust and RFW Management Inc. have entered into that certain OP Unit Redemption Agreement, dated                   , 2019, pursuant to which the Brad W. Berger Revocable Trust, Greg Berger, the Robert F. Weinberg 2013 Trust and RFW Management Inc. have designated Assignee to be the assignee under this Assignment (the “Redemption Agreement”), wherein Assignor has agreed to convey to Assignee all of Assignor’s right, title and interest in and to the Property;

WHEREAS, Assignor desires to assign to Assignee, to the extent assignable, all of Assignor’s right, title and interest in and to: (i) the Contracts and (ii) all licenses, permits, certificates of occupancy, approvals, authorizations, variances, consents, dedications, subdivision maps and entitlements in connection with the Property now or hereafter issued, approved or granted by any governmental or quasi-governmental bodies or agencies having jurisdiction over the Property or any portion thereof, together with all renewals and modifications thereof (collectively, the “Licenses and Permits”), and Assignee desires to accept the assignment of such right, title and interest in and to the Contracts and Licenses and Permits and to assume Assignor’s rights and obligations thereunder.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and for other good and valuable consideration, the parties, intending to be legally bound, do hereby agree as follows:

1.                                      Assignor hereby assigns, sells, transfers, and sets over to Assignee, its successors and assigns, to the extent assignable as of the date hereof, all of Assignor’s right, title and interest in and to the Contracts.  Assignee hereby accepts the foregoing assignment and transfer and agrees to assume, fulfill, perform and discharge all the various commitments, obligations and liabilities of Assignor under and by virtue of the Contracts from and after the date hereof.

2.                                      Assignor hereby assigns, sells, transfers, and sets over to Assignee, its successors and assigns, to the extent assignable, all of Assignor’s right, title and interest in and to the Licenses and Permits, and Assignee hereby accepts such assignment, sale and transfer from and after the date hereof.

3.                                      Assignee hereby agrees to indemnify and hold Assignor harmless from all loss, expense or liability (including, without limitation, reasonable attorneys’ fees and disbursements) relating to the Contracts and Licenses and Permits accruing from or after the date hereof, and Assignor hereby agrees to indemnify and hold Assignee harmless from all loss, expense or liability (including, without limitation, reasonable attorneys’ fees and disbursements) relating to the Contracts and Licenses and Permits accruing prior to the date hereof.

4.                                      This Assignment is made without representation, warranty (express or implied) or recourse of any kind, except as may be expressly provided herein or in the Redemption Agreement.

5.                                      This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.  This Agreement shall be governed by, and construed under, the laws of the State of New York.

6.                                      This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original Assignment, but all of which shall constitute but one and the same Assignment.

7.                                      Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Redemption Agreement.

IN WITNESS WHEREOF, Assignor and Assignee do hereby execute and deliver this Assignment as of the date and year first above written.

ASSIGNOR:

[PROPERTY OWNER]
By: Mack-Cali Realty, L.P., its sole member
By: Mack-Cali Realty Corporation, its general partner

By:
Gary T. Wagner, General Counsel

ASSIGNEE:

[ ]

By:
Name:
Title:

Exhibit A

Contracts

EXHIBIT C

ASSIGNMENT AND ASSUMPTION OF LEASE OBLIGATIONS

THIS ASSIGNMENT AND ASSUMPTION OF LEASE OBLIGATIONS (this “Assignment”) is made as of                   , 20   by and between [PROPERTY OWNER], a New York limited liability company and having an address c/o Mack-Cali Realty Corporation, Harborside 3, 210 Hudson Street, Suite 400, Jersey City, NJ 07311 (“Assignor”), and [               ], a Delaware limited liability company having an address c/o Robert Martin Company, 100 Clearbrook Road, Elmsford, NY 10523 (“Assignee”).

W I T N E S S E T H:

WHEREAS, the property commonly known as                             (the “Property”) is affected by certain leases and other agreements with respect to the use and occupancy of the Property, which leases and other agreements are listed on Exhibit A annexed hereto and made a part hereof (the “Leases”);

WHEREAS, Assignor, Assignor’s sole member, Mack-Cali Realty L.P. the Brad W. Berger Revocable Trust, Greg Berger, the Robert F. Weinberg 2013 Trust and RFW Management Inc. have entered into that certain OP Unit Redemption, dated                   , 2019, pursuant to which the Brad W. Berger Revocable Trust, Greg Berger, the Robert F. Weinberg 2013 Trust and RFW Management Inc. have designated Assignee to be the assignee under this Assignment (the “Redemption Agreement”) wherein Assignor has agreed to assign and transfer to Assignee all of Assignor’s right, title and interest in and to (i) the Leases, (ii) all security deposits paid to Assignor, as landlord (together with any interest which has accrued thereon, but only to the extent such interest has accrued for the benefit of the tenant), to the extent such security deposits have not yet been applied toward the obligations of any tenant under the Leases, which security deposits are listed on Exhibit B annexed hereto and made a part hereof (“Security Deposits”), and (iii) the Leasing Commission Agreements entered into in connection with the Leases, which leasing commission agreements are listed on Exhibit C annexed hereto and made a pert hereof (the “Leasing Commission Agreements”);

WHEREAS, Assignor desires to assign to Assignee all of Assignor’s right, title and interest in and to the Leases, Security Deposits, and Leasing Commission Agreements, and Assignee desires to accept the assignment of such right, title and interest in and to the Leases, Security Deposits, and Leasing Commission Agreements and to assume all of Assignor’s rights and obligations under the Leases, with respect to the Security Deposits, and under the Leasing Commission Agreements.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and for other good and valuable consideration, the parties intending to be legally bound, do hereby agree as follows:

1.                                      Assignor hereby assigns, sells, transfers, sets over and conveys to Assignee, its successors and assigns, all of Assignor’s right, title and interest in and to (i) the Leases, (ii) Security Deposits, and (iii) the Leasing Commission Agreements.  Assignee, from and after the date hereof, hereby accepts this assignment, sale, transfer and conveyance and agrees to assume, fulfill, perform and discharge all the various commitments, obligations and liabilities of Assignor under and by virtue of the Leases, including but not limited to the obligation to properly maintain, apply and return the Security Deposits in accordance with terms and conditions of the Leases, and under the Leasing Commission Agreements.

2.                                      Assignor hereby agrees to defend, indemnify and hold harmless Assignee from any liability, damages, causes of actions, out-of-pocket expenses and reasonable attorneys’ fees incurred by Assignee by reason of the failure of Assignor to fulfill, perform and discharge all of the various commitments, obligations and liabilities of Assignor under and by virtue of the Leases, Security Deposits and Leasing Commission Agreements with respect to the period of Assignor’s ownership prior to the effective date hereof, including, without limitation, the return of Security Deposits and the payment of brokerage commissions relating thereto.

3.                                      Assignee hereby agrees to defend, indemnify and hold harmless Assignor from any liability, damages, causes of actions, out-of-pocket expenses and reasonable attorneys’ fees incurred by Assignor by reason of the failure of Assignee to fulfill, perform and discharge all of the various commitments, obligations and liabilities of Assignee under and by virtue of the Leases, Security Deposits and Leasing Commission Agreements assigned hereunder from and after the effective date hereof, including, without limitation, the return of Security Deposits and the payment of brokerage commissions relating thereto.

4.                                      This Assignment is made without representation, warranty (express or implied) or recourse of any kind, except as may be expressly provided herein or in the Redemption Agreement.

5.                                      This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.  This Assignment shall be governed by, and construed under, the laws of the State of New York.

6.                                      This Assignment may be executed in one or more counterparts, each of which shall be deemed to be an original Assignment, but all of which shall constitute but one and the same Assignment.

7.                                Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Redemption Agreement.

IN WITNESS WHEREOF, Assignor and Assignee do hereby execute and deliver this Assignment as of the date and year first above written.

ASSIGNOR:

[PROPERTY OWNER]
By: Mack-Cali Realty, L.P., its sole member
By: Mack-Cali Realty Corporation, its general partner

By:
Gary T. Wagner, General Counsel

ASSIGNEE:

[ ]

By:
Name:
Title:

Exhibit A

Description of Leases

Exhibit B

Security Deposits

Exhibit C

Leasing Commission Agreements

EXHIBIT D

BILL OF SALE

                                                            , a New York limited liability company (“Transferor”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, bargains, sells, transfers and delivers to                       , a                       (“Transferee”), all of Transferor’s right, title and interest in and to all equipment, appliances, tools, supplies, machinery, artwork, furnishings, any construction documents, “as built” plans and specifications and floor plans for the existing improvements and landscape plans, surveys, environmental site assessments and warranties relating to and only to the extent reflecting current conditions at the Real Property (but specifically excluding any such items which may have been prepared for or identify potential capital improvements or development), and other tangible personal property attached to, appurtenant to, located in and used exclusively in connection with the ownership or operation of the real property commonly known as                , New York  (the “Real Property”) and situated at the Real Property on the date hereof, but specifically excluding all personal property leased by Transferor or owned by tenants or others, if any (the “Personal Property”), to have and to hold the Personal Property unto Transferee, its successors and assigns, forever.

Transferor makes no representation or warranty to Transferee, express or implied, in connection with this Bill of Sale or the transfer and conveyance made hereby, except as may be set forth in that certain OP Unit Redemption Agreement, dated            , 2019, entered into by Transferor, Transferor’s sole member, Mack-Cali Realty L.P. the Brad W. Berger Revocable Trust, Greg Berger, the Robert F. Weinberg 2013 Trust and RFW Management Inc., pursuant to which the Brad W. Berger Revocable Trust, Greg Berger, the Robert F. Weinberg 2013 Trust and RFW Management Inc. have designated Transferee to be the transferee under this Bill of Sale.

EXECUTED under seal this       day of             , 20  .

[PROPERTY OWNER]
By: Mack-Cali Realty, L.P., its sole member
By: Mack-Cali Realty Corporation, its general partner

By:
Gary T. Wagner, General Counsel

EXHIBIT D-1

INTENTIONALLY OMITTED

EXHIBIT F

SERVICE CONTRACTS

Service Contracts

Contractor	Service	Owner	Agreement Date	Month-to- Month	Applies to	Contract #
A&A Maintenance Enterprise, Inc.	Handyman Services	Entities listed on Exhibit B	June 6, 2017	No	CWEP - All Buildings	17-026
ABM Air Conditioning & Heating, Inc.	HVAC Maintenance	Entities listed on Exhibit B	October 12, 2015	Yes	CWEP - All Buildings	15-074
All Safe Fire Sprinkler Corp.	Fire Sprinkler Inspection and Service	Entities listed on Exhibit B	May 11, 2018	No	SWEP - All Buildings	18-023
All Safe Fire Sprinkler Corp.	Fire Sprinkler System Services	Entities listed on Exhibit B	September 1, 2016	No	CWEP - All Buildings; MWEP - All Buildings	16-102
Alternative Pest Control	Exterminating and Pest Control	Entities listed on Exhibit B	September 14, 2016	No	MWEP - All Buildings and Associations; CWEP - All Buildings	16-107
Matthew & Tony General Landscaping, Inc.	Landscaping Services [1]	Entities listed on Exhibit E	January 20, 2018	No	SWEP - All Buildings, Associations, and Land Parcels	18-001
Matthew & Tony General Landscaping, Inc.	Snow Removal	Entities Listed on Exhibit D	September 26, 2018	No	CWEP — All Buildings	18-232
Matthew & Tony General Landscaping, Inc.	Snow Removal	Entities listed on Exhibit D	September 26, 2018	No	SWEP - All Properties and Land Parcels	18-235
S&S Fire Suppression Systems	Sprinkler System Inspections	Entities Listed on Exhibit B	May 17, 2016	No	SWEP — All properties	16-066
Suburban Carting Company	Rubbish Removal & Recycling	Entities listed on Exhibit B	April 15, 2016	No	CWEP - All Buildings; SEP - All Buildings	16-022

Contractor	Service	Owner	Agreement Date	Month-to- Month	Applies to	Contract #
ThermoTest North, Inc.	Infrared Scanning	So. Westchester Realty Associates L.L.C., Mack-Cali So. West Realty Associates L.L.C., 3 Odell Realty L.L.C.	November 15, 2016	No	SWEP — All Buildings	16-097
Tri-State Façade Services	Window and Façade Cleaning	So. Westchester Realty Associates L.L.C. and Mack-Cali So. West Realty Associates L.L.C.	January 19, 2018	No	SWEP - All Buildings	18-008
US Renewable, LLC	Recycling - Electronics, Ink, and Toner	Entities listed on Exhibit B	June 16, 2014	No	All Buildings in Transaction	14-058
US Security Associates, Inc.	Security Patrol Services	Entities listed on Exhibit B	October 7, 2016	Yes	All Buildings in Transaction including Associations and Land	16-124

[1] Contract # 18-001 (Matthew and Tony General Landscaping, dated January 20, 2018) originally included Scavenger services.  Scavenger only was terminated in attached letter dated May 1, 2018.

Rooftop Antenna Management Agreement

Management and Transmitting Sites Agreement between Apex Site Management, L.P., Manager, and Mack-Cali Realty Corporation, Owner, dated July 6, 1998

• Letter Agreement re Amendment to Management Agreement, dated October 5, 1999.

• Letter Agreement re Amendment to Management Agreement, dated November 1, 1999.

• Letter Agreement re Amendment to Management Agreement, dated November 19, 1999.

• Letter Agreement re Amendment to Management Agreement, dated January 7, 2000.

• Letter Agreement re Amendment to Management Agreement, dated July 25, 2000.

• Amendment to Management of Transmitting Sites Agreement, dated February 11, 2003

•  Seventh Amendment to Management of Transmitting Sites Agreement, dated January 12, 2017

Note:  This should go on every service contract exhibit, regardless of whether there is rooftop activity

Leased Equipment

None

EXHIBIT G

LEASE SCHEDULE

2 EXECUTIVE PLAZA

CSC Holdings Inc.

Cable Access Agreement between Mack-Cali So. West Realty Associates L.L.C., Owner, and CSC Holdings Inc., Provider, dated November 12, 2008.

EB Apple, LLC

Standard Form of Loft Lease between Mack-Cali So. West Realty Associates L.L.C., Owner, and EB Apple, LLC, Tenant, dated June 17, 2010.

•                  Franchise Rider between Mack-Cali So. West Realty Associates L.L.C., Owner, and EB Apple, LLC, Franchisee dated June 17, 2010.

•                  Guaranty of Lease between Mack-Cali So. West Realty Associates L.L.C., Owner, EB Apple, LLC, Tenant, and Zane Tankel and Roy Raeburn, collectively the Guarantor, dated June 11, 2010.

•                  Form of Memorandum of Lease between Mack-Cali So. West Realty Associates L.L.C., Owner, and EB Apple, LLC, Tenant, dated June 17, 2010.

•                  Estoppel Certificate to Leasehold Mortgage between Mack-Cali So. West Realty Associates L.L.C., Owner, and EB Apple, LLC, Tenant, dated July 1, 2010.

Verizon New York Inc.

Telecommunications Facilities License Agreement between Mack-Cali So. West Realty Associates L.L.C., Owner, and Verizon New York Inc., dated July 29, 2008.

85 EXECUTIVE BOULEVARD

Authentic Window Design, LLC

Standard Form of Loft Lease between Mack-Cali CW Realty Associates L.L.C., Owner and Authentic Window Design, L.L.C., Tenant dated February 2, 2015.

•                  First Amendment to Lease/Commencement Date Agreement between Mack-Cali CW Realty Associates L.L.C., Owner and Authentic Window Design, LLC, Tenant dated March 31, 2015.

Big Apple Collectibles Corp.

Standard Form of Loft Lease between Mack-Cali CW Realty Associates L.L.C., Owner and Big Apple Collectibles Corp., Tenant dated September 28, 2018.

•                  Standard Form of License Agreement between 12 Skyline Associates L.L.C., Licensor and Big Apple Collectibles Corp., Licensee

•                  Commencement Date Agreement between Mack-Cali CW Realty Associates L.L.C., Owner, and Big Apple Collectibles Corp., Tenant, dated February 14, 2019.

North American Family Institute, Inc.

Standard Form of Loft Lease between Mack-Cali CW Realty Associates L.L.C., Owner and North American Family Institute, Inc., Tenant dated September 19, 2014.

•                  First Amendment to Lease/Commencement Date Agreement between Mack-Cali CW Realty Associates L.L.C., Owner and North American Family Institute, Inc., Tenant dated November 10, 2014.

Verizon New York Inc. (FIOS)

Telecommunications Facilities License Agreement between Mack-Cali CW Realty Associates L.L.C., Owner and Verizon New York Inc. dated December 5, 2008.

Verizon New York Inc.

Telecommunications Facilities License Agreement between Mack-Cali CW Realty Associates L.L.C., Owner and Verizon New York Inc. dated April 1, 2008.

EXHIBIT H

TENANT ESTOPPEL CERTIFICATE

ASSIGNEE:                          , its successors and/or assigns

PROPERTY:

LANDLORD:

TENANT:

TENANT’S NOTICE ADDRESS:

LEASED PREMISES:

LEASE DOCUMENTS:

For good and valuable consideration, with the understanding that Assignee and its lenders will be relying on the statements herein in acquiring and financing the Property, Tenant hereby certifies for the benefit of Assignee, and each of its assigns and transferees and their respective lenders, that:

1.     The Lease Documents listed above (collectively, the “Lease”) constitute the entire agreement between the parties concerning the Leased Premises.  There are no other agreements (oral or written) between Landlord and Tenant concerning the Leased Premises.

2.     The Lease is valid and in full force and effect.

3.     [To Tenant’s knowledge, DELETE FROM INITIAL ESTOPPEL SENT TO TENANT, BUT TENANT MAY INSERT] (i) Landlord is not in default in the performance of its obligations under the Lease, (ii) Tenant has no present claims against Landlord under the Lease, and (iii) there are no existing defenses against the enforcement by Landlord of any of the obligations of Tenant under this Lease.

4.     [To Tenant’s knowledge, DELETE FROM INITIAL ESTOPPEL SENT TO TENANT, BUT TENANT MAY INSERT] Tenant is not in default in any of its obligations under the Lease, nor has any event occurred that, with notice or expiration of any applicable grace period, or both, would constitute a default under the Lease.

5.     Tenant has accepted possession of the Leased Premises.  The Lease term commenced on                          .  The Lease term, excluding unexercised renewals and extensions, will terminate on                           .  Tenant has no right to renew extend, or expand the Lease and no right to cancel or reduce the term of the Lease.

6.     Tenant has paid base rent for the Leased Premises for the period up to and including                           , and additional rent as invoiced by Landlord for the Leased Premises (subject to true-up pursuant to the Lease).  The base monthly rent presently payable under the Lease is $              .  The monthly reoccurring additional rent presently payable under the Lease is, in the aggregate, $           per month.  No rent has been paid more than one month in advance, except as expressly provided in the Lease.  Tenant’s security deposit is $               .

7.     Tenant has no present or future right to any free rent, reduction in rent, or any other type of rent concession or to any lease support payments or lease buy-outs.  [To Tenant’s knowledge, DELETE FROM INITIAL ESTOPPEL SENT TO TENANT, BUT TENANT MAY INSERT] no payments are due and payable to Tenant from Landlord.

8.     [To Tenant’s knowledge, DELETE FROM INITIAL ESTOPPEL SENT TO TENANT, BUT TENANT MAY INSERT] all improvements and space required to be furnished by Landlord under the Lease have been completed.  [To Tenant’s knowledge, DELETE FROM INITIAL ESTOPPEL SENT TO TENANT, BUT TENANT MAY INSERT] Landlord has complied with all of its material obligations with respect to the construction, fixturing and equipping of the Leased Premises and all design allowances, construction allowances or other allowances to which Tenant may be entitled under the Lease have been paid in full.

9.     Tenant’s interest in the Lease has not been sublet, assigned or otherwise transferred.

10.  Tenant has no outstanding options or rights of first refusal to purchase the Leased Premises or any part thereof or any real property of which the Leased Premises are a part.

11.  No actions, whether voluntary or otherwise, are pending against Tenant, or to Tenant’s knowledge, threatened against Tenant under the bankruptcy or insolvency laws of the United States or any state thereof.

12.  The current Tenant’s Notice Address for all notices to be given to Tenant under the Lease is set forth above.

At Assignee’ request, Tenant agrees to provide an update to this Certificate within ten (10) days prior to Assignee’ closing on the acquisition of the Property, including the addition of any reasonable modifications thereto as may be requested by any of Assignee’ lenders. [INCLUDE IN INITIAL ESTOPPEL SENT TO TENANT, BUT TENANT MAY DELETE]

[DO NOT INCLUDE IN INITIAL ESTOPPEL SENT TO TENANT, BUT TENANT MAY ADD This certificate does not amend or modify any of the terms, conditions or provisions of the Lease.]

This certificate is being delivered with the knowledge that Landlord, Assignee and Assignee’ mortgage lender and anyone making a loan secured by an assignment of ownership interests in any entity owning the Property, and their respective successors and assigns, will rely upon this certificate in connection with the purchase and financing of the Property.

This certificate is dated as of                      , 2019.

TENANT:

[ ]

By:
Name:
Title:

Dated: , 2019

Exhibit A

List of Documents Constituting the Lease

EXHIBIT I

NON-FOREIGN AFFIDAVIT UNDER INTERNAL REVENUE

CODE SECTION 1445(B)(2)

STATE OF NEW JERSEY	)
) ss:
COUNTY OF HUDSON	)

, being first duly sworn, deposes and states under penalty and perjury:

For U.S. federal income tax purposes (including Section 1445 of the Internal Revenue Code (the “Code”)), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.                               , a                                                  (“Owner”), informs                               , a                                                  (“Buyer”) that withholding of tax is not required upon the disposition of a United States real property interest by                               , a                                                  (“Mack-Cali”), and with the knowledge that Buyer will rely upon the following statements, Owner hereby certifies the following facts to Buyer:

1.             Mack-Cali is a disregarded entity as defined in Treasury Regulations Section 1.1445-2(b)(2)(iii) (“Disregarded Entity”).  Owner is the direct owner of Mack-Cali.

2.             Owner is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and Income Tax Regulations).

3.             Owner’s United States Employer Identification Number is                .

4.             Owner’s office address is:  c/o Mack-Cali Realty Corporation, Harborside 3, 210 Hudson Street, Suite 400, Jersey City, New Jersey 07311.

5.             I am a duly authorized officer of [Mack-Cali Realty Corporation], the general partner of  [Mack-Cali Realty, L.P.], the sole member of  Mack-Cali, the transferor of the property commonly known as                              .

This affidavit is given to the transferee of the property described in paragraph 5 above, for the purpose of establishing and documenting the non-foreign affidavit exemption to the withholding requirement of Section 1445 of the Code.  Owner understands that this affidavit may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Name:
Title:
Subscribed and sworn to before me
this day of , 201

Notary Public

EXHIBIT J

Leasing Commission Agreements

Building	Document/ Agreement	Date	Tenant	Broker
85 Executive Boulevard	Commission Agreement	October 2, 2014	North American Family Institute, Inc.	Rakow Commercial Realty Group, Inc.
	Commission Agreement	January 30, 2015	Authentic Window Design, LLC	Rakow Commercial Realty Group, Inc.
	Commission Agreement	October 8, 2018	Big Apple Collectibles Corp.	Howard Properties, Ltd

EXHIBIT K

ASSIGNMENT AND ASSUMPTION OF MAINTENANCE DECLARATION

THIS ASSIGNMENT AND ASSUMPTION OF MAINTENANCE DECLARATION (this “Assignment”) is made as of                   , 2019 (the “Effective Date”) by and between [PROPERTY OWNER], a                     limited liability company, having an office located c/o Mack-Cali Realty Corporation, Harborside 3, 210 Hudson Street, Suite 400, Jersey City, New Jersey 07311 (“Assignor”), and [                      ], a Delaware limited liability company having an address c/o Robert Martin Company, 100 Clearbrook Road, Elmsford, NY 10523 (“Assignee”).

W I T N E S S E T H:

WHEREAS, the property commonly known as                         (collectively, the “Property”) is affected by that certain                           (collectively, including without limitation all exhibits and schedules attached thereto, the “Declaration”).

WHEREAS, Assignor, Assignor’s sole Member, Mack-Cali Realty L.P., the Brad W. Berger Revocable Trust, Greg Berger, the Robert F. Weinberg 2013 Trust and RFW Management Inc. are parties to that certain OP Unit Redemption Agreement, dated                   , 2019, pursuant to which the Brad W. Berger Revocable Trust, Greg Berger, the Robert F. Weinberg 2013 Trust and RFW Management Inc. have designated Assignee to be the assignee under this Assignment (the “Redemption Agreement”), pursuant to which Assignor shall assign to Assignee all of Assignor’s right, title and interest in and to the Declaration, and Assignee has agreed to accept the assignment of such right, title and interest in and to the Declaration and to assume all of Assignor’s right, title and interest in the Declaration.

NOW, THEREFORE, in consideration of the sum of Ten Dollars, the mutual covenants and conditions herein contained and for other good and valuable consideration, the parties intending to be legally bound, do hereby agree as follows:

1.             Assignor hereby quit claims, assigns, sells, transfers, sets over and conveys to Assignee, its successors and assigns, all of Assignor’s right, title and interest in and to the Declaration from and after the Effective Date, excluding any rights or positions within the respective association which requires the approval or affirmative vote of other members of such association.  Assignee hereby accepts the assignment, sale, transfer and conveyance of Assignor’s foregoing right, title and interest in and to the Declaration and agrees to assume, fulfill, perform and discharge all the various commitments, obligations and liabilities (collectively, “Obligations”) of Assignor under and by virtue of the Declaration arising from and after the Effective Date.

2.             Assignee hereby agrees to indemnify and hold Assignor harmless from all loss, expense or liability (including, without limitation, attorneys’ fees and disbursements) relating to the Obligations accruing from or after the Effective Date.

3.             Assignor hereby agrees to indemnify and hold Assignee harmless from all loss, expense or liability (including, without limitation, attorneys’ fees and disbursements) relating to the Obligations accruing prior to the Effective Date.

4.             This Assignment is made without representation, warranty (express or implied) or recourse of any kind, except as may be expressly provided herein or in the Redemption Agreement.

5.             This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.  This Assignment shall be governed by, and construed under, the laws of the State of New York.

6.             This Assignment may be executed in one or more counterparts, each of which shall be deemed to be an original Assignment, but all of which shall constitute but one and the same Assignment.

IN WITNESS WHEREOF, Assignor and Assignee do hereby execute and deliver this Assignment as of the date and year first above written.

ASSIGNOR:

[PROPERTY OWNER]

By:	Mack-Cali Realty, L.P., its sole member
By:	Mack-Cali Realty Corporation, its general partner

By:
Gary T. Wagner
General Counsel

ASSIGNEE:

[ ]

By:
Name:
Title:

EXHIBIT L

FORM OF DEED

BARGAIN AND SALE DEED WITHOUT

COVENANT AGAINST GRANTOR’S ACTS

THIS INDENTURE, made the   day of                          , 20   from                     L.L.C., a limited liability company organized under the laws of the State of New York and having an address c/o Mack-Cali Realty Corporation, Harborside 3, 210 Hudson Street, Suite 400, Jersey City, NJ 07311 (“Grantor”) to                        , a                          having an address at                               (“Grantee”).

WITNESSETH, that Grantor, in consideration of the sum of TEN ($10.00) DOLLARS and other good and valuable consideration paid by Grantee, does hereby grant and release unto Grantee, the heirs or successors and assigns of Grantee forever,

ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the Town of            , County of Westchester, State of New York, known as             ,          , New York, and more particularly bounded and described on Schedule A annexed hereto and made a part hereof (the “Premises”).

TOGETHER with all right, title and interest, if any, of Grantor in and to any streets and roads abutting the Premises to the center lines thereof; TOGETHER with the appurtenances and all the estate and rights of Grantor in and to the Premises; TO HAVE AND TO HOLD the Premises herein granted, or mentioned and intended so to be, with such right, title and interest, if any, in said streets and roads, and such appurtenances, unto Grantee, the heirs or successors and assigns of Grantee forever.

AND Grantor, in compliance with Section 13 of the Lien Law, covenants that Grantor will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of improvement and will apply the same first to the payment of the cost of improvement before using any part of the total of the same for any other purpose.

AND the Premises being and intended to be the same premises conveyed by deed, dated            ,     , from               to Grantor, recorded in the Office of the Westchester County Clerk, Division of Land Records on            ,      in Liber       page     (the “Preceding Deed”).

AND Grantor is the grantee named in the Preceding Deed.

[END OF PAGE]

IN WITNESS WHEREOF, Grantor has duly executed this deed the day and year first above written.

L.L.C.
By: Mack-Cali Realty, L.P., its sole member
By: Mack-Cali Realty Corporation, its general partner

By:
Gary T. Wagner, General Counsel

ACKNOWLEDGEMENT

STATE OF NEW JERSEY	)
) ss:
COUNTY OF HUDSON	)

On the      day of          ,        before me, the undersigned, personally appeared                    , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

My Commission Expires:

Schedule A

(Description of Land)

BARGAIN AND SALE DEED WITHOUT

COVENANT AGAINST GRANTOR’S ACTS

L.L.C.,

“Grantor”

TO

“Grantee”

WARD:

BLOCK:

LOTS:

COUNTY:  Westchester

TOWN:

STREET ADDRESS:                     - , New York

RETURN BY MAIL TO:

Cohn Birnbaum & Shea P.C.
100 Pearl Street - 12th Floor
Hartford, CT 06103
Attention: Richard J. Shea, Jr., Esq.

EXHIBIT M

OWNER’S AFFIDAVIT

STATE OF NEW JERSEY	)
) ss:
COUNTY OF HUDSON	)

First American Title Insurance Company (“First American”), and its co-insurer(s) (collectively, “Title Company”)

First American title nos.

PROPERTY ADDRESS

Westchester County, New York (the “Property”)

BEFORE ME, the undersigned personally appeared Gary T. Wagner (“Affiant”), General Counsel of Mack-Cali Realty Corporation, the general partner of Mack-Cali Realty, L.P., the sole member of [PROPERTY OWNER] (“Owner”), who first being duly sworn, deposes and says that to his knowledge:

1.             That Affiant is duly authorized to make this affidavit on behalf of Owner.

2.             That there are no individuals or entities in possession of the Property, except pursuant to the Lease documents set forth on the Lease Schedule annexed hereto as Exhibit A or pursuant to recorded documents.

3.             That there has been no work done, services rendered or materials furnished in connection with repairs, improvements, development, construction, removal, alterations, demolition or such similar activity on or incident to the referenced property within 180 days prior to the date of this Affidavit other than that which has been or will be paid in the ordinary course of business by either Owner, a tenant or the grantee.

4.             That Owner has never been declared a bankrupt.

5.             That there are no unrecorded mortgages, encumbrances or easements adversely affecting the Property which are known to the undersigned.

6.             That all food service businesses or establishments at the Property, whether retail or wholesale, cooked or uncooked, are wholly tenant operated or owned and not affiliated with Owner or its principals in any manner whatsoever.

[Signatures on following page]

This affidavit is made for the purpose of inducing the Title Company to issue a title insurance policy in reliance on the statements set forth herein.

[PROPERTY OWNER]
By: Mack-Cali Realty, L.P., its sole member
By: Mack-Cali Realty Corporation, its general partner

By:
Gary T. Wagner, General Counsel

Sworn to and subscribed before me

this day of , 2019

Notary Public

Exhibit A

Lease Schedule

EXHIBIT N

FORM OF ASSOCIATION

ESTOPPEL CERTIFICATE

THIS ESTOPPEL CERTIFICATE (this “Certificate”) is made as of [                 ], 2019 by                                , having an address at                        (the “Association”) in favor of                            , having an address at                                          (“Assignee”) and each of its assigns and transferees and their respective lenders.

RECITALS

A.            A.            Reference is hereby made to the following documents (hereafter collectively referred to as the “Declaration”):  [Insert Declaration and amendments].

B.            [PROPERTY O     WNER] (“MC Owner”), Mack-Cali Realty L.P. (together with MC Owner, “Mack-Cali”), the Brad W. Berger Revocable Trust, Greg Berger, the Robert F. Weinberg 2013 Trust and RFW Management Inc. have entered into that certain OP Unit Redemption Agreement, dated as of [            ], 2019, pursuant to which the Brad W. Berger Revocable Trust, Greg Berger, the Robert F. Weinberg 2013 Trust and RFW Management Inc. have designated Assignee to be the assignee named in this Certificate, by which Mack-Cali agreed to convey to Assignee (or its designee) [                     ] (the “Property”).

C.            The Association has been informed that [              ] (the “Lender”) anticipates making a loan (the “Loan”) to Assignee pursuant to a certain [Loan Agreement] between Assignee and Lender (together with any and all extensions, renewals, substitutions, replacements, amendments, modifications and/or restatements thereof shall collectively be referred to as the “Loan Agreement”), and secured by a certain [Mortgage] (as defined in the Loan Agreement) (the “Mortgage”) encumbering the Property, which Property is subject to the Declaration.

NOW THEREFORE, for good and valuable consideration, with the understanding that Assignee and its lenders will be relying on the statements herein in acquiring and financing the Property, the Association hereby certifies for the benefit of Assignee, and each of its assigns and transferees and their respective lenders, that:

(b)           The Declaration described in Recital A is the Declaration and there are no other understandings, written or oral, with respect to the subject matter set forth therein among [                ] (the “Declarant”) and the Association other than as set forth in the Declaration.

(c)           The Declaration is valid and in full force and effect, and, other than as set forth in Recital A, has not been supplemented, amended, modified or superseded since its original execution, and no other agreements or understandings, written or oral, (other than the Declaration) exist between or among the Declarant and the Association.

(d)           Mack-Cali or Declarant does not owe any fees, dues, charges, and assessments, whether annual, monthly, regular, special or otherwise (collectively, the “Assessments”) and all amounts due by Mack-Cali or Declarant under the Declaration have been paid to date.  The Association has not established and does not expect to establish for the next two (2) calendar years any supplemental assessments or special assessments pursuant to the Declaration.  The Association has not established a

working capital or any other similar type of reserve.  [                       ] paid $[                         ] in Assessments for the year 2018.

(e)           The Association has not proposed any significant capital expenditures for the current or two next succeeding calendar years.

(f)            There are no judgments, suits or claims pending, filed or threatened against the Association.

(g)           To the Association’s knowledge, neither Mack-Cali nor Declarant nor any other parties to the Declaration are in default or in violation of any of their obligations under the Declaration nor has any event occurred that, with the giving of notice, the passage of time or both would constitute a default by Mack-Cali or Declarant (or any other parties to the Declaration) under the Declaration.

(h)           The Association has not received written notice of any pending eminent domain proceedings or other proceedings of any kind affecting the Declaration or any of the Property (as defined in the Declaration) subject to the Declaration.

(i)            The Association is not a party to any loan, credit agreement or other arrangement for any extension of credit, whether funded or to be funded.

(j)            Neither Mack-Cali, the Declarant nor any party to the Declaration has any right of first refusal or option to purchase the Property.

(k)           Lender may, by notice to the Association, require that copies of notices sent by the Association to Assignee be sent contemporaneously to Lender.

(l)            All notices, demands, consents or requests which are either required or desired to be given or furnished hereunder or under the Declaration shall be sent to the Association at the address set forth in the preamble to this Agreement (or to such other address as may be designated by any party hereto in writing to the other parties hereto).

The Association represents and warrants that the signatory executing this Certificate on its behalf is duly authorized to so execute this Certificate.

At Assignee’s request, the Association agrees to provide an update to this Certificate within ten (10) days prior to the ROFO (RM) Parties’ closing on the acquisition of the Property.

This Certificate is being delivered with the knowledge that Assignee and Lender a and their respective successors and assigns, will rely upon this Certificate in connection with the purchase and financing of the Property.  This Certificate and the representations, warranties and covenants contained herein is given with the understanding that this Certificate constitutes a material inducement for Lender in making the Loan to Assignee and that Lender shall rely hereon in making the Loan to Assignee.  This Certificate and the representations, warranties and covenants contained herein may be relied upon by Lender, its successors and assigns and any nationally recognized statistical rating agency rating any securities issued in connection with the Loan or any portion thereof.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Certificate is dated as of                   , 2019.

ASSOCIATION:

[Name]

By:
Name:
Title:

EXHIBIT O

INTENTIONALLY OMITTED

EXHIBIT P

MAJOR TENANT AND SNDA TENANT

Major Tenant:

None

SNDA Tenant:

GROUP 1 - SNDA TENANTS (WHICH ARE MAJOR TENANTS) WITH SNDA REQUIRED BY LEASE - CONDITION TO CLOSE IN TOTAL

PARK	ADDRESS	TENANT	SF	LEASE EXP
		NONE	0
			0

GROUP 2 - SNDA TENANTS (WHICH ARE MAJOR TENANTS) WITH SNDA REQUIRED BY LEASE

PARK	ADDRESS	TENANT	SF	LEASE EXP
		NONE	0
			0

GROUP 3 - SNDA TENANTS (WHICH ARE NON-MAJOR TENANTS) WITH SNDA REQUIRED BY LEASE

PARK	ADDRESS	TENANT	SF	LEASE EXP
SWEP	2 EXECUTIVE PLAZA	EB APPLE LLC	8,000	10/31/2025
			8,000

EXHIBIT Q

ROFO (RM) AFFIDAVIT

STATE OF NEW JERSEY	)
) ss:
COUNTY OF HUDSON	)

First American Title Insurance Company (“First American”), and its co-insurer(s) (collectively, “Title Company”)

First American title nos.

BEFORE ME, the undersigned personally appeared Gary T. Wagner (the “Affiant”), General Counsel of Mack-Cali Realty Corporation (“MCRC”), the general partner of Mack-Cali Realty, L.P. (“MCRLP”), the sole member of [PROPERTY OWNER], a limited liability company organized under the laws of the State of New York and having an address c/o Mack-Cali Realty Corporation, Harborside 3, 210 Hudson Street, Suite 400, Jersey City, NJ 07311 (the “Mack-Cali”), who first being duly sworn, deposes and says that to his knowledge:

1.             That Affiant is duly authorized to make this affidavit on behalf of Mack-Cali.

2.             That Mack-Cali delivered, with respect to the Contribution and Exchange Agreement (RM), a written notice of proposed sale and terms to each ROFO (RM)  Party in accordance with the terms of the ROFO (RM) Rights, which ROFO (RM) Rights are attributable to the properties listed in Exhibit A attached hereto.

3.             That each ROFO (RM) Party, respectively, either provided notice waiving or otherwise failed to timely exercise their respective ROFO (RM) Rights attributable to such properties.

Any defined terms used, but not defined herein, shall have the meanings ascribed to such terms in the OP Unit Redemption Agreement made by and among [PROPERTY OWNER], Mack-Cali Realty, L.P., the Brad W. Berger Revocable Trust, Greg Berger, the Robert F. Weinberg 2013 Trust and RFW Management Inc. dated as of                 , 2019 (the “Agreement”).

[Signatures on following page]

This affidavit is made for the purpose of inducing (x) the purchaser under the Agreement (the “Purchaser”) to close the transactions contemplated thereunder and (y) the Title Company to issue a title insurance policy in reliance on the statements set forth herein and Mack-Cali hereby indemnifies and holds harmless the Purchaser and the Title Company for any claim, cost, loss or damage arising from or in connection with the subject ROFO (RM) Rights described hereinabove.

(“MCRLP”)
By:	Mack-Cali Realty, L.P., its sole member
By:	Mack-Cali Realty Corporation, its general partner

By:
Gary T. Wagner, General Counsel

Sworn to and subscribed before me

this      day of               , 2019

Notary Public

Exhibit A

1. 85 Executive Blvd, Elmsford, NY

2. 2 Executive Plaza, Yonkers, NY

EXHIBIT R

Subordination, Non-Disturbance and Attornment Agreement

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made as of this         day of                     , 20     , which date shall be the effective date of this Agreement, between                                       , a                 (the “Tenant”) and BANK OF AMERICA, N.A., a national banking association, and having its principal offices in Charlotte, North Carolina (together with its successors and/or assigns the “Lender”).

The Tenant is the lessee under the lease described in Exhibit A attached hereto (as the same may from time to time be assigned, subleased, renewed, extended, amended, modified or supplemented, collectively the “Lease”).

The Lender has previously made or is about to make a loan to                                    , a                              or its successor and/or assigns with respect to the landlord’s interest under the Lease (the “Landlord”), evidenced by a promissory note in the original principal amount of approximately $                executed by the Landlord and payable to the Lender and secured by a first priority deed of trust, mortgage or deed to secure debt on certain real and personal property and improvements (the “Premises”), recorded or to be recorded in the appropriate records of                County,                       (the “Security Instrument”).

The Lender has requested the Tenant to confirm the fact that the Lease is subject and subordinate to the Security Instrument.

The Tenant is willing to confirm the subordination of the Lease, provided it obtains assurance from the Lender that its possession of the premises demised under the Lease (the “Demised Premises), which Demised Premises is all or a portion of the Premises, and its right to use any common areas will not be disturbed by reason of or in the event of the foreclosure of the Security Instrument.

The Lender is willing to give such assurance.

NOW, THEREFORE, for and in consideration of the mutual agreements herein contained and other good and valuable consideration, the parties hereto do hereby mutually covenant and agree as follows:

1.             The Tenant hereby subordinates the Lease and all terms and conditions contained therein and all rights, options, liens and charges created thereby to the Security Instrument and the lien thereof, and to all present or future advances under the obligations secured thereby and to all renewals, extensions, amendments, modifications and/or supplements of same, to the full extent of all amounts secured thereby from time to time.

2.             So long as no event of default on the part of the Tenant under the Lease shall exist which would entitle the Landlord to terminate the Lease, or if such an event of default shall exist, so long as the Tenant’s time to cure the default shall not have expired, the term of the Lease shall not be terminated or modified in any respect whatsoever and the Tenant’s right of possession to the Demised Premises and its rights in and to any common areas and its other rights arising out of the Lease will all be fully recognized and protected by the Lender and shall not be disturbed, canceled, terminated or otherwise affected by reason of the Security Instrument or any action or proceeding instituted by the Lender to foreclose the Security Instrument, or any extension, renewal, consolidation or replacement of same, irrespective of whether the Tenant shall have been joined in any action or proceeding.

3.             In the event that the Lender takes possession of the Premises, either as the result of foreclosure of the Security Instrument or accepting a deed to the Premises in lieu of foreclosure, or otherwise, or the Premises shall be purchased at such a foreclosure by a third party, the Tenant shall attorn to the Lender or such third party and recognize the Lender or such third party as its landlord under the Lease, and the Lender or such third party will recognize and accept the Tenant as its tenant thereunder, whereupon, the Lease shall continue in full force and effect as a direct lease between the Lender or such third party and the Tenant for the full term thereof, together with all extensions and renewals thereof, and the Lender or such third party shall thereafter assume and perform all of the Landlord’s obligations, as the landlord under the Lease with the same force and effect as if the Lender or such third party were originally named therein as the Landlord; provided, however, that the Lender or such third party shall not be:

(a)           liable for any act or omission of any prior landlord (including the Landlord), except to the extent the Lender was furnished notice and opportunity to cure the same in accordance with the provisions of this Agreement prior to taking possession of such Premises; or

(b)           subject to any offsets or defenses which the Tenant might have against any prior landlord (including the Landlord), except to the extent the Lender was furnished notice and opportunity to cure the same in accordance with the provisions of this Agreement prior to taking possession of such Premises; or

(c)           bound by any rent or additional rent which the Tenant might have paid for more than two (2) months in advance to any prior landlord (including the Landlord); or

(d)           bound by any amendment or modification of the Lease not consented to in writing by the Lender.

4.             Notwithstanding anything to the contrary in this Agreement or otherwise, in the event the Lender or a third party takes possession of the Premises as provided in paragraph 3 above, the liability of the Lender or such third party under the Lease shall be limited to the Lender’s or such third parties, as the case may be, interest in the Premises, and upon any assignment or other transfer of the Lender’s or such third-party’s interest in the Premises, the Lender or such third party, as applicable, shall be discharged and released from any obligation or liability under the Lease arising or accruing after the date of such assignment or transfer.

5.             Tenant agrees not to subordinate the Lease to any other lien or encumbrance which (i) affects the Premises under the Lease, or any part thereof, or (ii) is junior to the Security Instrument, without the express written consent of the Lender, and any such subordination or any such attempted subordination or agreement to subordinate without such consent of Lender, shall be void and of no force and effect.

6.             Tenant agrees to provide copies of all notices given Landlord under the Lease to Lender at the following address:

Lender:	Bank of America Merrill Lynch
Real Estate Structured Finance Servicing
NC1-026-06-01
900 West Trade Street, Suite 650
Charlotte, North Carolina 28255
Telephone: (866) 531-0957
Telecopy: (704) 317-0771

or to such other address as Lender shall designate in writing; and all such notices shall be in writing and shall be considered as properly given if (i) mailed to the addressee by first class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) by delivering same in person to the addressee, or (iii) by delivery to a third party commercial delivery service for same day or next day delivery to the office of the addressee with proof of delivery; any notice so given shall be effective, as applicable, upon (a) the third (3rd) day following the day such notice is deposited with the United States mail, (b) delivery to the addressee, or (c) upon delivery to such third party delivery service; and any notice given in any other manner shall be effective only if and when received by the addressee.

7.             In the event Landlord shall fail to perform or observe any of the terms, conditions or agreements in the Lease, Tenant shall give written notice thereof to Lender and Lender shall have the right (but not the obligation) to cure such default.  Tenant shall not take any action with respect to such default under the Lease (including without limitation any action in order to terminate, rescind or avoid the Lease or to withhold any rent or other monetary obligations thereunder) for a period of thirty (30) days following receipt of such written notice by Lender; provided, however, that in the case of any default which cannot with diligence be cured within such thirty (30) day period, if Lender shall proceed promptly to cure such default and thereafter prosecute the curing of such default with diligence and continuity, then the time within which such default may be cured shall be extended for such period as may be necessary to complete the curing of such default with diligence and continuity.

8.             Nothing contained in this Agreement shall in any way impair or affect the lien created by the Security Instrument, except as specifically set forth herein.

9.             This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of the Lender to a party that assumes the Lender’s obligations and liabilities hereunder, all obligations and liabilities of the Lender under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom the Lender’s interest is assigned or transferred.

10.          In the event of any litigation or other legal proceeding arising between the parties to this Agreement, whether relating to the enforcement of a party’s rights under this Agreement or otherwise, the prevailing party shall be entitled to receive its reasonable attorney’s fees and costs of suit from the non-prevailing party in such amount as the court shall determine.

WITNESS/ATTEST:	TENANT:

WITNESS/ATTEST:	By:
Name:
Title:

WITNESS/ATTEST:
LENDER:

BANK OF AMERICA, N.A., a national banking association

WITNESS/ATTEST:	By:
Name:
Title:

STATE OF

COUNTY OF

I,                          , a Notary Public of the County and State aforesaid, certify that                             , personally came before me this day and acknowledged that (s)he is a                           of                                          , the                      of                                                         , that executed the foregoing instrument, and acknowledged to me that the same was the act of the said                   , and that (s)he executed the same as the act of such                    for the purposes and consideration therein expressed and in the capacity therein stated.

WITNESS my hand and official stamp or seal, this        day of                  , 20   .

Notary Public

My Commission Expires:

(Notary Seal)

STATE OF

COUNTY OF

I,                          , a Notary Public of the County and State aforesaid, certify that                             , personally came before me this day and acknowledged that (s)he is a                      of Bank of America, N.A., a national banking association, that executed the foregoing instrument, and acknowledged to me that the same was the act of the said association, and that (s)he executed the same as the act of such association for the purposes and consideration therein expressed and in the capacity therein stated.

WITNESS my hand and official stamp or seal, this        day of             , 20   .

Notary Public

My Commission Expires:

(Notary Seal)

EXHIBIT A

LEASE

That certain                                   , dated as of                  , by and between                                           , as tenant, and                                        , as landlord, relating to the Premises generally described as                                                                                            , as assigned, subleased, renewed, extended, amended, modified or supplemented from time to time.

[Intentionally Omitted]